                                                   Filed Pursuant to Rule 424B5
                                              Registration File No.: 333-122688

  PROSPECTUS SUPPLEMENT DATED JUNE 23, 2005 (TO PROSPECTUS DATED MAY 2, 2005)

                                 $614,026,000

                    RESIDENTIAL ASSET SECURITIES CORPORATION
                                   DEPOSITOR

                          RASC SERIES 2005-EMX2 TRUST
                                    ISSUER

                        RESIDENTIAL FUNDING CORPORATION
                                MASTER SERVICER

          HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
                               SERIES 2005-EMX2

OFFERED CERTIFICATES

     The trust will consist primarily of a pool of one- to four-family first and junior lien mortgage loans. The trust will issue four classes of senior certificates, the Class A Certificates, and nine classes of subordinate certificates, the Class M Certificates, that are offered under this prospectus supplement.

CREDIT ENHANCEMENT

      Credit enhancement for the offered certificates consists of:

      o excess cash flow and overcollateralization;

      o a swap agreement for the Class A Certificates and Class M Certificates;
        and

      o subordination provided to the Class A Certificates by the Class M
        Certificates and the Class B Certificates, and subordination provided to the Class M Certificates by each class of Class M Certificates with a lower payment priority and the Class B Certificates.

-------------------------------------------------------------------------------
 YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-13 IN THIS
 PROSPECTUS SUPPLEMENT.
-------------------------------------------------------------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR
DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR
ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS
UNLAWFUL.

     The underwriters identified below will offer the offered certificates to the public, at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the offered certificates will be approximately 99.75% of the certificate principal balance of the offered certificates, before deducting expenses.

GMAC RFC SECURITIES                              BANC OF AMERICA SECURITIES LLC

                  (Joint Lead Managers and Joint Book Runners)

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

          We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

     o    the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

     o    this prospectus supplement, which describes the specific terms of your series of certificates.

          If the description of your certificates in this prospectus supplement differs from the related description in the accompanying prospectus, you should rely on the information in this prospectus supplement.

          The depositor's principal offices are located at 8400 Normandale Lake
Boulevard, Suite 250, Minneapolis, Minnesota 55437 and its telephone number is
(952) 857-7000.

                                       S-2

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                           -----

                                       S-3

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                                     SUMMARY

The following summary is a very general overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand the terms of the offered certificates, you should read carefully this entire document and the prospectus.

Issuer or Trust...............   RASC Series 2005-EMX2 Trust.

Title of the offered
certificates..................   Home Equity Mortgage Asset-Backed Pass-Through
                                 Certificates, Series 2005-EMX2.

Depositor.....................   Residential Asset Securities Corporation, an
                                 affiliate of Residential Funding Corporation.

Master servicer and Seller....   Residential Funding Corporation.

Originator and Subservicer....   Mortgage Lenders Network USA, Inc.

Trustee.......................   U.S. Bank National Association.

Swap Counterparty.............   Barclays Bank PLC.

Mortgage pool.................   4,236 fixed and adjustable-rate first and
                                 junior lien mortgage loans with an aggregate
                                 principal balance of approximately $641,955,156
                                 as of the close of business on the day prior to
                                 the cut-off date.

Cut-off date..................   June 1, 2005.

Closing date..................   On or about June 29, 2005.

Distribution dates............   On the 25th of each month or, if the 25th is
                                 not a business day, on the next business day,
                                 beginning in July 2005.

Form of offered certificates..   Book-entry.

                                 See "Description of the
                                 Certificates--Book-Entry Registration of the
                                 Offered Certificates" in this prospectus
                                 supplement.

Minimum denominations.........   Class A, Class M-1, Class M-2 and Class M-3
                                 Certificates: $25,000.

                                 Class M-4, Class M-5, Class M-6, Class M-7,
                                 Class M-8 and Class M-9 Certificates: $250,000.

--------------------------------------------------------------------------------

                                      S-4

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ERISA Considerations..........   None of the offered certificates are expected
                                 to be considered eligible for purchase by
                                 persons investing assets of employee benefit
                                 plans or individual retirement accounts.

                                 See "ERISA Considerations" in this prospectus
                                 supplement and in the accompanying prospectus.

Legal investment..............   The offered certificates will NOT be "mortgage
                                 related securities" for purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984.

                                 See "Legal Investment" in this prospectus
                                 supplement and "Legal Investment Matters" in
                                 the prospectus.

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                                      S-5



--------------------------------------------------------------------------------------------------------
                                          OFFERED CERTIFICATES
--------------------------------------------------------------------------------------------------------
        PASS-THROUGH   INITIAL CERTIFICATE   INITIAL RATING                             FINAL SCHEDULED
CLASS       RATE        PRINCIPAL BALANCE     (MOODY'S/S&P)       DESIGNATIONS         DISTRIBUTION DATE
--------------------------------------------------------------------------------------------------------

CLASS A CERTIFICATES:
--------------------------------------------------------------------------------------------------------
 A-1     Adjustable         $269,511,000         Aaa/AAA      Senior/Adjustable Rate        June 2024
--------------------------------------------------------------------------------------------------------
 A-2     Adjustable         $ 77,956,000         Aaa/AAA      Senior/Adjustable Rate       March 2028
--------------------------------------------------------------------------------------------------------
 A-3     Adjustable         $118,191,000         Aaa/AAA      Senior/Adjustable Rate      October 2033
--------------------------------------------------------------------------------------------------------
 A-4     Adjustable         $ 35,066,000         Aaa/AAA      Senior/Adjustable Rate       July 2035
--------------------------------------------------------------------------------------------------------
Total Class A Certificates: $500,724,000
--------------------------------------------------------------------------------------------------------
CLASS M CERTIFICATES:
--------------------------------------------------------------------------------------------------------
 M-1     Adjustable         $ 23,431,000         Aa1/AA+            Mezzanine/             July 2035
                                                                 Adjustable Rate
--------------------------------------------------------------------------------------------------------
 M-2     Adjustable         $ 21,184,000          Aa2/AA           Mezzanine/              July 2035
                                                                 Adjustable Rate
--------------------------------------------------------------------------------------------------------
 M-3     Adjustable         $ 12,839,000          Aa3/AA           Mezzanine/              July 2035
                                                                 Adjustable Rate
--------------------------------------------------------------------------------------------------------
 M-4     Adjustable         $ 11,234,000          A1/AA-           Mezzanine/              July 2035
                                                                 Adjustable Rate
--------------------------------------------------------------------------------------------------------
 M-5     Adjustable         $ 10,592,000          A2/A+            Mezzanine/              July 2035
                                                                 Adjustable Rate
--------------------------------------------------------------------------------------------------------
 M-6     Adjustable         $  9,950,000           A3/A             Mezzanine/             July 2035
                                                                 Adjustable Rate
--------------------------------------------------------------------------------------------------------
 M-7     Adjustable         $  9,308,000        Baa1/BBB+          Mezzanine/              July 2035
                                                                 Adjustable Rate
--------------------------------------------------------------------------------------------------------
 M-8     Adjustable         $  8,345,000         Baa2/BBB           Mezzanine/             July 2035
                                                                 Adjustable Rate
--------------------------------------------------------------------------------------------------------
 M-9     Adjustable         $  6,419,000        Baa3/BBB-          Mezzanine/              July 2035
                                                                 Adjustable Rate
--------------------------------------------------------------------------------------------------------
Total Class M Certificates: $113,302,000
--------------------------------------------------------------------------------------------------------
Total Offered Certificates: $614,026,000
--------------------------------------------------------------------------------------------------------
                                        NON-OFFERED CERTIFICATES
--------------------------------------------------------------------------------------------------------
  B      Adjustable         $  6,419,000         Ba1/BB+           Subordinate/            July 2035
                                                                 Adjustable Rate
--------------------------------------------------------------------------------------------------------
  SB         N/A            $ 21,510,156           N/A            Subordinate                 N/A
--------------------------------------------------------------------------------------------------------
 R-I         N/A                N/A                N/A             Residual                   N/A
--------------------------------------------------------------------------------------------------------
 R-II        N/A                N/A                N/A             Residual                   N/A
--------------------------------------------------------------------------------------------------------
Total non-offered           $ 27,929,156
certificates:
--------------------------------------------------------------------------------------------------------
Total offered and           $641,955,156
non-offered certificates:
--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                       S-6

--------------------------------------------------------------------------------

OTHER INFORMATION:

The pass-through rate on each class of Class A Certificates, Class M
Certificates and Class B Certificates will be the lesser of:

     o    a per annum rate equal to one-month LIBOR plus the related margin;

     o    14.000% per annum; and

     o    the weighted average of the net mortgage rates of the mortgage loans, adjusted to an actual over 360-day rate.

    RELATED MARGIN
---------------------
CLASS    (1)     (2)
-----   -----   -----
 A-1    0.100%  0.100%
 A-2    0.160%  0.160%
 A-3    0.270%  0.540%
 A-4    0.370%  0.740%
 M-1    0.480%  0.720%
 M-2    0.510%  0.765%
 M-3    0.520%  0.780%
 M-4    0.650%  0.975%
 M-5    0.700%  1.050%
 M-6    0.750%  1.125%
 M-7    1.280%  1.920%
 M-8    1.400%  2.100%
 M-9    1.800%  2.700%
  B     2.500%  3.750%

----------
(1)  Initially.

(2)  On and after the second distribution date after the first possible optional termination date.

--------------------------------------------------------------------------------

                                       S-7

--------------------------------------------------------------------------------

THE TRUST

The depositor will establish a trust with respect to the Series 2005-EMX2
Certificates. On the closing date, the depositor will deposit the pool of mortgage loans described in this prospectus supplement into the trust. In addition, the trust will enter into a swap agreement for the benefit of the
Class A, Class M and Class B Certificates. Each certificate will represent a partial ownership interest in the trust.

THE MORTGAGE POOL

The mortgage loans to be deposited into the trust will consist of fixed-rate and adjustable-rate first and junior lien mortgage loans. The mortgage loans to be deposited into the trust will have the following characteristics as of the cut-off date:

--------------------------------------------------------------------------------
                                                                       WEIGHTED
                                                             RANGE      AVERAGE
                                                          ----------   --------
Principal balance                                          $9,918 to   $151,547*
                                                           $750,000
Mortgage rate                                              5.000% to     7.1825%
                                                            13.250%
Remaining term to stated maturity (months)                113 to 360        340

* Principal balance is an average.
--------------------------------------------------------------------------------

The interest rate on each adjustable rate mortgage loan will adjust on each adjustment date to equal the sum of the related index and the related note margin on the mortgage note, subject to periodic rate caps and a maximum and minimum interest rate, as described in this prospectus supplement.

The mortgage loans were originated using less restrictive underwriting standards than the underwriting standards applied by some other first and junior lien mortgage loan purchase programs, including other programs of Residential Funding
Corporation, referred to in this prospectus supplement as Residential Funding, and the programs of Fannie Mae and Freddie Mac.

See "Risk Factors--Risks Associated with the Mortgage Loans" in this prospectus supplement.

For additional information regarding the mortgage pool, see "Description of the
Mortgage Pool" in this prospectus supplement.

PAYMENTS ON THE OFFERED CERTIFICATES

AMOUNT AVAILABLE FOR MONTHLY DISTRIBUTION. On each distribution date, the trustee will make distributions to investors. The amounts available for distribution will include:

o    collections of monthly payments on the mortgage loans, including prepayments and other unscheduled collections; plus

o    advances for delinquent payments on the mortgage loans; minus

o    net swap payments payable to the swap counterparty and net swap termination payments not due to a swap counterparty trigger event; minus

o    fees and expenses of the subservicers and the master servicer for the mortgage loans, including reimbursement for advances.

See "Description of the Certificates--Glossary of Terms--Available Distribution
Amount" in this prospectus supplement.

PRIORITY OF PAYMENTS. Payments to the certificateholders will be made from the available distribution amount as follows:

o    distribution of interest to the certificates; and

o    distribution of principal collections as principal distributions to the certificates.

The remaining amounts will be distributed for the following purposes in the amounts and priority set forth under "Description of the Certificates--Excess
Cash Flow and Overcollateralization" in this prospectus supplement:

o    distribution of principal to cover some realized losses;

--------------------------------------------------------------------------------

                                       S-8

--------------------------------------------------------------------------------

o    distribution of additional principal until the applicable required level of overcollateralization is reached;

o    payment in respect of prepayment interest shortfalls for that distribution date and remaining unpaid from prior distribution dates;

o    payment in respect of basis risk shortfall carry-forward amounts;

o    payment in respect of shortfalls due to the Servicemembers Civil Relief Act for that distribution date;

o    payment in respect of the principal portion of any realized losses previously allocated thereto that remain unreimbursed;

o    payment to the swap counterparty in respect of any termination payment triggered by a swap termination event; and

o    distribution of any remaining funds to the Class SB and Class R
     Certificates.

See "Description of the Certificates--Interest Distributions," "--Principal
Distributions" and "--Excess Cash Flow and Overcollateralization" in this prospectus supplement.

INTEREST DISTRIBUTIONS. The amount of interest owed to each class of Class A,
Class M and Class B Certificates on each distribution date will equal:

o    the pass-through rate for that class of certificates; multiplied by

o    the certificate principal balance of that class of certificates as of the day immediately prior to the related distribution date; multiplied by

o    the actual number of days in the related interest accrual period divided by
     360; minus

o    the share of some types of interest shortfalls allocated to that class.

See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

ALLOCATIONS OF PRINCIPAL. Principal distributions on the certificates will be made primarily from principal payments on the mortgage loans as described in this prospectus supplement.

In addition, the Class A, Class M and Class B Certificates will receive a distribution of principal to the extent of any excess cash flow from the mortgage loans available to cover losses and then, to increase the amount of overcollateralization until the required level of overcollateralization is reached, to the extent described in this prospectus supplement.

See "Description of the Certificates--Principal Distributions" and "--Excess
Cash Flow and Overcollateralization" in this prospectus supplement.

CREDIT ENHANCEMENT

The credit enhancement for the benefit of the offered certificates consists of:

EXCESS CASH FLOW. Because more interest with respect to the mortgage loans is payable by the mortgagors than is expected to be necessary to pay the interest on the Class A, Class M and Class B Certificates each month and related expenses, there may be excess cash flow with respect to the mortgage loans. Some of this excess cash flow may be used to protect the Class A, Class M and Class B
Certificates against some realized losses by making an additional payment of principal up to the amount of the realized losses or by reimbursing the principal portion of any realized losses previously allocated to the certificates that remain unreimbursed to the extent of available funds as described in this prospectus supplement.

--------------------------------------------------------------------------------

                                       S-9

--------------------------------------------------------------------------------

OVERCOLLATERALIZATION. On the closing date, the trust will issue an aggregate principal amount of certificates which is less than the aggregate principal balance of the mortgage loans as of the cut-off date. In addition, on each distribution date, to the extent not used to cover realized losses, excess cash flow will be used to pay principal to the Class A, Class M and Class B
Certificates to the extent required to maintain the required level of overcollateralization, further reducing the aggregate certificate principal balances of those certificates below the aggregate principal balance of the mortgage loans. The excess amount of the aggregate principal balance of the mortgage loans represents overcollateralization, which may absorb some losses on the mortgage loans, if not covered by excess cash flow. This allocation of excess cash flow to pay principal on the Class A, Class M and Class B
Certificates will reduce the principal balance of the Class A, Class M and Class
B Certificates faster than the principal balance of the mortgage loans, until the required level of overcollateralization is reached.

SUBORDINATION. If the Class B Certificates remain outstanding, losses on the mortgage loans which are not covered by the swap agreement, excess cash flow or overcollateralization will be allocated to the class of Class B Certificates, and the other classes of certificates will not bear any portion of such losses.
If none of the Class B Certificates are outstanding and the Class M Certificates remain outstanding, all such losses will be allocated to the Class M
Certificates with the lowest payment priority, and the other classes of certificates will not bear any portion of such losses. If none of the Class B
Certificates are outstanding and none of the Class M Certificates are outstanding, all such losses will be allocated to the Class A Certificates as described in this prospectus supplement.

SWAP AGREEMENT. The holders of the Class A, Class M and Class B Certificates will benefit from a swap agreement. On each distribution date, the trust will be obligated to make fixed payments, and the swap counterparty will be obligated to make floating payments, in each case as set forth in the swap agreement and as described in this prospectus supplement. To the extent that the fixed payment exceeds the floating payment on any distribution date, amounts otherwise available to certificateholders will be applied to make a net payment to the swap counterparty. To the extent that the floating payment exceeds the fixed payment on any distribution date, the swap counterparty will make a net swap payment to the trust which may be used to cover certain interest shortfalls, basis risk shortfall carry-forward amounts and losses on the mortgage loans as described in this prospectus supplement.

Upon early termination of the swap agreement, the trust or the swap counterparty may be liable to make a swap termination payment to the other party (regardless of which party has caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement. In the event that the trust is required to make a swap termination payment to the swap counterparty, that amount will be paid by the trust on the related distribution date and on any subsequent distribution dates until paid in full, prior to any distribution to the Class A, Class M and Class B Certificates,
except for certain swap termination payments resulting from an event of default by or certain termination events with respect to the swap counterparty as described in this prospectus supplement, for which payments by the trust to the swap counterparty will be subordinated to all distributions to the Class A,
Class M and Class B Certificates. The swap agreement will terminate after the distribution date in October 2008.

Except as described in the second preceding sentence, amounts payable by the trust to the swap counterparty will be deducted from available funds before distribution to certificateholders.

See "The Swap Counterparty" and "Description of the Certificates--The Swap
Agreement" in this prospectus supplement.

--------------------------------------------------------------------------------

                                      S-10

--------------------------------------------------------------------------------

ADVANCES

With respect to any month, if the master servicer does not receive the full scheduled payment on a mortgage loan, the master servicer will advance its own funds to cover that shortfall. However, the master servicer will make an advance only if it determines that the advance will be recoverable from future payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in this prospectus supplement.

OPTIONAL TERMINATION

On any distribution date on which the aggregate stated principal balance of the mortgage loans after giving effect to distributions to be made on that distribution date is less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date, the master servicer may, but will not be required to:

o    purchase from the trust all of the remaining mortgage loans and cause an early retirement of the certificates;

          or

o    purchase all of the certificates.

The optional termination price paid by the master servicer will also include (i)
certain amounts owed by Residential Funding as seller of the mortgage loans, under the terms of the agreement pursuant to which Residential Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination, and (ii) any swap termination payment payable to the swap counterparty then remaining unpaid or which is due as a result of the exercise of such option.

An optional purchase of any class of certificates will cause the outstanding certificate principal balance of those certificates to be paid in full with accrued interest.

See "Pooling and Servicing Agreement--Termination" in this prospectus supplement and "The Pooling and Servicing Agreement--Termination; Retirement of
Certificates" in the prospectus.

RATINGS

When issued, the offered certificates will receive the ratings listed on page
S-6 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold a security and may be changed or withdrawn at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See "Ratings" in this prospectus supplement.

LEGAL INVESTMENT

The offered certificates will NOT be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. You should consult your legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

See "Legal Investment" in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions.

ERISA CONSIDERATIONS

Sales of the Class A Certificates and Class M Certificates to persons investing assets of employee benefit plans or individual retirement accounts are prohibited. If you invest in a Class A Certificate or Class M Certificate, you will be deemed to represent that you are not an employee benefit plan or an individual retirement account and are not investing assets of an employee benefit plan or an individual retirement account.

See "ERISA Considerations" in this prospectus supplement and in the prospectus.

--------------------------------------------------------------------------------

                                      S-11

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TAX STATUS

For federal income tax purposes, the depositor will elect to treat the trust, exclusive of the swap account and the swap agreement, as two REMICs. The offered certificates will each represent ownership of a regular interest in a REMIC. The offered certificates generally will be treated as debt instruments for federal income tax purposes. Offered certificateholders will be required to include in income all interest and original issue discount, if any, on their certificates in accordance with the accrual method of accounting regardless of the certificateholder's usual method of accounting. For federal income tax purposes, the residual certificates will represent the sole residual interest in each
REMIC.

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax
Consequences" in this prospectus supplement and in the prospectus.

--------------------------------------------------------------------------------

                                      S-12

                                  RISK FACTORS

          The offered certificates are not suitable investments for all investors. In particular, you should not purchase the offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with the offered certificates.

          The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

          You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

RISKS ASSOCIATED WITH THE MORTGAGE LOANS

THE RETURN ON YOUR               Losses on the mortgage loans may occur due to a
CERTIFICATES MAY BE AFFECTED     wide variety of causes, including a decline in
BY LOSSES ON THE MORTGAGE        real estate values and adverse changes in the
LOANS, WHICH COULD OCCUR DUE     borrower's financial condition. A decline in
TO A VARIETY OF CAUSES           real estate values or economic conditions
                                 nationally or in the regions where the
                                 mortgaged properties are located may increase
                                 the risk of losses on the mortgage loans.

UNDERWRITING STANDARDS MAY       The mortgage loans have been originated using
AFFECT THE RISK OF LOSS ON THE   underwriting standards that are less
MORTGAGE LOANS                   restrictive than the underwriting requirements
                                 used as standards for other first and junior
                                 lien mortgage loan purchase programs, including
                                 other programs of Residential Funding and the
                                 programs of Fannie Mae and Freddie Mac.
                                 Applying less restrictive underwriting
                                 standards creates additional risks that losses
                                 on the mortgage loans will be allocated to
                                 certificateholders.

                                 Examples include:

                                 o    mortgage loans made to borrowers having
                                      imperfect credit histories;

                                 o    mortgage loans where the amount of the
                                      loan at origination is 80% or more of the
                                      value of the mortgaged property;

                                 o    mortgage loans made to borrowers with low
                                      credit scores;

                                 o    mortgage loans made to borrowers who have
                                      other debt that represents a large portion
                                      of his or her income; and

                                 o    mortgage loans made to borrowers whose
                                      income is not required to be disclosed or
                                      verified.

                                 The foregoing characteristics of the mortgage
                                 loans may adversely affect the performance of
                                 the mortgage pool and the value of the offered
                                 certificates as compared to other mortgage
                                 pools and other series of mortgage pass-through
                                 certificates issued by the depositor and its
                                 affiliates.

                                      S-13

                                 Investors should note that approximately 34.5%
                                 of the cut-off date principal balance of the
                                 mortgage loans were made to borrowers that had
                                 credit scores of less than 600, excluding
                                 credit scores that were not available.

                                 To the best of the depositor's knowledge, none
                                 of the mortgage loans that have a loan-to-value
                                 ratio, or combined loan-to-value ratio with
                                 respect to mortgage loans that are secured by
                                 junior liens, at origination in excess of 80%,
                                 are insured by a borrower-paid, primary
                                 mortgage insurance policy. Approximately 55.7%
                                 of the mortgage loans have a loan-to-value
                                 ratio, or combined loan to-value ratio with
                                 respect to mortgage loans that are secured by
                                 junior liens, at origination in excess of 80%.

SOME OF THE MORTGAGE LOANS       Approximately 5.6% of the cut-off date
PROVIDE FOR LARGE PAYMENTS AT    principal balance of the mortgage loans are not
MATURITY.                        fully amortizing over their terms to maturity
                                 and, thus, will require substantial principal
                                 payments, sometimes called a balloon amount, at
                                 their stated maturity. Mortgage loans which
                                 require payment of a balloon amount involve a
                                 greater degree of risk because the ability of a
                                 mortgagor to pay a balloon amount typically
                                 will depend upon the mortgagor's ability either
                                 to timely refinance the loan or to sell the
                                 related mortgaged property. See "Description of
                                 the Mortgage Pool" in this prospectus
                                 supplement.

SOME OF THE MORTGAGE LOANS ARE   Approximately 7.9% of the cut-off date
SECURED BY JUNIOR LIENS          principal balance of the mortgage loans are
                                 junior in priority to other loans which may or
                                 may not be included in the trust. If a property
                                 is liquidated after default by a borrower,
                                 there may not be enough proceeds to pay both
                                 the first lien mortgage loan and the junior
                                 lien mortgage loan. In that case, the trust, as
                                 holder of the junior lien mortgage loan, would
                                 suffer a loss.

THE RETURN OF THE OFFERED        One risk associated with investing in
CERTIFICATES MAY BE              mortgage-backed securities is created by any
PARTICULARLY SENSITIVE TO        concentration of the related properties in one
CHANGES IN REAL ESTATE MARKETS   or more specific geographic regions.
IN SPECIFIC REGIONS.             Approximately 10.7% of the mortgage loans are
                                 located in Florida. If the regional economy or
                                 housing market weakens in Florida or in any
                                 other region having a significant concentration
                                 of properties underlying the mortgage loans,
                                 the mortgage loans in that region may
                                 experience high rates of loss and delinquency
                                 resulting in losses to the offered
                                 certificateholders. A region's economic
                                 condition and housing market may be adversely
                                 affected by a variety of events, including
                                 natural disasters such as earthquakes,
                                 hurricanes, floods and eruptions, civil
                                 disturbances such as riots, disruptions such as
                                 ongoing power outages, or hostilities such as
                                 terrorist actions or acts of war.

                                      S-14

LIMITED OBLIGATIONS

PAYMENTS ON THE MORTGAGE LOANS   Credit enhancement includes excess cash flow,
AND THE OTHER ASSETS OF THE      overcollateralization, the swap agreement, and
TRUST ARE THE SOLE SOURCE OF     with respect to the Class A Certificates, the
DISTRIBUTIONS ON YOUR            subordination provided by the Class M and Class
CERTIFICATES.                    B Certificates, and with respect to the Class M
                                 Certificates, the subordination provided by any
                                 Class M Certificates with a lower payment
                                 priority and the Class B Certificates, in each
                                 case as described in this prospectus
                                 supplement. Therefore, if there is no excess
                                 cash flow, the amount of overcollateralization
                                 is reduced to zero and there are no amounts
                                 available under the swap agreement, subsequent
                                 losses generally will be allocated to the Class
                                 B Certificates until the certificate principal
                                 balance of such class has been reduced to zero.
                                 If the certificate principal balance of the
                                 Class B Certificates is reduced to zero,
                                 subsequent losses generally will be allocated
                                 to the most subordinate Class M Certificates,
                                 in each case until the certificate principal
                                 balance of such class has been reduced to zero.
                                 If none of the Class B Certificates are
                                 outstanding, and none of the Class M
                                 Certificates are outstanding subsequent losses
                                 generally will be allocated to the Class A
                                 Certificates as described in this prospectus
                                 supplement.

                                 None of the depositor, the master servicer or
                                 any of their affiliates will have any
                                 obligation to replace or supplement the credit
                                 enhancement, or to take any other action to
                                 maintain any rating of the offered
                                 certificates. If any losses are incurred on the
                                 mortgage loans that are not covered by the
                                 credit enhancement, the holders of the offered
                                 certificates will bear the risk of these
                                 losses.

                                 See "Description of the
                                 Certificates--Allocation of Losses" in this
                                 prospectus supplement.

LIQUIDITY RISKS

YOU MAY HAVE TO HOLD YOUR        A secondary market for your certificates may
CERTIFICATES TO MATURITY IF      not develop. Even if a secondary market does
THEIR MARKETABILITY IS           develop, it may not continue, or it may be
LIMITED.                         illiquid. Neither the underwriters nor any
                                 other person will have any obligation to make a
                                 secondary market in your certificates.
                                 Illiquidity means you may not be able to find a
                                 buyer to buy your certificates readily or at
                                 prices that will enable you to realize a
                                 desired yield. Illiquidity can have an adverse
                                 effect on the market value of the offered
                                 certificates.

                                 Any class of offered certificates may
                                 experience illiquidity, although generally
                                 illiquidity is more likely for classes that are
                                 especially sensitive to prepayment, credit or
                                 interest rate risk, or that have been
                                 structured to meet the investment requirements
                                 of limited categories of investors.

WITHDRAWAL OR DOWNGRADING OF     A security rating is not a recommendation to
INITIAL RATINGS WILL LIKELY      buy, sell or hold securities. Similar ratings
REDUCE THE PRICES FOR            on different types of securities do not
CERTIFICATES.                    necessarily mean the same thing. We recommend
                                 that you analyze the significance of each
                                 rating independently from any other rating. Any
                                 rating agency may change its rating of the
                                 offered certificates after the offered
                                 certificates are issued if that rating agency
                                 believes that circumstances have changed.

                                      S-15

                                 Any subsequent withdrawal or downgrade in
                                 rating will likely reduce the price that a
                                 subsequent purchaser will be willing to pay for
                                 the offered certificates.

SPECIAL YIELD AND PREPAYMENT CONSIDERATIONS

THE YIELD TO MATURITY ON YOUR    The yield to maturity on your certificates will
CERTIFICATES WILL VARY           depend on a variety of factors, including:
DEPENDING ON VARIOUS FACTORS.
                                 o    the rate and timing of principal payments
                                      on the mortgage loans, including
                                      prepayments, defaults and liquidations and
                                      repurchases due to breaches of
                                      representations and warranties,

                                 o    the allocation of principal distributions
                                      among the various classes of certificates,

                                 o    the rate and timing of realized losses and
                                      interest shortfalls on the mortgage loans,

                                 o    the pass-through rate for your
                                      certificates,

                                 o    the purchase price you paid for your
                                      certificates, and

                                 o    the timing of the exercise of the optional
                                      termination by the master servicer.

                                 The rates of prepayments and defaults are two
                                 of the most important and least predictable of
                                 these factors.

                                 In general, if you purchase a certificate at a
                                 price higher than its outstanding certificate
                                 principal balance and principal distributions
                                 occur faster than you assumed at the time of
                                 purchase, your yield will be lower than
                                 anticipated. Conversely, if you purchase a
                                 certificate at a price lower than its
                                 outstanding certificate principal balance and
                                 principal distributions occur more slowly than
                                 you assumed at the time of purchase, your yield
                                 will be lower than anticipated.

THE RATE OF PREPAYMENTS ON THE   Since mortgagors can generally prepay their
MORTGAGE LOANS WILL VARY         mortgage loans at any time, the rate and timing
DEPENDING ON FUTURE MARKET       of principal distributions on the offered
CONDITIONS AND OTHER FACTORS.    certificates are highly uncertain. Generally,
                                 when market interest rates increase, mortgagors
                                 are less likely to prepay their mortgage loans.
                                 This could result in a slower return of
                                 principal to you at a time when you might have
                                 been able to reinvest those funds at a higher
                                 rate of interest than the applicable
                                 pass-through rate. On the other hand, when
                                 market interest rates decrease, borrowers are
                                 generally more likely to prepay their mortgage
                                 loans. This could result in a faster return of
                                 principal to you at a time when you might not
                                 be able to reinvest those funds at an interest
                                 rate as high as the applicable pass-through
                                 rate.

                                 Refinancing programs, which may involve
                                 soliciting all or some of the mortgagors to
                                 refinance their mortgage loans, may increase
                                 the rate of prepayments on the mortgage loans.
                                 These programs may be conducted

                                      S-16

                                 by the master servicer or any of its
                                 affiliates, the subservicers or a third party.

                                 Approximately 65.8% of the mortgage loans
                                 provide for payment of a prepayment charge.
                                 Prepayment charges may reduce the rate of
                                 prepayment on the mortgage loans until the end
                                 of the period during which these prepayment
                                 charges apply. Prepayment charges received on
                                 the mortgage loans may be waived and in any
                                 case will not be available for distribution on
                                 the offered certificates. See "Description of
                                 The Mortgage Pool" and "Yield and Prepayment
                                 Considerations" in this prospectus supplement
                                 and "Maturity and Prepayment Considerations" in
                                 the prospectus.

THE MORTGAGE LOANS WITH          As of the cut-off date, approximately 18.6% of
INTEREST ONLY PAYMENTS MAY       the mortgage loans require the related
AFFECT THE YIELD ON THE          borrowers to make monthly payments of accrued
RELATED OFFERED CERTIFICATES.    interest, but not principal, for up to the
                                 first ten years following origination. Interest
                                 during that period is calculated at a fixed
                                 mortgage rate. After the interest only period,
                                 the mortgage rate on these mortgage loans will
                                 be reset and the related borrower's monthly
                                 payment will be recalculated to cover both
                                 interest and principal so that the mortgage
                                 loan will be paid in full by its final payment
                                 date. As a result, if the monthly payment
                                 increases, the related borrower may not be able
                                 to pay the increased amount and may default or
                                 may refinance the loan to avoid the higher
                                 payment.

                                 In addition, because no scheduled principal
                                 payments are required to be made on these
                                 mortgage loans for a period of time, the
                                 related offered certificates will receive
                                 smaller scheduled principal distributions
                                 during that period than they would have
                                 received if the related borrowers were required
                                 to make monthly payments of interest and
                                 principal from origination of these mortgage
                                 loans. Absent other considerations, this slower
                                 rate of principal distributions will result in
                                 longer weighted average lives of the related
                                 offered certificates than would otherwise be
                                 the case if none of the mortgage loans had
                                 interest only periods.

THE RETURN ON YOUR               The Servicemembers Civil Relief Act, formerly
CERTIFICATES COULD BE REDUCED    known as the Soldiers' and Sailors' Civil
BY SHORTFALLS DUE TO THE         Relief Act of 1940, or Relief Act, provides
SERVICEMEMBERS CIVIL RELIEF      relief to borrowers who enter active military
ACT.                             service and to borrowers in reserve status who
                                 are called to active duty after the origination
                                 of their mortgage loan. Current or future
                                 military operations of the United States may
                                 increase the number of citizens who may be in
                                 active military service, including persons in
                                 reserve status who may be called to active
                                 duty. The Relief Act provides generally that a
                                 borrower who is covered by the Relief Act may
                                 not be charged interest on a mortgage loan in
                                 excess of 6% per annum during the period of the
                                 borrower's active duty. These shortfalls are
                                 not required to be paid by the borrower at any
                                 future time. The master servicer is not
                                 required to advance these shortfalls. These
                                 shortfalls will reduce the amount of interest
                                 payable on the offered certificates. Interest
                                 reductions on the mortgage loans due to the
                                 application of the Relief Act or similar
                                 legislation or regulations will not be covered
                                 by any source except that interest shortfalls
                                 arising under the Relief Act or similar
                                 legislation or regulations in an interest
                                 accrual period may be covered by excess cash
                                 flow in that interest accrual period in the

                                      S-17

                                 manner and priority described under
                                 "Description of the Certificates--Excess Cash
                                 Flow and Overcollateralization" in this
                                 prospectus supplement.

                                 The Relief Act also limits the ability of the
                                 servicer to foreclose on a mortgage loan during
                                 the borrower's period of active duty and, in
                                 some cases, during an additional three month
                                 period thereafter. As a result, there may be
                                 delays in payment and increased losses on the
                                 mortgage loans.

                                 We do not know how many mortgage loans have
                                 been or may be affected by the application of
                                 the Relief Act or similar legislation or
                                 regulations.

                                 See "Certain Legal Aspects of Mortgage Loans
                                 and Contracts--Soldiers' and Sailors' Civil
                                 Relief Act of 1940" in the prospectus.

THE OFFERED CERTIFICATES ARE     The offered certificates are subject to various
SUBJECT TO DIFFERENT PAYMENT     priorities for payment of principal as
PRIORITIES.                      described in this prospectus supplement.
                                 Distributions of principal on the offered
                                 certificates having an earlier priority of
                                 payment will be affected by the rates of
                                 prepayment of the mortgage loans early in the
                                 life of the mortgage pool. Those classes of
                                 offered certificates with a later priority of
                                 payment will be affected by the rates of
                                 prepayment of the mortgage loans experienced
                                 both before and after the commencement of
                                 principal distributions on such classes.

THE PASS-THROUGH RATES ON THE    The pass-through rates on the Class A
CLASS A CERTIFICATES AND CLASS   Certificates and Class M Certificates are
M CERTIFICATES ARE SUBJECT TO    subject to a cap equal to the lesser of 14.000%
A CAP.                           per annum and the weighted average of the net
                                 mortgage rates on the mortgage loans (after
                                 taking into account any net swap payments or
                                 swap termination payments owed to the swap
                                 counterparty as a result of a swap counterparty
                                 trigger event), adjusted to an actual over
                                 360-day rate. Therefore, the prepayment of the
                                 mortgage loans with higher mortgage rates may
                                 result in lower pass-through rates on the Class
                                 A Certificates and Class M Certificates.

                                 To the extent the weighted average net mortgage
                                 rate of the mortgage loans (after taking into
                                 account any net swap payments or swap
                                 termination payments owed to the swap
                                 counterparty as a result of a swap counterparty
                                 trigger event) is paid to the Class A
                                 Certificates or Class M Certificates, the
                                 difference between that weighted average net
                                 mortgage rate (after taking into account any
                                 net swap payments or swap termination payments
                                 owed to the swap counterparty as a result of a
                                 swap counterparty trigger event), adjusted to
                                 an actual over 360-day rate, and the lesser of
                                 (a) One-Month LIBOR plus the related margin and
                                 (b) 14.000% per annum will create a shortfall
                                 that will carry forward with interest. Any
                                 resulting shortfall will be payable only from
                                 the excess cash flow and payments under the
                                 swap agreement, to the extent available for
                                 that purpose, as and to the extent described in
                                 this prospectus supplement. These shortfalls
                                 may remain unpaid on the optional termination
                                 date or on the final distribution date. Also,
                                 in this situation, the amount of excess cash
                                 flow from the mortgage loans may be
                                 substantially reduced. The swap agreement
                                 terminates after the distribution date in
                                 October 2008.

                                 In addition, shortfalls with respect to the
                                 Class A Certificates and Class M

                                      S-18

                                 Certificates caused by the failure of the swap
                                 counterparty to make required payments pursuant
                                 to the swap agreement will only be payable from
                                 the excess cash flow and may remain unpaid on
                                 the final distribution date.

THE CLASS M CERTIFICATES HAVE    The yields to investors in the Class M
DIFFERENT YIELD AND PAYMENT      Certificates will be sensitive to the rate and
CONSIDERATIONS DUE TO THEIR      timing of losses on the mortgage loans, to the
PAYMENT PRIORITY.                extent not covered by excess cash flow,
                                 overcollateralization, the swap agreement or
                                 the Class B Certificates. Losses, to the extent
                                 not covered by excess cash flow,
                                 overcollateralization, the swap agreement or
                                 the Class B Certificates, will be allocated to
                                 the most subordinate class of Class M
                                 Certificates outstanding. The principal portion
                                 of any losses previously allocated to the Class
                                 M Certificates that remain unreimbursed may be
                                 covered by excess cash flow payments and the
                                 swap agreement as and to the extent described
                                 in this prospectus supplement.

                                 See "Summary--Credit Enhancement" and
                                 "Description of the Certificates--Allocation of
                                 Losses" in this prospectus supplement.

                                 It is not expected that the Class M
                                 Certificates will receive any distributions of
                                 principal payments until the earlier of (i) the
                                 distribution date immediately succeeding the
                                 distribution date on which the aggregate
                                 certificate principal balance of the Class A
                                 Certificates has been reduced to zero or (ii)
                                 the later of the distribution date in July 2008
                                 and the first distribution date on which the
                                 sum of the overcollateralization amount, the
                                 certificate principal balance of the Class B
                                 Certificates and the aggregate certificate
                                 principal balance of the Class M Certificates
                                 is greater than or equal to approximately 44.0%
                                 of the aggregate principal balance of the
                                 mortgage loans after giving effect to principal
                                 payments on that distribution date, provided
                                 that certain loss and delinquency tests are
                                 satisfied. As a result, the weighted average
                                 lives of the Class M Certificates may be longer
                                 than would otherwise be the case. In addition,
                                 after the Class M Certificates commence
                                 receiving principal payments, the most
                                 subordinate class of Class M Certificates may
                                 be retired before the more senior classes of
                                 Class M Certificates.

                                 See "Description of the Certificates--Principal
                                 Distributions" in this prospectus supplement.

                                      S-19

AMOUNTS AVAILABLE UNDER THE      Any amounts payable to the trust by the swap
SWAP AGREEMENT FROM THE SWAP     counterparty under the swap agreement will be
COUNTERPARTY MAY BE LIMITED.     available as described in this prospectus
                                 supplement to pay some interest shortfalls and
                                 basis risk shortfall carry-forward amounts and
                                 to cover some losses. However, no net amounts
                                 will be payable by the swap counterparty unless
                                 the floating amount owed by the swap
                                 counterparty on a distribution date exceeds the
                                 fixed amount owed to the swap counterparty on
                                 that distribution date. This will not occur
                                 except in periods when one-month LIBOR (as
                                 determined pursuant to the swap agreement)
                                 generally exceeds 4.055% per annum. No
                                 assurance can be made that any amounts will be
                                 received under the swap agreement, or that any
                                 such amounts that are received will be
                                 sufficient to cover interest shortfalls, basis
                                 risk shortfall carry-forward amounts or losses
                                 as described in this prospectus supplement. Any
                                 net swap payment payable to the swap
                                 counterparty under the terms of the swap
                                 agreement will reduce amounts available for
                                 distribution to certificateholders, and may
                                 reduce the pass-through rates of the Class A,
                                 Class M and Class B Certificates. In addition,
                                 any swap termination payment payable to the
                                 swap counterparty in the event of early
                                 termination of the swap agreement (other than
                                 certain swap termination payments resulting
                                 from an event of default by or certain
                                 termination events with respect to the swap
                                 counterparty, as described in this prospectus
                                 supplement) will reduce amounts available for
                                 distribution to the Class A, Class M and Class
                                 B Certificates.

                                 Upon early termination of the swap agreement,
                                 the trust, or the swap provider may be liable
                                 to make a swap termination payment to the other
                                 party (regardless of which party caused the
                                 termination). The swap termination payment will
                                 be computed in accordance with the procedures
                                 set forth in the swap agreement. In the event
                                 that the trust, is required to make a swap
                                 termination payment to the swap counterparty,
                                 that amount will be paid on the related
                                 distribution date, and on any subsequent
                                 distribution dates until paid in full, prior to
                                 distributions to the Class A, Class M and Class
                                 B Certificates (other than certain swap
                                 termination payments resulting from an event of
                                 default by or certain termination events with
                                 respect to the swap counterparty as described
                                 in this prospectus supplement, which swap
                                 termination payments will be subordinated to
                                 distributions to the Class A, Class M and Class
                                 B Certificates). This feature may result in
                                 losses on the certificates. Due to the priority
                                 of the applications of the available funds,
                                 after the certificate principal balances of the
                                 Class B Certificates have been reduced to zero,
                                 the Class M Certificates will bear the effects
                                 of any shortfalls resulting from a net swap
                                 payment or swap termination payment by the
                                 trust before such effects are borne by the
                                 Class A Certificates and one or more classes of
                                 Class M Certificates may suffer a loss as a
                                 result of such payment.

                                 Investors should note that the level of
                                 one-month LIBOR as of June 23, 2005 is
                                 approximately 3.31% per annum which means the
                                 trust will make a net swap payment to the swap
                                 counterparty unless and until one-month LIBOR
                                 equals or exceeds approximately 4.055% per
                                 annum. Payments owed by the trust to the swap
                                 counterparty will reduce the amount of excess
                                 cash flow available to cover losses on the
                                 mortgage loans, interest

                                      S-20

                                 shortfalls and basis risk shortfall
                                 carry-forward amounts, and to maintain
                                 overcollateralization.

                                 Net swap payments payable to the trust by the
                                 swap counterparty under the swap agreement will
                                 be used to cover some losses, as described in
                                 this prospectus supplement, some interest
                                 shortfalls and basis risk shortfalls. However,
                                 if the swap counterparty defaults on its
                                 obligations under the swap agreement, then
                                 there may be insufficient funds to cover such
                                 amounts, and the amount of excess cash flow may
                                 be reduced. To the extent that distributions on
                                 the offered certificates depend in part on
                                 payments to be received by the trust under the
                                 swap agreement, the ability of the trustee to
                                 make those distributions on those certificates
                                 will be subject to the credit risk of the swap
                                 counterparty to the swap agreement.

MORTGAGE LOAN ORIGINATION AND    All of the mortgage loans were originated by
SERVICING.                       Mortgage Lenders Network USA, Inc., which is an
                                 entity unaffiliated with Residential Funding.
                                 The mortgage loans were acquired by the seller
                                 from Emax Financial Group, LLC, which is an
                                 entity unaffiliated with Residential Funding.

                                 In addition, Mortgage Lenders Network USA, Inc.
                                 will be the primary servicer of all of the
                                 mortgage loans. A disruption in the servicing
                                 operations at Mortgage Lenders Network USA,
                                 Inc. could have a greater effect on the
                                 delinquency and loss experience on the mortgage
                                 loans in the mortgage pool than would be the
                                 case if primary servicing of the mortgage loans
                                 was performed by more than one servicer.
                                 Investors should consider the risks associated
                                 with a single originator and a single primary
                                 servicer.

                                 See "Description of the Mortgage
                                 Pool--Servicing and Origination" in this
                                 prospectus supplement.

BANKRUPTCY RISKS

BANKRUPTCY PROCEEDINGS COULD     The transfer of the mortgage loans from the
DELAY OR REDUCE DISTRIBUTIONS    seller to the depositor is intended by the
ON THE OFFERED CERTIFICATES.     parties to be and has been documented as a
                                 sale; however, the seller will treat the
                                 transfer of the mortgage loans as a secured
                                 financing for accounting purposes as long as
                                 the limited mortgage loan purchase right
                                 referred to in this prospectus supplement
                                 remains in effect. If the seller were to become
                                 bankrupt, a trustee in bankruptcy could attempt
                                 to recharacterize the sale of the mortgage
                                 loans as a loan secured by the mortgage loans
                                 or to consolidate the mortgage loans with the
                                 assets of the seller. Any such attempt could
                                 result in a delay in or reduction of
                                 collections on the mortgage loans available to
                                 make payments on the offered certificates. The
                                 risk of such a recharacterization with respect
                                 to the mortgage loans may be increased by the
                                 seller's treatment of the transfer of these
                                 mortgage loans as a secured financing for
                                 accounting purposes. See "Description of the
                                 Certificates--Limited Mortgage Loan Purchase
                                 Right" in this prospectus supplement.

                                      S-21

THE RECORDING OF MORTGAGES IN    The mortgages or assignments of mortgage for
THE NAME OF MERS MAY AFFECT      some of the mortgage loans have been or may be
THE YIELD ON THE OFFERED         recorded in the name of Mortgage Electronic
CERTIFICATES.                    Registration Systems, Inc., or MERS, solely as
                                 nominee for the originator and its successors
                                 and assigns. As of the cut-off date,
                                 approximately 99.9% of the mortgage loans were
                                 recorded in the name of MERS. Subsequent
                                 assignments of those mortgages are registered
                                 electronically through the MERS(R) System.
                                 However, if MERS discontinues the MERS(R)
                                 System and it becomes necessary to record an
                                 assignment of the mortgage to the trustee, then
                                 any related expenses shall be paid by the trust
                                 and will reduce the amount available to pay
                                 principal of and interest on the outstanding
                                 class or classes of certificates with the
                                 lowest payment priorities.

                                 The recording of mortgages in the name of MERS
                                 is a relatively new practice in the mortgage
                                 lending industry. Public recording officers and
                                 others in the mortgage industry may have
                                 limited, if any, experience with lenders
                                 seeking to foreclose mortgages, assignments of
                                 which are registered with MERS. Accordingly,
                                 delays and additional costs in commencing,
                                 prosecuting and completing foreclosure
                                 proceedings and conducting foreclosure sales of
                                 the mortgaged properties could result. Those
                                 delays and additional costs could in turn delay
                                 the distribution of liquidation proceeds to
                                 certificateholders and increase the amount of
                                 losses on the mortgage loans.

                                 For additional information regarding MERS and
                                 the MERS(R) System, See "Description of the
                                 Mortgage Pool--General" and "Yield and
                                 Prepayment Considerations" in this prospectus
                                 Supplement and "Description of the
                                 Certificates--Assignment of Mortgage Loans" in
                                 the prospectus.

                                      S-22

                                  INTRODUCTION

          The depositor will establish a trust with respect to Series 2005-EMX2 on the closing date, under a pooling and servicing agreement, dated as of June
1, 2005, among the depositor, the master servicer and the trustee. On the closing date, the depositor will deposit into the trust a mortgage pool of mortgage loans secured by first and junior liens on one- to four-family residential properties.

          Some capitalized terms used in this prospectus supplement have the meanings given below under "Description of the Certificates--Glossary of Terms"
or in the prospectus under "Glossary."

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

          The mortgage pool will consist of 4,236 fixed-rate and
adjustable-rate, sub-prime mortgage loans with an aggregate unpaid principal balance of $641,955,156 as of the cut-off date after deducting payments due during the month of the cut-off date. The mortgage loans are secured by first and junior liens on fee simple interests in one- to four-family residential properties.

          All percentages of the mortgage loans described in this prospectus supplement are approximate percentages by outstanding principal balance determined as of the cut-off date after deducting payments due during the month of the cut-off date, unless otherwise indicated.

          Approximately 1.1% of the mortgage loans have a due date other than the first of each month. The mortgage loans will have terms to maturity of not more than 30 years, or in the case of approximately 8.0% of the mortgage loans, not more than 15 years, from the date of origination or modification.

          The depositor and Residential Funding will make certain limited representations and warranties regarding the mortgage loans as of the date of issuance of the certificates. The depositor and Residential Funding will be required to repurchase or substitute for any mortgage loan as to which a breach of its representations and warranties with respect to such mortgage loan occurs, if such breach materially and adversely affects the interests of the certificateholders in any such mortgage loan. However, neither the depositor nor
Residential Funding will be required to repurchase or substitute for any mortgage loan in the event of a breach of its representations and warranties with respect to such mortgage loan if the substance of any such breach also constitutes fraud in the origination of such affected mortgage loan. In addition, Residential Funding will not assign to the depositor, and consequently the depositor will not assign to the trustee for the benefit of the certificateholders, any of the representations and warranties made by the mortgage collateral sellers or the right to require the related mortgage collateral seller to repurchase any such mortgage loan if a breach of any of its representations and warranties occurs, unless (x) the substance of the representation and warranty also constitutes fraud in the origination of the mortgage loan or (y) the mortgage collateral seller has made a representation and warranty that it had no actual knowledge of the presence of, nor reasonable grounds to suspect the presence of, any toxic materials or other environmental hazards that could affect the mortgaged property. Accordingly, the only representations and warranties regarding the mortgage loans that will be made for the benefit of the certificateholders will be the limited representations and warranties made by Residential Funding and the depositor and the representations and warranties made by the mortgage collateral sellers to the limited extent described in this paragraph. See "The Trusts--Representations with Respect to Mortgage Collateral" in the prospectus.

          The original mortgages for some of the mortgage loans have been, or in the future may be, at the sole discretion of the master servicer, recorded in the name of Mortgage Electronic Registration Systems,

                                      S-23

Inc., or MERS, solely as nominee for the originator and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R) System. In some other cases, the original mortgage was recorded in the name of the originator of the mortgage loan, record ownership was later assigned to MERS, solely as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the master servicer, registered electronically through the MERS(R) System. With respect to each of these mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in the mortgage loan. As of the cut-off date approximately 99.9% of the mortgage loans were recorded in the name of MERS. For additional information regarding the recording of mortgages in the name of MERS see "Yield and Prepayment
Considerations--General" in this prospectus supplement and "Description of the
Certificates--Assignment of Mortgage Loans" in the prospectus.

          Approximately 65.8% of the mortgage loans provide for payment of a prepayment charge. With respect to some of these mortgage loans, the prepayment charge provisions provide for payment of a prepayment charge for partial prepayments and full prepayments made within up to three years following the origination of that mortgage loan, in an amount not to exceed the maximum amount permitted by state law. Prepayment charges received on the mortgage loans may be waived and in any case will not be available for distribution on the offered certificates. The depositor makes no representation as to the effect that the prepayment charges, decisions by the master servicer or subservicer with respect to the waiver of prepayment charges and the recent changes to the rules and regulations under the Parity Act, may have on the prepayment performance of the mortgage loans. See "Certain Legal Aspects of Mortgage Loans and
Contracts--Default Interest and Limitations on Prepayments" in the prospectus.

COMPLIANCE WITH LOCAL, STATE AND FEDERAL LAWS

          Residential Funding, as seller, will represent and warrant, as of the date of issuance of the certificates, the following:

          o    None of the mortgage loans were subject to the Home Ownership and
               Equity Protection Act of 1994, referred to as the Homeownership
               Act.

          o    Each mortgage loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable anti-predatory lending laws.

          o    None of the mortgage loans are loans that, under applicable state or local law in effect at the time of origination of the loan, are referred to as (1) "high cost" or "covered" loans or (2) any other similar designation if the law imposes greater restrictions or additional legal liability for residential mortgage loans with high interest rates, points and/or fees.

          o    None of the proceeds for the mortgage loans were used to finance the purchase of single premium credit insurance policies.

          o    None of the mortgage loans contain prepayment penalties that extend beyond three years after the date of origination.

          Residential Funding will be required to repurchase or substitute for any mortgage loan that violates any of these representations and warranties, if that violation materially and adversely affects the interests of the certificateholders in that mortgage loan. Residential Funding maintains policies
and

                                      S-24

procedures that are designed to ensure that it does not purchase mortgage loans subject to the Homeownership Act. However, there can be no assurance that these policies and procedures will assure that each and every mortgage loan complies with all applicable origination laws in all material respects.

          A recent Illinois appellate court decision held that federal law does not preempt a particular provision of an Illinois usury statute. This provision, if not preempted, applies to residential mortgage loans secured by properties in
Illinois with interest rate ceilings in excess of 8.00% per annum and prohibits the lender from imposing charges in excess of 3.00% of the principal amount of the loan. Prior to this recent court ruling, other courts and regulators had ruled (or provided interpretive guidance) that the Illinois statute was preempted by federal law. In reliance upon this guidance, many lenders may have not complied with the specific requirements of that provision of the Illinois statute.

          Not more than 2.7% of the mortgage loans are secured by properties in the State of Illinois and are fixed rate loans with interest rates in excess of
8.00% per annum or adjustable loans with interest rate ceilings in excess of
8.00% per annum, which means these loans may be subject to the Illinois statute.
If any of these mortgage loans are found to have been originated in violation of
Illinois law, Residential Funding will be required to cure the breach, or repurchase or substitute for the mortgage loan, if the violation materially and adversely affects the interest of the certificateholders in that mortgage loan, and to indemnify the trust for any loss resulting from that breach.

          Residential Funding is opposed to predatory lending practices, as a matter of corporate policy. In addition, Residential Funding's Servicer Guide requires that each subservicer accurately and fully report its borrower credit files to credit repositories in a timely manner.

          See "Certain Legal Aspects of Mortgage Loans and Contracts" in the
prospectus.

BALLOON MORTGAGE LOANS

          Approximately 5.6% of the mortgage loans require monthly payments of principal generally based on 30 year amortization schedules and have scheduled maturity dates of approximately 15 years from the due date of the first monthly payment, leaving a substantial portion of the original principal amount due and payable on the respective scheduled maturity date. These mortgage loans are called balloon mortgage loans and the payments due at maturity are called balloon amounts. The existence of a balloon amount generally will require the related mortgagor to refinance the balloon mortgage loan or to sell the mortgaged property on or prior to the scheduled maturity date. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, tax laws and prevailing general economic conditions. None of the depositor, the master servicer or the trustee is obligated to refinance any balloon mortgage loan.

MORTGAGE RATE ADJUSTMENT OF ADJUSTABLE-RATE LOANS

          The mortgage rate on each adjustable-rate loan will adjust on each rate adjustment date to equal the index plus the note margin, subject to the minimum mortgage rate, maximum mortgage rate and periodic rate cap for such adjustable-rate loan as set forth in the related mortgage note. The mortgage rate on a adjustable-rate loan may not exceed the maximum mortgage rate or be less than the minimum mortgage rate specified for that mortgage loan in the related mortgage note. The minimum mortgage rate for each adjustable-rate loan will be equal to the greater of the note margin or the note floor, except in some cases, during the initial reset period, the mortgage rate may be lower than the note margin and the note floor.

                                      S-25

          In addition, approximately 18.6% of the mortgage loans will require the related mortgagors to pay interest only on those mortgage loans for a period of up to ten years and then will be required to pay an amount of principal and interest which will amortize the related mortgage loan over the remaining term of that mortgage loan.

          The index for the adjustable-rate loans will be the Sixth-Month LIBOR
Index and will adjust semi-annually. With respect to approximately 99.7% of the adjustable-rate loans, the Six-Month LIBOR Index will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in
The Wall Street Journal and as most recently available:

          o    as of the first business day of the month immediately preceding the month in which the adjustment date occurs; or

          o    as of the date thirty or forty-five days prior to the adjustment date.

          For approximately 0.3% of the adjustable-rate loans, the Six-Month
LIBOR Index will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published by Fannie Mae and as most recently available as of the date forty-five days prior to the adjustment date.

          The "reference date" is the date as of which the Six-Month LIBOR Index is determined.

          The Six-Month LIBOR Index is referred to in this prospectus supplement as an index. In the event that the index specified in a mortgage note is no longer available, an index reasonably acceptable to the trustee that is based on comparable information will be selected by the master servicer.

          The initial mortgage rate in effect on an adjustable-rate loan generally will be lower, and may be significantly lower, than the mortgage rate that would have been in effect based on the related index and note margin.
Therefore, unless the related index declines after origination of an adjustable-rate loan, the related mortgage rate will generally increase on the first adjustment date following origination of the adjustable-rate loan subject to the periodic rate cap. The repayment of the adjustable-rate loans will be dependent on the ability of the mortgagors to make larger monthly payments following adjustments of the mortgage rate. Adjustable-rate loans that have the same initial mortgage rate may not always bear interest at the same mortgage rate because these adjustable-rate loans may have different adjustment dates, and the mortgage rates therefore may reflect different related index values, note margins, maximum mortgage rates and minimum mortgage rates. The Net
Mortgage Rate with respect to each adjustable-rate loan as of the cut-off date will be set forth in the related mortgage loan schedule attached to the pooling and servicing agreement.

          In addition, the initial mortgage rates on some adjustable-rate loans will be lower than the related minimum mortgage rates and therefore the related net WAC rate cap will initially be less than it would be had all of the adjustable-rate loans already adjusted to their fully-indexed rate.

                                      S-26

MORTGAGE LOAN CHARACTERISTICS

          The mortgage loans will have the following characteristics as of the cut-off date, after deducting payments of principal due in the month of the cut-off date:

Number of Mortgage Loans................................   4,236
Net Mortgage Rates:
   Weighted average.....................................   6.6325%
   Range................................................   4.450% to 12.700%
Mortgage Rates:
   Weighted average.....................................   7.1825%
   Range................................................   5.000% to 13.250%
Note Margins of the Adjustable Rate Mortgage Loans:
   Weighted average.....................................   4.3551%
   Range................................................   2.500% to 7.550%
Minimum Mortgage Rates of the Adjustable Rate Mortgage
Loans:
   Weighted average.....................................   6.8597%
   Range................................................   3.950% to 9.950%
Minimum Net Mortgage Rates of the Adjustable Rate
Mortgage Loans:
   Weighted average.....................................   6.3097%
   Range................................................   3.400% to 9.400%
Maximum Mortgage Rates of the Adjustable Rate Mortgage
Loans:
   Weighted average.....................................   12.8675%
   Range................................................   11.000% to 15.950%
Maximum Net Mortgage Rates of the Adjustable Rate
Mortgage Loans:
   Weighted average.....................................   12.3175%
   Range................................................   10.450% to 15.400%
Periodic Caps of the Adjustable Rate Mortgage Loans:
   Weighted average.....................................   1.0000%
   Range................................................   1.000% to 1.000
Weighted average months to next interest rate
adjustment date of the adjustable rate mortgage
loans after June 1, 2005................................   23

                                      S-27

          The mortgage loans will have the following additional characteristics:

               o    The mortgage loans have an aggregate principal balance as of the cut-off date of approximately $641,955,156.

               o    The mortgage loans had individual principal balances at
                    origination of at least $10,000 but not more than $750,000, with an average principal balance at origination of
                    approximately $151,852.

               o    All of the mortgage loans were originated by Mortgage
                    Lenders Network, Inc. and purchased from Emax Financial
                    Group, LLC, each of which is an entity unaffiliated with
                    Residential Funding.

               o    None of the mortgage loans will have been originated prior to May 21, 2004 or will have a maturity date later than June
                    1, 2035.

               o    No mortgage loans will have a remaining term to stated
                    maturity as of the cut-off date of less than 113 months.

               o    The weighted average remaining term to stated maturity of
                    the mortgage loans as of the cut-off date will be
                    approximately 340 months. The weighted average original term to maturity of the mortgage loans as of the cut-off date
                    will be approximately 342 months.

               o    As of the cut-off date, none of the mortgage loans are
                    currently 30 to 59 days delinquent in payment of principal and interest. As of the cut-off date, none of the mortgage loans are currently 60 or more days delinquent in the
                    payment of principal and interest. For a description of the methodology used to categorize mortgage loans as delinquent, see "Pooling and Servicing Agreement--The Master Servicer"
                    in this prospectus supplement.

               o    None of the mortgage loans are Buy-Down Loans.

               o    None of the mortgage loans are subject to the Homeownership
                    Act.

               o    Approximately 92.1% of the mortgage loans are secured by
                    first liens on fee simple interests in one- to four-family residential properties and approximately 7.9% are secured by junior liens.

               o    No mortgage loan provides for deferred interest or negative amortization.

               o    No mortgage loan provides for conversion from an adjustable rate to a fixed rate.

               o    Approximately 5.6% of the mortgage loans are balloon
                    mortgage loans.

               o    Primary servicing will be provided by Mortgage Lenders
                    Network USA, Inc., which is an entity unaffiliated with
                    Residential Funding.

               o    Approximately 18.6% of the mortgage loans will require the related mortgagors to pay interest only on those mortgage
                    loans for a period of up to ten years.

               o    None of the mortgage loans are secured by leasehold
                    interests.

                                      S-28

          The mortgage loans which are adjustable-rate loans are generally assumable in accordance with the terms of the related mortgage note. The mortgage loans which are fixed rate loans generally contain due-on-sale clauses.
See "Maturity and Prepayment Considerations" in the prospectus.

          Set forth below is a description of additional characteristics of the mortgage loans as of the cut-off date, except as otherwise indicated. All percentages of the mortgage loans are approximate percentages by aggregate principal balance of the mortgage loans as of the cut-off date, except as otherwise indicated. Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date, after deducting payments of principal due in the month of the cut-off date, and are rounded to the nearest dollar.

                                      S-29

                 CREDIT SCORE DISTRIBUTION OF THE MORTGAGE LOANS



                                 NUMBER OF                  PERCENTAGE OF    AVERAGE    WEIGHTED AVERAGE
                                 MORTGAGE      PRINCIPAL       MORTGAGE     PRINCIPAL    LOAN-TO-VALUE
CREDIT SCORE RANGE                 LOANS        BALANCE         LOANS        BALANCE         RATIO
------------------------------   ---------   ------------   -------------   ---------   ----------------

500 - 519 ....................       194     $ 32,158,033        5.01%       $165,763        82.43%
520 - 539 ....................       263       42,950,657        6.69         163,310        80.98
540 - 559 ....................       302       47,506,785        7.40         157,307        79.98
560 - 579 ....................       225       35,647,432        5.55         158,433        79.21
580 - 599 ....................       452       62,954,782        9.81         139,280        82.49
600 - 619 ....................       583       80,648,855       12.56         138,334        84.87
620 - 639 ....................       751      115,963,371       18.06         154,412        85.12
640 - 659 ....................       550       82,944,199       12.92         150,808        85.52
660 - 679 ....................       431       64,350,325       10.02         149,305        86.23
680 - 699 ....................       171       27,799,135        4.33         162,568        87.47
700 - 719 ....................       135       21,725,016        3.38         160,926        85.76
720 - 739 ....................        83       12,173,335        1.90         146,667        86.82
740 - 759 ....................        44        6,582,930        1.03         149,612        85.67
760 or Greater ...............        52        8,550,302        1.33         164,429        88.49
                                   -----     ------------      ------        --------        -----
   TOTAL .....................     4,236     $641,955,156      100.00%       $151,547        84.08%


o    With respect to the junior mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

o    As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately 618.

         ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS



                                 NUMBER OF                  PERCENTAGE OF    AVERAGE      WEIGHTED     WEIGHTED AVERAGE
Original Mortgage Loan           MORTGAGE      PRINCIPAL       MORTGAGE     PRINCIPAL     AVERAGE       LOAN-TO-VALUE
Balance ($)                        LOANS        BALANCE         LOANS        BALANCE    CREDIT SCORE        RATIO
------------------------------   ---------   ------------   -------------   ---------   ------------   ----------------

100,000 or less ..............     1,634     $ 92,673,293       14.44%       $ 56,716        620            86.50%
100,001 to 200,000 ...........     1,511      218,002,854       33.96         144,277        612            84.15
200,001 to 300,000 ...........       684      163,903,202       25.53         239,625        613            82.94
300,001 to 400,000 ...........       236       81,080,700       12.63         343,562        628            83.80
400,001 to 500,000 ...........       103       45,823,923        7.14         444,892        627            83.04
500,001 to 600,000 ...........        43       23,460,239        3.65         545,587        618            83.60
600,001 to 700,000 ...........        15        9,633,539        1.50         642,236        634            86.45
700,001 to 800,000 ...........        10        7,377,406        1.15         737,741        661            84.76
                                   -----     ------------      ------        --------        ---            -----
   TOTAL .....................     4,236     $641,955,156      100.00%       $151,547        618            84.08%


o    With respect to the junior mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

o    As of the cutoff date, the average unpaid principal balance of the mortgage loans will be approximately $151,547.

                                      S-30

                    NET MORTGAGE RATES OF THE MORTGAGE LOANS



                                 NUMBER OF                  PERCENTAGE OF    AVERAGE      WEIGHTED     WEIGHTED AVERAGE
                                  MORTGAGE     PRINCIPAL       MORTGAGE     PRINCIPAL      AVERAGE       LOAN-TO-VALUE
NET MORTGAGE RATES (%)             LOANS        BALANCE         LOANS        BALANCE    CREDIT SCORE         RATIO
------------------------------   ---------   ------------   -------------   ---------   ------------   ----------------

 4.0000 - 4.4999 .............         1     $    354,450        0.06%       $354,450        641            85.00%
 4.5000 - 4.9999 .............        39        8,842,435        1.38         226,729        663            80.36
 5.0000 - 5.4999 .............       274       69,933,327       10.89         255,231        652            79.91
 5.5000 - 5.9999 .............       502      111,422,289       17.36         221,957        636            81.14
 6.0000 - 6.4999 .............       772      150,551,017       23.45         195,014        618            82.15
 6.5000 - 6.9999 .............       605      100,387,256       15.64         165,929        603            84.56
 7.0000 - 7.4999 .............       592       91,607,917       14.27         154,743        590            86.39
 7.5000 - 7.9999 .............       301       38,143,341        5.94         126,722        591            87.17
 8.0000 - 8.4999 .............       271       24,594,601        3.83          90,755        611            90.60
 8.5000 - 8.9999 .............       212       13,246,238        2.06          62,482        632            92.30
 9.0000 - 9.4999 .............       281       15,478,548        2.41          55,084        631            92.87
 9.5000 - 9.9999 .............       178        8,186,850        1.28          45,994        620            94.76
10.0000 - 10.4999 ............       124        5,557,148        0.87          44,816        603            90.66
10.5000 - 10.9999 ............        53        2,430,062        0.38          45,850        596            93.99
11.0000 - 11.4999 ............        20          744,741        0.12          37,237        589            93.80
11.5000 - 11.9999 ............         8          293,463        0.05          36,683        580            87.38
12.0000 - 12.4999 ............         2          129,360        0.02          64,680        607            96.82
12.5000 - 12.9999 ............         1           52,114        0.01          52,114        514            84.00
                                   -----     ------------      ------        --------        ---            -----
   TOTAL .....................     4,236     $641,955,156      100.00%       $151,547        618            84.08%


o    With respect to the junior mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

o    As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans will be approximately 6.6325% annum.

                                      S-31

                      MORTGAGE RATES OF THE MORTGAGE LOANS



                                 NUMBER OF                  PERCENTAGE OF    AVERAGE      WEIGHTED     WEIGHTED AVERAGE
                                  MORTGAGE     PRINCIPAL       MORTGAGE     PRINCIPAL      AVERAGE       LOAN-TO-VALUE
MORTGAGE RATES (%)                 LOANS        BALANCE         LOANS        BALANCE    CREDIT SCORE        RATIO
------------------------------   ---------   ------------   -------------   ---------   ------------   ----------------

 5.0000 - 5.4999 .............        33     $  7,697,587        1.20%       $233,260        657            81.27%
 5.5000 - 5.9999 .............       255       64,947,848       10.12         254,697        652            79.62
 6.0000 - 6.4999 .............       456      102,940,718       16.04         225,747        637            80.70
 6.5000 - 6.9999 .............       781      153,868,018       23.97         197,014        621            82.35
 7.0000 - 7.4999 .............       604      101,219,217       15.77         167,581        605            83.97
 7.5000 - 7.9999 .............       624       97,869,966       15.25         156,843        592            86.79
 8.0000 - 8.4999 .............       307       39,683,313        6.18         129,262        590            86.25
 8.5000 - 8.9999 .............       275       26,057,477        4.06          94,754        606            90.52
 9.0000 - 9.4999 .............       205       13,402,298        2.09          65,377        632            92.48
 9.5000 - 9.9999 .............       287       15,748,493        2.45          54,873        632            92.33
10.0000 - 10.4999 ............       183        8,504,723        1.32          46,474        622            95.28
10.5000 - 10.9999 ............       136        6,090,430        0.95          44,783        604            91.32
11.0000 - 11.4999 ............        52        2,496,722        0.39          48,014        594            92.68
11.5000 - 11.9999 ............        26          926,440        0.14          35,632        595            93.54
12.0000 - 12.4999 ............         8          295,457        0.05          36,932        579            87.72
12.5000 - 12.9999 ............         3          154,334        0.02          51,445        605            96.85
13.0000 - 13.4999 ............         1           52,114        0.01          52,114        514            84.00
                                   -----     ------------      ------        --------        ---            -----
   TOTAL .....................     4,236     $641,955,156      100.00%       $151,547        618            84.08%


o    With respect to the junior mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

o    As of the cut-off date, the weighted average mortgage rate of the mortgage loans will be approximately 7.1825% per annum.

                                      S-32

               ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS



                                 NUMBER OF                  PERCENTAGE OF    AVERAGE      WEIGHTED
ORIGINAL LOAN-TO-VALUE            MORTGAGE     PRINCIPAL       MORTGAGE     PRINCIPAL      AVERAGE
RATIO (%)                          LOANS        BALANCE         LOANS        BALANCE    CREDIT SCORE
------------------------------   ---------   ------------   -------------   ---------   ------------

 0.01 - 50.00 ................       110     $ 11,955,064        1.86%       $108,682        598
50.01 - 55.00 ................        43        5,624,273        0.88         130,797        574
55.01 - 60.00 ................        77       11,558,795        1.80         150,114        598
60.01 - 65.00 ................        88       12,255,063        1.91         139,262        587
65.01 - 70.00 ................       154       25,083,437        3.91         162,879        589
70.01 - 75.00 ................       202       33,109,254        5.16         163,907        590
75.01 - 80.00 ................       991      184,704,087       28.77         186,382        631
80.01 - 85.00 ................       339       57,924,593        9.02         170,869        607
85.01 - 90.00 ................       997      179,320,173       27.93         179,860        603
90.01 - 95.00 ................       232       37,858,406        5.90         163,183        648
95.01 - 100.00 ...............     1,003       82,562,011       12.86          82,315        645
                                   -----     ------------      ------        --------        ---
   TOTAL .....................     4,236     $641,955,156      100.00%       $151,547        618


o    With respect to the junior mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

o    The weighted average loan-to-value ratio at origination of the mortgage loans will be approximately 84.08%.

                                      S-33

      GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES OF THE MORTGAGE LOANS



                                 NUMBER OF                  PERCENTAGE OF    AVERAGE      WEIGHTED     WEIGHTED AVERAGE
                                  MORTGAGE     PRINCIPAL       MORTGAGE     PRINCIPAL      AVERAGE       LOAN-TO-VALUE
STATE                              LOANS        BALANCE         LOANS        BALANCE    CREDIT SCORE        RATIO
------------------------------   ---------   ------------   -------------   ---------   ------------   ----------------

Alabama ......................        97     $ 10,555,139        1.64%       $108,816        605            88.24%
Arkansas .....................        34        2,664,025        0.41          78,354        605            86.13
Arizona ......................       221       31,442,848        4.90         142,275        621            85.22
California ...................       172       43,926,875        6.84         255,389        623            82.78
Colorado .....................       128       17,654,086        2.75         137,923        616            85.28
Connecticut ..................       235       40,743,920        6.35         173,378        611            83.31
District of Columbia .........         2          435,018        0.07         217,509        568            66.05
Delaware .....................        14        2,160,671        0.34         154,334        631            88.00
Florida ......................       487       68,667,903       10.70         141,002        622            84.60
Georgia ......................       255       33,070,049        5.15         129,686        623            86.70
Iowa .........................        21        2,027,539        0.32          96,549        601            91.00
Idaho ........................         4          469,784        0.07         117,446        607            86.72
Illinois .....................       125       19,713,953        3.07         157,712        605            84.07
Indiana ......................        42        4,371,154        0.68         104,075        609            89.62
Kansas .......................        14        1,794,752        0.28         128,197        634            84.20
Kentucky .....................        63        6,589,079        1.03         104,589        614            88.29
Louisiana ....................        34        4,411,506        0.69         129,750        601            86.25
Massachusetts ................       259       46,663,637        7.27         180,168        624            79.86
Maryland .....................       220       44,024,275        6.86         200,110        609            81.44
Maine ........................        34        3,896,215        0.61         114,595        633            78.00
Michigan .....................        86       10,244,032        1.60         119,117        605            88.43
Minnesota ....................        96       14,082,470        2.19         146,692        631            85.08
Missouri .....................        31        3,707,563        0.58         119,599        588            90.25
Mississippi ..................        36        3,068,268        0.48          85,230        599            89.98
Montana ......................         4          520,711        0.08         130,178        562            77.58
North Carolina ...............       157       18,782,499        2.93         119,634        625            88.38
North Dakota .................         1           93,690        0.01          93,690        668            95.00
Nebraska .....................         8          748,545        0.12          93,568        647            97.75
New Hampshire ................        63        9,461,122        1.47         150,177        617            83.00
New Jersey ...................       237       46,844,911        7.30         197,658        615            80.71
New Mexico ...................        11        1,411,517        0.22         128,320        589            81.00
Nevada .......................        59       10,570,296        1.65         179,158        639            83.53
New York .....................       220       38,314,811        5.97         174,158        629            80.64
Ohio .........................       120       12,784,803        1.99         106,540        605            90.42
Oklahoma .....................        60        6,759,223        1.05         112,654        632            89.74
Oregon .......................         6          692,047        0.11         115,341        600            85.87
Pennsylvania .................         2          469,956        0.07         234,978        669            94.73
Rhode Island .................        31        5,600,816        0.87         180,671        616            81.69
South Carolina ...............        42        5,201,848        0.81         123,854        584            86.08
South Dakota .................         1          115,097        0.02         115,097        637            95.00
Tennessee ....................       103       10,432,857        1.63         101,290        613            87.91
Texas ........................        18        1,821,563        0.28         101,198        614            85.46
Utah .........................        22        2,568,324        0.40         116,742        635            85.65
Virginia .....................       234       35,036,292        5.46         149,728        611            84.45
Vermont ......................         7        1,041,386        0.16         148,769        611            81.20
Washington ...................        31        4,100,900        0.64         132,287        620            86.12
Wisconsin ....................        58        8,817,057        1.37         152,018        616            88.17
West Virginia ................        25        2,566,850        0.40         102,674        607            87.36
Wyoming ......................         6          813,276        0.13         135,546        648            91.63
                                   -----     ------------      ------        --------        ---            -----
   TOTAL .....................     4,236     $641,955,156      100.00%       $151,547        618            84.08%


o    With respect to the junior mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

o    No more than 0.4% of the mortgage loans will be secured by mortgaged properties located in any one zip code area in Massachusetts and no more than 0.3% of the mortgage loans will be secured by mortgaged properties located in any one zip code area outside Massachusetts.

                                      S-34

                   MORTGAGE LOAN PURPOSE OF THE MORTGAGE LOANS



                                 NUMBER OF                  PERCENTAGE OF    AVERAGE      WEIGHTED     WEIGHTED AVERAGE
                                  MORTGAGE     PRINCIPAL       MORTGAGE     PRINCIPAL      AVERAGE       LOAN-TO-VALUE
LOAN PURPOSE                       LOANS        BALANCE         LOANS        BALANCE    CREDIT SCORE         RATIO
------------------------------   ---------   ------------   -------------   ---------   ------------   ----------------

Purchase .....................     1,019     $174,703,409       27.21%       $171,446        644            86.05%
Rate/Term Refinance ..........        58        8,148,207        1.27         140,486        599            81.74
Equity Refinance .............     3,159      459,103,540       71.52         145,332        608            83.37
                                   -----     ------------      ------        --------        ---            -----
   TOTAL .....................     4,236     $641,955,156      100.00%       $151,547        618            84.08%


o    With respect to the junior mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

             MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS



                                 NUMBER OF                  PERCENTAGE OF    AVERAGE      WEIGHTED     WEIGHTED AVERAGE
                                  MORTGAGE     PRINCIPAL       MORTGAGE     PRINCIPAL      AVERAGE       LOAN-TO-VALUE
DOCUMENTATION TYPE                 LOANS        BALANCE         LOANS        BALANCE    CREDIT SCORE         RATIO
------------------------------   ---------   ------------   -------------   ---------   ------------   ----------------

Full Documentation ...........     4,061     $612,650,951       95.44%       $150,862        618            84.56%
Reduced Documentation ........       175       29,304,205        4.56         167,453        609            74.02
                                   -----     ------------      ------        --------        ---            -----
   TOTAL .....................     4,236     $641,955,156      100.00%       $151,547        618            84.08%


o    With respect to the junior mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

o    No more than 2.9% of such reduced loan documentation mortgage loans will be secured by mortgaged properties located in California.

                      OCCUPANCY TYPES OF THE MORTGAGE LOANS



                                 NUMBER OF                  PERCENTAGE OF    AVERAGE      WEIGHTED     WEIGHTED AVERAGE
                                  MORTGAGE     PRINCIPAL       MORTGAGE     PRINCIPAL      AVERAGE       LOAN-TO-VALUE
OCCUPANCY                          LOANS        BALANCE         LOANS        BALANCE    CREDIT SCORE         RATIO
------------------------------   ---------   ------------   -------------   ---------   ------------   ----------------

Primary Residence ............     4,048     $612,842,052       95.46%       $151,394        615            84.09%
Second/Vacation ..............        36        6,823,914        1.06         189,553        654            87.02
Non Owner-occupied ...........       152       22,289,191        3.47         146,639        667            82.83
                                   -----     ------------      ------        --------        ---            -----
   TOTAL .....................     4,236     $641,955,156      100.00%       $151,547        618            84.08%


o    With respect to the junior mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

                                      S-35

                 MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS



                                 NUMBER OF                  PERCENTAGE OF    AVERAGE      WEIGHTED     WEIGHTED AVERAGE
                                  MORTGAGE     PRINCIPAL       MORTGAGE     PRINCIPAL      AVERAGE       LOAN-TO-VALUE
PROPERTY TYPE                      LOANS        BALANCE         LOANS        BALANCE    CREDIT SCORE         RATIO
------------------------------   ---------   ------------   -------------   ---------   ------------   ----------------

Single-family detached .......     3,088     $448,648,021       69.89%       $145,288        613            84.03%
Planned Unit Developments
   (detached) ................       533       93,341,338       14.54         175,124        621            85.20
Two-to-four family units .....       237       44,991,215        7.01         189,836        641            81.90
Condo Low-Rise (less than 5
   stories) ..................       207       29,659,756        4.62         143,284        628            83.94
Planned Unit Developments
   (attached) ................       102       14,851,270        2.31         145,601        629            84.59
Townhouse ....................        69       10,463,555        1.63         151,646        624            85.31
                                   -----     ------------      ------        --------        ---            -----
   TOTAL .....................     4,236     $641,955,156      100.00%       $151,547        618            84.08%


o    With respect to the junior mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

                       CREDIT GRADES OF THE MORTGAGE LOANS



                                 NUMBER OF                  PERCENTAGE OF    AVERAGE      WEIGHTED     WEIGHTED AVERAGE
                                  MORTGAGE     PRINCIPAL       MORTGAGE     PRINCIPAL      AVERAGE       LOAN-TO-VALUE
CREDIT GRADE                       LOANS        BALANCE         LOANS        BALANCE    CREDIT SCORE         RATIO
------------------------------   ---------   ------------   -------------   ---------   ------------   ----------------

AX ...........................     3,711     $567,849,491       88.46%       $153,018        623            84.61%
AM ...........................       461       66,144,937       10.30         143,481        582            81.61
B ............................        58        7,627,789        1.19         131,514        558            65.52
C ............................         6          332,939        0.05          55,490        726            86.84
                                   -----     ------------      ------        --------        ---            -----
   TOTAL .....................     4,236     $641,955,156      100.00%       $151,547        618            84.08%


o    With respect to the junior mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

                 PREPAYMENT PENALTY TERMS OF THE MORTGAGE LOANS



                                 NUMBER OF                  PERCENTAGE OF    AVERAGE      WEIGHTED     WEIGHTED AVERAGE
                                  MORTGAGE     PRINCIPAL       MORTGAGE     PRINCIPAL      AVERAGE       LOAN-TO-VALUE
PREPAYMENT PENALTY TERM            LOANS        BALANCE         LOANS        BALANCE    CREDIT SCORE         RATIO
------------------------------   ---------   ------------   -------------   ---------   ------------   ----------------

None .........................     1,436     $219,351,483       34.17%       $152,752        620            83.43%
12 Months ....................       363       63,422,445        9.88         174,717        628            83.10
24 Months ....................     1,615      266,286,846       41.48         164,883        612            85.23
36 Months ....................       819       92,477,189       14.41         112,915        621            82.97
Other ........................         3          417,193        0.06         139,064        603            85.94
                                   -----     ------------      ------        --------        ---            -----
   TOTAL .....................     4,236     $641,955,156      100.00%       $151,547        618            84.08%


o    With respect to the junior mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

o    Other means not 0, 12, 24 or 36 months and not more than 36 months.

                                      S-36

                    INTEREST ONLY TERMS OF THE MORTGAGE LOANS



                                 NUMBER OF                  PERCENTAGE OF    AVERAGE      WEIGHTED     WEIGHTED AVERAGE
                                  MORTGAGE     PRINCIPAL       MORTGAGE     PRINCIPAL      AVERAGE       LOAN-TO-VALUE
INTEREST ONLY TERM                 LOANS        BALANCE         LOANS        BALANCE    CREDIT SCORE         RATIO
------------------------------   ---------   ------------   -------------   ---------   ------------   ----------------

None..........................     3,744     $522,274,377       81.36%       $139,496        611            84.48%
24 Months.....................        68       16,743,888        2.61         246,234        646            83.64
36 Months.....................        13        3,056,136        0.48         235,087        652            81.28
60 Months.....................       410       99,716,955       15.53         243,212        648            82.13
120 Months....................         1          163,800        0.03         163,800        600            90.00
                                   -----     ------------      ------        --------        ---            -----
   TOTAL......................     4,236     $641,955,156      100.00%       $151,547        618            84.08%


o    With respect to the junior mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

                       NOTE MARGINS OF THE MORTGAGE LOANS



                                 NUMBER OF                  PERCENTAGE OF    AVERAGE      WEIGHTED     WEIGHTED AVERAGE
                                  MORTGAGE     PRINCIPAL       MORTGAGE     PRINCIPAL      AVERAGE       LOAN-TO-VALUE
NOTE MARGINS (%)                   LOANS        BALANCE         LOANS        BALANCE    CREDIT SCORE         RATIO
------------------------------   ---------   ------------   -------------   ---------   ------------   ----------------

N/A (Fixed)...................     1,782     $162,111,493       25.25%       $ 90,972        624             83.98%
2.5000 - 2.9999...............        46       10,935,487        1.70         237,728        653             81.44
3.0000 - 3.4999...............       230       57,120,044        8.90         248,348        653             80.68
3.5000 - 3.9999...............       423       96,424,805       15.02         227,955        635             81.10
4.0000 - 4.4999...............       622      127,267,058       19.82         204,609        620             83.39
4.5000 - 4.9999...............       426       75,202,232       11.71         176,531        599             85.28
5.0000 - 5.4999...............       404       67,199,607       10.47         166,336        583             88.05
5.5000 - 5.9999...............       188       29,291,782        4.56         155,807        579             88.32
6.0000 - 6.4999...............        86       12,901,769        2.01         150,021        595             92.92
6.5000 - 6.9999...............        18        2,482,145        0.39         137,897        577             89.12
7.0000 - 7.4999...............        10          869,867        0.14          86,987        599             88.45
7.5000 - 7.9999...............         1          148,866        0.02         148,866        593            100.00
                                   -----     ------------      ------        --------        ---            ------
   TOTAL......................     4,236     $641,955,156      100.00%       $151,547        618             84.08%


o    With respect to the junior mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

o    As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans will be approximately 4.3551% per annum.

                                      S-37

                  MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS



                                 NUMBER OF                  PERCENTAGE OF    AVERAGE      WEIGHTED     WEIGHTED AVERAGE
                                  MORTGAGE     PRINCIPAL       MORTGAGE     PRINCIPAL      AVERAGE       LOAN-TO-VALUE
MAXIMUM MORTGAGE RATES (%)         LOANS        BALANCE         LOANS        BALANCE    CREDIT SCORE         RATIO
------------------------------   ---------   ------------   -------------   ---------   ------------   ----------------

N/A (Fixed)...................     1,782     $162,111,493       25.25%       $ 90,972        624            83.98%
11.0000 - 11.9999.............       265       66,970,738       10.43         252,720        652            80.21
12.0000 - 12.9999.............     1,032      221,737,567       34.54         214,862        626            82.40
13.0000 - 13.9999.............       885      150,421,297       23.43         169,968        593            86.85
14.0000 - 14.9999.............       250       38,042,846        5.93         152,171        582            89.65
15.0000 - 15.9999.............        22        2,671,215        0.42         121,419        574            91.01
                                   -----     ------------      ------        --------        ---            -----
   TOTAL......................     4,236     $641,955,156      100.00%       $151,547        618            84.08%


o    With respect to the junior mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

o    As of the cut-off date, the weighted average Maximum Mortgage Rate of the adjustable rate mortgage loans will be approximately 12.8675% per annum.

                  MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS



                                 NUMBER OF                  PERCENTAGE OF    AVERAGE      WEIGHTED     WEIGHTED AVERAGE
                                  MORTGAGE     PRINCIPAL       MORTGAGE     PRINCIPAL      AVERAGE       LOAN-TO-VALUE
MINIMUM MORTGAGE RATES (%)         LOANS        BALANCE         LOANS        BALANCE    CREDIT SCORE         RATIO
------------------------------   ---------   ------------   -------------   ---------   ------------   ----------------

N/A (Fixed)...................     1,782     $162,111,493       25.25%       $ 90,972        624            83.98%
3.0000 - 3.9999...............         1          111,588        0.02         111,588        579            68.00
4.0000 - 4.9999...............         5        1,242,854        0.19         248,571        661            90.78
5.0000 - 5.9999...............       268       67,366,067       10.49         251,366        652            80.16
6.0000 - 6.9999...............     1,026      220,521,442       34.35         214,933        626            82.38
7.0000 - 7.9999...............       883      149,927,626       23.35         169,793        593            86.88
8.0000 - 8.9999...............       249       38,002,872        5.92         152,622        582            89.66
9.0000 - 9.9999...............        22        2,671,215        0.42         121,419        574            91.01
                                   -----     ------------      ------        --------        ---            -----
   TOTAL......................     4,236     $641,955,156      100.00%       $151,547        618            84.08%


o    With respect to the junior mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

o    As of the cut-off date, the weighted average Minimum Mortgage Rate of the adjustable rate mortgage loans will be approximately 6.8597% per annum.

                                      S-38

            NEXT INTEREST RATE ADJUSTMENT DATES OF THE MORTGAGE LOANS



                                 NUMBER OF                  PERCENTAGE OF    AVERAGE      WEIGHTED     WEIGHTED AVERAGE
                                  MORTGAGE     PRINCIPAL       MORTGAGE     PRINCIPAL      AVERAGE       LOAN-TO-VALUE
NEXT INTEREST ADJUSTMENT DATE      LOANS        BALANCE         LOANS        BALANCE    CREDIT SCORE         RATIO
------------------------------   ---------   ------------   -------------   ---------   ------------   ----------------

N/A (Fixed)...................     1,782     $162,111,493       25.25%       $ 90,972        624            83.98%
November 2006.................         1          170,892        0.03         170,892        548            90.00
January 2007..................        34        7,200,613        1.12         211,783        589            83.06
February 2007.................       397       76,492,406       11.92         192,676        611            85.67
March 2007....................       609      114,197,655       17.79         187,517        614            84.11
April 2007....................       677      133,772,586       20.84         197,596        615            83.74
May 2007......................       508       98,466,375       15.34         193,831        615            84.14
June 2007.....................        23        5,358,472        0.83         232,977        614            87.57
November 2007.................         1          206,824        0.03         206,824        716            80.00
January 2008..................        12        2,847,690        0.44         237,307        626            78.24
February 2008.................        53       11,427,401        1.78         215,611        644            82.13
March 2008....................        63       14,294,103        2.23         226,891        631            82.23
April 2008....................        48        9,820,934        1.53         204,603        642            82.38
May 2008......................        27        5,403,213        0.84         200,119        627            84.02
June 2008.....................         1          184,500        0.03         184,500        605            90.00
                                   -----     ------------      ------        --------        ---            -----
   TOTAL......................     4,236     $641,955,156      100.00%       $151,547        618            84.08%


o    With respect to the junior mortgage loans, this table was calculated using the combined loan-to-value ratio for such mortgage loans.

o    As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 23 months.

                                      S-39

STANDARD HAZARD INSURANCE AND PRIMARY MORTGAGE INSURANCE

          The mortgaged property related to each mortgage loan is required to be covered by a standard hazard insurance policy. In addition, to the best of the depositor's knowledge, none of the mortgage loans that have a loan-to-value ratio, or combined loan-to-value ratio with respect to mortgage loans that are secured by junior liens, at origination in excess of 80%, are insured by a borrower-paid, primary mortgage insurance policy. Approximately 55.7% of the mortgage loans have a loan-to-value ratio, or combined loan to-value ratio with respect to mortgage loans that are secured by junior liens, at origination in excess of 80%.

          See "Insurance Policies on Mortgage Loans or Contracts--Standard
Hazard Insurance on Mortgaged Properties" and "--Primary Insurance Policies" in
the prospectus.

UNDERWRITING STANDARDS

          As used in this prospectus supplement, LTV ratio means that ratio, expressed as a percentage of (a) the principal amount of the mortgage loan at origination, over (b) the lesser of the sales price or the appraised value of the related mortgaged property at origination, or in the case of a refinanced or modified mortgage loan, either the appraised value determined at origination or, if applicable, at the time of the refinancing or modification. With respect to any junior loan, the CLTV ratio will be the ratio, expressed as a percentage, of the sum of (x) the cut-off date principal balance of the junior loan and (y) the principal balance of any related mortgage loans that constitute liens senior to the lien of the junior loan on the related mortgaged property, at the time of the origination of that junior loan or, in some instances, at the time of an appraisal subsequent to origination, to the lesser of (A) the appraised value of the related mortgaged property determined in an appraisal used in the origination of the junior loan or, in some instances, the value determined in an appraisal obtained subsequent to origination and (B) if applicable under the corresponding program, the sales price of each mortgaged property.

          Prior to assignment to the depositor, Residential Funding reviewed the underwriting standards for the mortgage loans and purchased all the mortgage loans from the mortgage collateral sellers who participated in or whose loans were in substantial conformity with the standards set forth in Residential
Funding's AlterNet Program or which are otherwise in conformity with the standards set forth in the description of credit grades set forth in this prospectus supplement. In addition, reference is made to "The
Trusts--Underwriting Policies" in the prospectus for important information in addition to that set forth in this prospectus supplement regarding the underwriting standards for the mortgage loans, including automated underwriting.

          All of the mortgage loans had features that generally distinguish those loans from the more restrictive underwriting requirements used as standards for Fannie Mae and Freddie Mac. Residential Funding established credit grades by which it could aggregate acceptable loans into groupings considered to have progressively greater risk characteristics. A more detailed description of those credit grades applicable to the mortgage loans is set forth below.

          Residential Funding's underwriting of the mortgage loans generally consisted of analyzing the following as standards applicable to the mortgage loans:

               o    the creditworthiness of a mortgagor,

               o    the income sufficiency of a mortgagor's projected family
                    income relative to the mortgage payment and to other fixed obligations, including in certain instances rental income
                    from investment property, and

                                      S-40

               o    the adequacy of the mortgaged property expressed in terms of
                    LTV ratio, to serve as the collateral for a mortgage loan.

          Generally, each mortgagor would have been required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, each mortgagor would have been required to furnish information with respect to the mortgagor's assets, liabilities, income, credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarized the borrower's credit history with local merchants and lenders and any record of bankruptcy.
The information may have been supplied solely in the loan application. The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties, income derived from the mortgaged property may have been considered for underwriting purposes. With respect to mortgaged property consisting of vacation homes, generally no income derived from the property was considered for underwriting purposes.

          Based on the data provided in the application, certain verifications, if required by the originator of the mortgage loan, and the appraisal or other valuation of the mortgaged property, a determination was made by the original lender that the mortgagor's monthly income would be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. The originator's guidelines for mortgage loans generally specify that scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months, including those mentioned above and other fixed obligations, equal no more than specified percentages of the prospective mortgagor's gross income.
The originator may also have considered the amount of liquid assets available to the mortgagor after origination.

          Some of the mortgage loans have been originated under "stated income"
programs (also referred to in this prospectus supplement as "reduced documentation" programs) that require less documentation and verification than do traditional "full documentation" programs. Under a "stated income" program, some borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income will be undertaken.

          The adequacy of a mortgaged property as security for repayment of the related mortgage loan generally has been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers were either staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established guidelines established by the originator.

          The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal would have considered a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or replacement cost analysis based on the current cost of constructing or purchasing a similar property.

          In certain instances, the LTV ratio may have been based on the appraised value as indicated on a review appraisal conducted by the mortgage collateral seller or originator. In most cases, the mortgage loans were either originated and underwritten in accordance with Residential Funding's AlterNet
Program, as discussed below, or otherwise acquired from a mortgage collateral seller based on standards

                                      S-41

consistent with the following discussion on credit grades classification.
Exceptions to these standards are made, however, on a case by case basis if it is determined, generally based on compensating factors, that an underwriting exception is warranted. Compensating factors may include, but are not limited to, a low LTV ratio, stable employment, a relatively long period of time in the same residence, a mortgagor's cash reserves and savings and monthly residual income.

          The credit grade categories determined by Residential Funding as applicable to all of the mortgage loans are expressed in this prospectus supplement as Credit Grade Categories Ax, Am, B, and C. The following is a general description of the Credit Grades:

          CREDIT GRADE CATEGORY AX: Under Credit Grade Category Ax, the
prospective mortgagor may have minor repayment delinquencies related to installment or revolving debt. A maximum of one 30-day late payment, and no
60-day or 90-day late payments, within the last 12 months is acceptable on an existing mortgage loan. The credit score on the primary borrower generally will be 600 or greater. With respect to each mortgagor in this Credit Grade Category, no foreclosure proceedings are permitted in the past 5 years. The mortgaged property must be in average to good condition. A maximum LTV ratio of 90% is permitted for a mortgage loan on a single family owner-occupied property or 85%
for a mortgage loan originated under a stated income documentation program. A maximum LTV ratio of 80% is permitted for a mortgage loan on a non-owner occupied property or 80% under the stated income documentation program. The mortgagor's debt service-to-income ratio is 50% or less which, in the case of adjustable-rate mortgage loans, will be based on the initial rate on the mortgage loan plus 2% per annum unless the initial rate would not be subject to change for an extended period.

          CREDIT GRADE CATEGORY AM: Under Credit Grade Category Am, the
prospective mortgagor is required to have generally repaid all previous or existing installment or revolving debt according to its terms. With respect to non-mortgage credit, some prior defaults may have occurred, provided, that open collections and charge-offs in excess of $1,000 must be paid down to zero at closing unless they are 2 years or older and not reflected in the title report or relate to medical expenses. The credit score on the primary borrower generally will be between 580 and 599. With respect to each mortgagor in this credit grade category, no foreclosure proceedings are permitted in the past 3 years. The mortgaged property must be in average to good condition. A maximum
LTV ratio of 90% is permitted for a mortgage loan on an owner-occupied property or 80% for mortgage loans originated under a stated income documentation program. A maximum LTV ratio of 80% is permitted for a mortgage loan on a non-owner occupied property or 70% for mortgage loans originated under a stated
income documentation program. The debt service-to-income ratio is 50% or less which, in the case of adjustable-rate mortgage loans, will be based on an initial rate on the mortgage loan plus 2% per annum unless the initial rate would not be subject to change for an extended period.

          CREDIT GRADE CATEGORY B: Under Credit Grade Category B, the
prospective mortgagor may not have paid all previous or existing installment or revolving debt according to its terms, and may have some charge-offs. With respect to non-mortgage credit, some prior defaults may have occurred, provided, that open collections and charge-offs must be paid down to an amount not in excess of $2,500 at closing unless they are 2 years or older and not reflected in the title report or relate to medical expenses. The credit score on the primary borrower generally will be between 560 and 579. With respect to each mortgagor in this credit grade category, no foreclosure proceedings are permitted in the past 2 years. The mortgaged property must be in average to good condition. A maximum LTV ratio of 85% is permitted for a mortgage loan on an owner-occupied property or 75% under a stated income documentation program. A maximum LTV ratio of 75% is permitted for a mortgage loan on a non-owner-occupied property or 65% for mortgage loans originated under a stated
income documentation program. The debt service-to-income ratio is 50% or less which, in the case of adjustable-rate mortgage loans, will be based

                                      S-42

on the initial rate on the mortgage loan plus 2% per annum unless the initial rate would not be subject to change for an extended period.

          CREDIT GRADE CATEGORY C: Under Credit Grade Category C, the
prospective mortgagor may have experienced significant credit problems in the past. With respect to mortgage credit, the mortgagor may have had a history of being generally 30 to 60 days delinquent. A maximum of one 90-day late payment(s) within the last 12 months is acceptable on an existing mortgage loan.
With respect to non-mortgage credit, significant prior defaults may have occurred, provided, that open collections and charge-offs must be paid down to an amount not in excess of $5,000 at closing unless they are 2 years or older and not reflected in the title report or relate to medical expenses. The credit score on the primary borrower generally will be between 540 and 559. With respect to each mortgagor in this credit grade category, no foreclosure proceedings in the past 2 years. The mortgaged property must be in average to good condition. A maximum LTV ratio of 75% is permitted for mortgage loans on an owner-occupied property or 65% for mortgage loans originated under a stated
income documentation program. A maximum LTV ratio of 65% is permitted for mortgage loans originated under a full documentation program or a maximum LTV rate of 55% for mortgage loans originated under a stated income documentation program on a non-owner occupied property. The debt service-to-income ratio is
50% or less which, in the case of adjustable-rate mortgage loans, will be based on the initial rate on the mortgage loan plus 2% per annum unless the initial rate would not be subject to change for an extended period.

          For all credit grade categories, non-mortgage credit may include prior defaults, and different levels of major adverse credit. Major adverse credit is defined as collection accounts, charge-off accounts, judgments, liens, delinquent property taxes, repossessions, garnishments and accounts currently 90 days or more delinquent. In most cases, Chapter 7 bankruptcies were discharged in the past 12 months; and Chapter 13 bankruptcies must be paid as agreed for the past 12 months and paid off prior to or at closing. Any adverse account affecting title must also be paid down to zero at closing. Some adverse accounts may remain open after closing, provided the borrower has adequate compensating factors. As described above, the indicated underwriting standards applicable to the mortgage loans include the foregoing categories and characteristics as guidelines only. The underwriting process may determine that the prospective mortgagor warrants a credit grade category upgrade based on compensating factors. Examples of compensating factors include strong residual income, strong prior mortgage history, 6 months or more of liquid reserves, LTV ratios below
65%, or a credit score above 600. The foregoing credit grade classifications are based on factors that are exclusive of the additional protection against loss that borrower-paid primary mortgage insurance customarily provides on loans which have LTV ratios in excess of 80%.

          In applying the standards described above to junior loans, the CLTV ratio is used in lieu of the LTV ratio for all junior loans that have CLTV ratios of up to 95%. CLTV ratios in excess of 95% are allowed in the Ax and Am credit grade categories as an exception to the general AlterNet underwriting standards based on compensating factors as described above.

          Based on the indicated underwriting standards applicable for mortgage loans with risk features originated thereunder, and in particular mortgage loans in Credit Grade Categories C as described above, those mortgage loans are likely to experience greater rates of delinquency, foreclosure and loss, and may experience substantially greater rates of delinquency, foreclosure and loss than mortgage loans underwritten under more stringent underwriting standards.

THE ALTERNET PROGRAM

          Residential Funding has established the AlterNet program primarily for the purchase of mortgage loans that are made to borrowers that may have imperfect credit histories, higher debt to income ratios or

                                      S-43

mortgage loans that present certain other risks to investors. The mortgage collateral sellers that participate in this program have been selected by
Residential Funding on the basis of criteria set forth in Residential Funding's
Client Guide, referred to as the Guide. For those mortgage loans that
Residential Funding purchased from sellers in this program, each mortgage loan determined by Residential Funding to be acceptable for purchase would have been originated in accordance with or would have been determined to be generally consistent with the provisions of the Guide.

          If a seller in this program becomes the subject of a receivership, conservatorship or other insolvency or bankruptcy proceeding or if the net worth, financial performance or delinquency and foreclosure rates of a seller in this program are adversely impacted, that institution may continue to be treated as a seller in this program.

RESIDENTIAL FUNDING

          Residential Funding will be responsible for master servicing the mortgage loans. Residential Funding's responsibilities will include the receipt of funds from subservicers, the reconciliation of servicing activity with respect to the mortgage loans, investor reporting, remittances to the trustee to accommodate distributions to certificateholders, follow up with subservicers with respect to mortgage loans that are delinquent or for which servicing decisions may need to be made, management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure, notices and other responsibilities as detailed in the pooling and servicing agreement.

          Residential Funding and its affiliates are active purchasers of non-conforming and subprime mortgage loans and have sold a substantial amount of mortgage loans that do not present some of the special risk factors presented by the mortgage loans as described in this prospectus supplement. Residential
Funding serves as the master servicer for transactions backed by most of these mortgage loans. As a result of the program criteria and underwriting standards of the mortgage loans, however, the mortgage loans may experience rates of delinquency, foreclosure and loss that are higher than those experienced by other pools of mortgage loans for which Residential Funding acts as master servicer.

LITIGATION

          Residential Funding is a party to various legal proceedings arising from the ordinary course of its business, some of which purport to be class actions. Based on information currently available, it is the opinion of
Residential Funding that the eventual outcome of any currently pending legal proceedings will not have a material adverse affect on their ability to perform their obligations in relation to the trust or the mortgage loans. However, no assurance can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on Residential Funding.

ORIGINATION AND SERVICING

          Mortgage Lenders Network USA, Inc. originated of all of the mortgage loans. Mortgage Lenders Network USA, Inc. originates loans through a nationwide network of retail production branches, independent mortgage brokers approved by
Mortgage Lenders Network USA, Inc. and also through its correspondent lending division. The executive offices of Mortgage Lenders Network USA, Inc. are located in Middletown, Connecticut.

          Residential Funding acquired all of the mortgage loans from Emax
Financial Group, LLC. Emax Financial Group, LLC, is a mortgage banking company engaged in the mortgage banking business, which

                                      S-44

consists of acquisition and sale of residential mortgage loans secured primarily by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights.

          Primary servicing will be provided by Mortgage Lenders Network USA,
Inc. Mortgage Lenders Network USA, Inc. is an approved Fannie Mae and Freddie
Mac servicer.

          The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of sub-prime mortgage loans acquired by Residential Funding and serviced by Mortgage Lenders Network USA,
Inc. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure and delinquency experience presented in the following table will be indicative of the actual experience on the mortgage loans:

                             DELINQUENCY EXPERIENCE



                                AT DECEMBER 31, 2003    AT DECEMBER 31, 2004     AT MARCH 31, 2005
                               ---------------------   ---------------------   ---------------------
                                  BY       BY DOLLAR      BY       BY DOLLAR      BY       BY DOLLAR
                                NUMBER      AMOUNT      NUMBER      AMOUNT      NUMBER      AMOUNT
                               OF LOANS    OF LOANS    OF LOANS    OF LOANS    OF LOANS    OF LOANS
                               --------   ----------   --------   ----------   --------   ----------
                                 (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                     THOUSANDS)              THOUSANDS)              THOUSANDS)

Total Loan Portfolio........    20,041    $2,276,880    28,484    $3,506,681    29,994    $3,756,814
   Period of Delinquency:
30 to 59 days...............       287        27,376       239        22,055       168        17,044
60 to 89 days...............       121        11,156       124        10,890        87         7,777
90 days or more.............       158        12,451       195        14,920       198        15,558
Foreclosures Pending........       253        23,775       346        35,052       374        35,363
Total Delinquent Loans......       819    $   74,759       904    $   82,917       827        75,742
Percent of Loan Portfolio...      4.09%         3.28%     3.17%         2.36%     2.76%         2.02%


                         LOSS AND FORECLOSURE EXPERIENCE



                                     AT OR FOR THE        AT OR FOR THE     AT OR FOR THE THREE -
                                      YEAR ENDED           YEAR ENDED         MONTH PERIOD ENDED
                                   DECEMBER 31, 2003    DECEMBER 31, 2004       MARCH 31, 2005
                                  ------------------   ------------------   ---------------------
                                  (DOLLAR AMOUNTS IN   (DOLLAR AMOUNTS IN     (DOLLAR AMOUNTS IN
                                      THOUSANDS)           THOUSANDS)             THOUSANDS)

Total Loan Portfolio ..........       $2,276,880           $3,506,681            $3,756,814
Average Portfolio Balance .....       $1,662,308           $2,977,975            $3,729,672
Foreclosed Loans ..............       $    8,289           $    9,325            $   13,650
Liquidated Foreclosed Loans ...       $   19,024           $   31,530            $    9,447
Foreclosed Loans Ratio ........            0.364%               0.266%                0.363%
Gross Loss ....................       $   10,041           $   13,039            $    3,822
Gross Loss Ratio ..............            0.604%               0.438%                0.102%
Covered Loss ..................       $   10,041           $   12,632            $    3,822
Net Loss ......................       $        0           $      407            $        0
Net Loss Ratio ................            0.000%               0.014%                0.000%
Excess Recovery ...............                0                    5                     0


----------

                                      S-45

ADDITIONAL INFORMATION

          The description in this prospectus supplement of the mortgage pool and the mortgaged properties is based upon the mortgage pool as of the cut-off date after deducting payments due during the month of the cut-off date, except as otherwise noted. Prior to the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise, if the depositor deems that removal is necessary or appropriate. A limited number of other mortgage loans may be added to the mortgage pool prior to the issuance of the certificates. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the mortgage pool may vary.

          A Current Report on Form 8-K will be available to purchasers of the certificates and will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the offered certificates. In the event mortgage loans are removed from or added to the mortgage pool as described in the preceding paragraph, that removal or addition will be noted in the Current Report on Form
8-K.

                              THE SWAP COUNTERPARTY

          The swap counterparty has supplied the following information for inclusion in this prospectus supplement. No representation is made by the depositor, the master servicer, the underwriters, or any of their respective affiliates as to the accuracy and completeness of this information.

          Barclays Bank PLC is a public limited company registered in England and Wales under number 1026167. The liability of the members of Barclays Bank
PLC is limited. It has its registered and head office at 1 Churchill Place,
London, E14 5HP9EX. Barclays Bank PLC was incorporated on August 7, 1925 under the Colonial Bank Act 1925 and on October 4, 1971 was registered as a company limited by shares under the Companies Act 1948 to 1967. Pursuant to The Barclays
Bank Act 1984, on January 1, 1985, Barclays Bank was re-registered as a public limited company and its name was changed from "Barclays Bank International
Limited" to "Barclays Bank PLC."

          Barclays Bank PLC and its subsidiary undertakings (taken together, the
"Group") is an international financial services group engaged primarily in banking, investment banking and asset management. In terms of assets employed, it is one of the largest financial services groups in the United Kingdom. The
Group also operates in many other countries around the world and is a leading provider of coordinated global services to multinational corporations and financial institutions in the world's main financial centers. The whole of the issued ordinary share capital of Barclays Bank PLC is beneficially owned by
Barclays PLC, which is the ultimate holding company of the Group.

          The short term unsecured obligations of Barclays Bank PLC are rated A
1+ by S&P, P 1 by Moody's and F1+ by Fitch and the long term obligations of
Barclays Bank PLC are rated AA by S&P, Aa1 by Moody's and AA+ by Fitch.

          As of December 31, 2004, the Group had total assets of (pound)522,253 million (2003: (pound)443,373m), total net loans and advances of (pound)330,077 million (2003: (pound)288,743m), total deposits of (pound)328,742 million (2003:
(pound)278,960m) and equity shareholders funds of (pound)17,5816,380 million
(2003: (pound)16,485m) (including non equity of (pound)1,872 million). The audited profit before taxation of the Group in respect of the year ended
December 31, 2004 was (pound)4,612 million (2003: (pound)3,845m) after charging net provisions for bad and doubtful debts of (pound)1,0911,149 million (2003:
(pound)1,347m).

                                      S-46

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

          The certificates will be issued pursuant to the pooling and servicing agreement. The following summaries describe provisions of the pooling and servicing agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the pooling and servicing agreement.

          The Series 2005-EMX2 Home Equity Mortgage Asset-Backed Pass-Through
Certificates will consist of the following seventeen classes:

               o Class A-1, Class A-2, Class A-3 and Class A-4 Certificates,
               which together are sometimes referred to as the Class A
               Certificates;

               o Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class
               M-6, Class M-7, Class M-8 and Class M-9 Certificates, which together are sometimes referred to as the Class M Certificates;

               o Class B Certificates;

               o Class SB Certificates; and

               o Class R-I, and Class R-II Certificates, which together are sometimes referred to as the Class R Certificates.

          Only the Class A Certificates and Class M Certificates are offered by this prospectus supplement. See "--Glossary of Terms" in this prospectus supplement for the meanings of capitalized terms and acronyms not otherwise defined in this prospectus supplement.

          The certificates in the aggregate will evidence the entire beneficial ownership interest in the trust. The trust will consist of:

               o the mortgage loans, excluding scheduled payments due in the month of the cut-off date;

               o the assets as from time to time are identified as deposited in respect of the mortgage loans in the custodial account and in the certificate account and belonging to the trust;

               o property acquired by foreclosure of the mortgage loans or deed in lieu of foreclosure;

               o any applicable primary insurance policies and standard hazard insurance policies;

               o swap account;

               o the swap agreement; and

               o all proceeds of the foregoing.

          The offered certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants. The Class A, Class M-1,
Class M-2 and Class M-3 Certificates will be issued in

                                      S-47

minimum denominations of $25,000 and integral multiples of $1 in excess of
$25,000. The Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9
and Class B Certificates will be issued in minimum denominations of $250,000 and integral multiples of $1 in excess of $250,000.

          The offered certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner will be entitled to receive a definitive certificate, except as set forth in the prospectus under "Description of the Certificates--Form of Certificates."
Investors in the offered certificates may elect to hold their offered certificates through DTC in the United States or Clearstream, Luxembourg, formerly known as Cedelbank SA, or Euroclear in Europe. Clearstream, Luxembourg
and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and
Euroclear's names on the books of their depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Unless and until definitive certificates are issued for the offered certificates under the limited circumstances described in this prospectus supplement,

               o all references to actions by certificateholders with respect to the offered certificates shall refer to actions taken by DTC upon instructions from its participants, and

               o all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the offered certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.

BOOK-ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

          GENERAL. Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal of and interest on the offered certificates from the paying agent through DTC and participants. Accordingly, beneficial owners may experience delays in their receipt of payments. Unless and until definitive certificates are issued for the offered certificates, it is anticipated that the only registered certificateholder of the offered certificates will be Cede &
Co., as nominee of DTC. Beneficial owners will not be recognized by the trustee or the master servicer as certificateholders, as such term is used in the pooling and servicing agreement, and beneficial owners will be permitted to receive information furnished to certificateholders and to exercise the rights of certificateholders only indirectly through DTC, its participants and indirect participants. Under the rules, regulations and procedures creating and affecting
DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participants and to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates evidencing their interests in the offered certificates, DTC's rules provide a mechanism by which beneficial owners, through their participants and indirect participants, will receive distributions and will be able to transfer their interests in the offered certificates. Transfers between participants will occur in accordance with DTC's rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

                                      S-48

          None of the depositor, the master servicer or the trustee will have any liability for any actions taken by DTC or its nominee, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by
Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

          DEFINITIVE CERTIFICATES. Definitive certificates will be issued to beneficial owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under
"Description of the Certificates--Form of Certificates."

          Upon the occurrence of an event described in the prospectus in the third paragraph under "Description of the Certificates--Form of Certificates,"
the trustee is required to notify, through DTC, participants who have ownership of offered certificates as indicated on the records of DTC of the availability of definitive certificates for their offered certificates. Upon surrender by DTC of the definitive certificates representing the offered certificates and upon receipt of instructions from DTC for re-registration, the trustee will reissue the offered certificates as definitive certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee and the master servicer will recognize the holders of the definitive certificates as certificateholders under the pooling and servicing agreement.

          For additional information regarding DTC, Clearstream, Luxembourg and
Euroclear and the offered certificates, see "Description of the
Certificates--Form of Certificates" in the prospectus.

GLOSSARY OF TERMS

          The following terms are given the meanings shown below to help describe the cash flows on the certificates:

          ACCRUED CERTIFICATE INTEREST--With respect to any class of Class A,
Class M and Class B Certificates and any distribution date, an amount equal to the interest accrued during the related Interest Accrual Period on its
Certificate Principal Balance immediately prior to that distribution date at the related Pass-Through Rate for that distribution date.

          Accrued Certificate Interest will be reduced by Prepayment Interest
Shortfalls to the extent not covered by Eligible Master Servicer Compensation, and by Relief Act Shortfalls, each as described in "--Interest Distributions"
below. These reductions will be allocated to the related certificates on a pro rata basis, based upon the amount of Accrued Certificate Interest that would have accrued on these certificates absent these reductions.

          In addition to the foregoing, Accrued Certificate Interest on any class of Class A, Class M and Class B Certificates may be reduced by the interest portion of Realized Losses that are not covered by Excess Cash Flow or overcollateralization and allocated through subordination as described in
"--Allocation of Losses" below.

          Accrued Certificate Interest will be calculated on the basis of the actual number of days in the related Interest Accrual Period and a 360-day year.

          AVAILABLE DISTRIBUTION AMOUNT--For any distribution date, an amount equal to the sum of the following amounts, net of (i) amounts reimbursable to the master servicer and any subservicer, (ii) any net swap payment to the swap counterparty and (iii) any Swap Termination Payment not due to a Swap
Counterparty Trigger Event:

                                      S-49

          o    the aggregate amount of scheduled payments on the mortgage loans due during the related due period and received on or prior to the related determination date, after deduction of the master
               servicing fees and any subservicing fees in respect of the mortgage loans for that distribution date;

          o    unscheduled payments, including mortgagor prepayments on the mortgage loans, Insurance Proceeds, Liquidation Proceeds and
               Subsequent Recoveries from the mortgage loans, and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month; and

          o    all Advances made for that distribution date in respect of the mortgage loans.

          In addition to the foregoing amounts, with respect to unscheduled collections on the mortgage loans, not including mortgagor prepayments, the master servicer may elect to treat these amounts as included in the Available
Distribution Amount for the distribution date in the month of receipt, but is not obligated to do so. As described in this prospectus supplement under
"--Principal Distributions," any amount with respect to which this election is made shall be treated as having been received on the last day of the preceding calendar month for the purposes of calculating the amount of principal and interest distributions to any class of certificates.

          BASIS RISK SHORTFALL--With respect to the Class A, Class M and Class B
Certificates and any distribution date on which the Net WAC Cap Rate is used to determine the Pass-Through Rate of the Class A, Class M or Class B Certificates,
an amount equal to the excess of (x) Accrued Certificate Interest for the Class
A, Class M or Class B Certificates calculated at a rate (not to exceed 14.000%
per annum) equal to One-Month LIBOR plus the related Margin over (y) Accrued
Certificate Interest for the Class A, Class M or Class B Certificates calculated using the Net WAC Cap Rate.

          BASIS RISK SHORTFALL CARRY-FORWARD AMOUNT--With respect to each class of Class A, Class M and Class B Certificates and any distribution date, an amount equal to the aggregate amount of Basis Risk Shortfall for that class on that distribution date, plus any unpaid Basis Risk Shortfall from prior distribution dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow or the swap agreement, at a rate equal to the related
Pass-Through Rate.

          CAPITALIZATION REIMBURSEMENT AMOUNT--With respect to any distribution date, the amount of Advances or Servicing Advances that were added to the outstanding principal balance of the related mortgage loans during the preceding calendar month and reimbursed to the master servicer or subservicer on or prior to that distribution date.

          CERTIFICATE PRINCIPAL BALANCE--With respect to any Class A, Class M and Class B Certificate as of any date of determination, an amount equal to its initial certificate principal balance, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to that class of certificates and (b) any reductions in its Certificate Principal Balance in connection with allocations of Realized Losses in the manner described in this prospectus supplement; provided, that with respect to any distribution date, the
Certificate Principal Balance of each class of Class A, Class M and Class B
Certificates to which a Realized Loss was previously allocated and remains unreimbursed will be increased, sequentially, as follows: first, the Class A
Certificates on a pro rata basis, then the Class M-1, Class M-2, Class M-3,
Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
Certificates, in that order, to the extent of Realized Losses previously allocated thereto and remaining unreimbursed, but only to the extent of
Subsequent Recoveries received during the previous calendar month. The initial
Certificate Principal Balance of the Class SB Certificates is equal to the excess, if any,

                                      S-50

of (a) the initial aggregate Stated Principal Balance of the mortgage loans over
(b) the initial aggregate Certificate Principal Balance of the Class A, Class M
and Class B Certificates.

          CLASS A PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown
Date if a Trigger Event is in effect for that distribution date, the Principal
Distribution Amount for that distribution date or (ii) on or after the Stepdown
Date if a Trigger Event is not in effect for that distribution date, the lesser of:

               o    the Principal Distribution Amount for that distribution
                    date; and

               o    the excess, if any, of (A) the aggregate Certificate
                    Principal Balance of the Class A Certificates immediately
                    prior to that distribution date over (B) the lesser of (x)
                    the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the
                    mortgage loans after giving effect to distributions to be
                    made on that distribution date and (y) the aggregate Stated
                    Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, less the Overcollateralization Floor.

          CLASS B PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown
Date if a Trigger Event is in effect for that distribution date, the remaining
Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution
Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal
Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5
Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class
M-7 Principal Distribution Amount, Class M-8 Principal Distribution Amount and
Class M-9 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

          o    the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution
               Amount, Class M-1 Principal Distribution Amount, Class M-2
               Principal Distribution Amount, Class M-3 Principal Distribution
               Amount, Class M-4 Principal Distribution Amount, Class M-5
               Principal Distribution Amount, Class M-6 Principal Distribution
               Amount, Class M-7 Principal Distribution Amount, Class M-8
               Principal Distribution Amount and Class M-9 Principal
               Distribution Amount; and

          o    the excess, if any, of (A) the sum of (1) the aggregate
               Certificate Principal Balance of the Class A, Class M-1, Class
               M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class
               M-8 and Class M-9 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, Class M-1
               Principal Distribution Amount, Class M-2 Principal Distribution
               Amount, Class M-3 Principal Distribution Amount, Class M-4
               Principal Distribution Amount, Class M-5 Principal Distribution
               Amount, Class M-6 Principal Distribution Amount, Class M-7
               Principal Distribution Amount, Class M-8 Principal Distribution
               Amount and Class M-9 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class B Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable
               Subordination Percentage and (2) the aggregate Stated Principal
               Balance of the mortgage loans after giving effect to
               distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, less the Overcollateralization Floor.

                                      S-51

          CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown
Date if a Trigger Event is in effect for that distribution date, the remaining
Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

          o    the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution
               Amount; and

          o    the excess, if any, of (A) the sum of (1) the aggregate
               Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal
               Distribution Amount for that distribution date) and (2) the
               Certificate Principal Balance of the Class M-1 Certificates
               immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, less the Overcollateralization
               Floor.

          CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown
Date if a Trigger Event is in effect for that distribution date, the remaining
Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal
Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

          o    the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution
               Amount and the Class M-1 Principal Distribution Amount; and

          o    the excess, if any, of (A) the sum of (1) the aggregate
               Certificate Principal Balance of the Class A Certificates and
               Class M-1 Certificates (after taking into account the payment of the Class A Principal Distribution Amount and Class M-1 Principal
               Distribution Amount for that distribution date) and (2) the
               Certificate Principal Balance of the Class M-2 Certificates
               immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, less the Overcollateralization
               Floor.

          CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown
Date if a Trigger Event is in effect for that distribution date, the remaining
Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution
Amount and the Class M-2 Principal Distribution Amount or (ii) on or after the
Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

          o    the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution
               Amount, Class M-1 Principal Distribution Amount and Class M-2
               Principal Distribution Amount; and

                                      S-52

          o    the excess, if any, of (A) the sum of (1) the aggregate
               Certificate Principal Balance of the Class A, Class M-1 and Class
               M-2 Certificates (after taking into account the payment of the
               Class A Principal Distribution Amount, Class M-1 Principal
               Distribution Amount and Class M-2 Principal Distribution Amount
               for that distribution date) and (2) the Certificate Principal
               Balance of the Class M-3 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1)
               the applicable Subordination Percentage and (2) the aggregate
               Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and
               (y) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that
               distribution date, less the Overcollateralization Floor.

          CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown
Date if a Trigger Event is in effect for that distribution date, the remaining
Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution
Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal
Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

          o    the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution
               Amount, Class M-1 Principal Distribution Amount, Class M-2
               Principal Distribution Amount and Class M-3 Principal
               Distribution Amount; and

          o    the excess, if any, of (A) the sum of (1) the aggregate
               Certificate Principal Balance of the Class A, Class M-1, Class
               M-2 and Class M-3 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, Class M-1
               Principal Distribution Amount, Class M-2 Principal Distribution
               Amount and Class M-3 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable
               Subordination Percentage and (2) the aggregate Stated Principal
               Balance of the mortgage loans after giving effect to
               distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, less the Overcollateralization Floor.

          CLASS M-5 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown
Date if a Trigger Event is in effect for that distribution date, the remaining
Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution
Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal
Distribution Amount and the Class M-4 Principal Distribution Amount or (ii) on
or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

          o    the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution
               Amount, Class M-1 Principal Distribution Amount, the Class M-2
               Principal Distribution Amount, Class M-3 Principal Distribution
               Amount and Class M-4 Principal Distribution Amount; and

          o    the excess, if any, of (A) the sum of (1) the aggregate
               Certificate Principal Balance of the Class A, Class M-1, Class
               M-2, Class M-3 and Class M-4 Certificates (after taking into account the payment of the Class A Principal Distribution Amount,
               Class M-1 Principal

                                      S-53

               Distribution Amount, Class M-2 Principal Distribution Amount,
               Class M-3 Principal Distribution Amount and Class M-4 Principal
               Distribution Amount for that distribution date) and (2) the
               Certificate Principal Balance of the Class M-5 Certificates
               immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, less the Overcollateralization
               Floor.

          CLASS M-6 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown
Date if a Trigger Event is in effect for that distribution date, the remaining
Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution
Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal
Distribution Amount, the Class M-4 Principal Distribution Amount and the Class
M-5 Principal Distribution Amount or (ii) on or after the Stepdown Date if a
Trigger Event is not in effect for that distribution date, the lesser of:

          o    the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution
               Amount, Class M-1 Principal Distribution Amount, the Class M-2
               Principal Distribution Amount, Class M-3 Principal Distribution
               Amount, Class M-4 Principal Distribution Amount and Class M-5
               Principal Distribution Amount; and

          o    the excess, if any, of (A) the sum of (1) the aggregate
               Certificate Principal Balance of the Class A, Class M-1, Class
               M-2, Class M-3, Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class A Principal
               Distribution Amount, Class M-1 Principal Distribution Amount,
               Class M-2 Principal Distribution Amount, Class M-3 Principal
               Distribution Amount, Class M-4 Principal Distribution Amount and
               Class M-5 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class M-6
               Certificates immediately prior to that distribution date over (B)
               the lesser of (x) the product of (1) the applicable Subordination
               Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal
               Balance of the mortgage loans after giving effect to
               distributions to be made on that distribution date, less the
               Overcollateralization Floor.

          CLASS M-7 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown
Date if a Trigger Event is in effect for that distribution date, the remaining
Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution
Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal
Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5
Principal Distribution Amount and Class M-6 Principal Distribution Amount or
(ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

          o    the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution
               Amount, Class M-1 Principal Distribution Amount, Class M-2
               Principal Distribution Amount, Class M-3 Principal Distribution
               Amount, Class M-4 Principal Distribution Amount, Class M-5
               Principal Distribution Amount and Class M-6 Principal
               Distribution Amount; and

                                      S-54

          o    the excess, if any, of (A) the sum of (1) the aggregate
               Certificate Principal Balance of the Class A, Class M-1, Class
               M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates
               (after taking into account the payment of the Class A Principal
               Distribution Amount, Class M-1 Principal Distribution Amount,
               Class M-2 Principal Distribution Amount, Class M-3 Principal
               Distribution Amount, Class M-4 Principal Distribution Amount,
               Class M-5 Principal Distribution Amount and Class M-6 Principal
               Distribution Amount for that distribution date) and (2) the
               Certificate Principal Balance of the Class M-7 Certificates
               immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, less the Overcollateralization
               Floor.

          CLASS M-8 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown
Date if a Trigger Event is in effect for that distribution date, the remaining
Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution
Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal
Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5
Principal Distribution Amount, Class M-6 Principal Distribution Amount and Class
M-7 Principal Distribution Amount or (ii) on or after the Stepdown Date if a
Trigger Event is not in effect for that distribution date, the lesser of:

          o    the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution
               Amount, Class M-1 Principal Distribution Amount, Class M-2
               Principal Distribution Amount, Class M-3 Principal Distribution
               Amount, Class M-4 Principal Distribution Amount, Class M-5
               Principal Distribution Amount, Class M-6 Principal Distribution
               Amount and Class M-7 Principal Distribution Amount; and

          o    the excess, if any, of (A) the sum of (1) the aggregate
               Certificate Principal Balance of the Class A, Class M-1, Class
               M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7
               Certificates (after taking into account the payment of the Class
               A Principal Distribution Amount, Class M-1 Principal Distribution
               Amount, Class M-2 Principal Distribution Amount, Class M-3
               Principal Distribution Amount, Class M-4 Principal Distribution
               Amount, Class M-5 Principal Distribution Amount, Class M-6
               Principal Distribution Amount and Class M-7 Principal
               Distribution Amount for that distribution date) and (2) the
               Certificate Principal Balance of the Class M-8 Certificates
               immediately prior to that distribution date over (B) the lesser of (x) the product of (1) the applicable Subordination Percentage and (2) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and (y) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date, less the Overcollateralization
               Floor.

          CLASS M-9 PRINCIPAL DISTRIBUTION AMOUNT--With respect to any distribution date (i) prior to the Stepdown Date or on or after the Stepdown
Date if a Trigger Event is in effect for that distribution date, the remaining
Principal Distribution Amount for that distribution date after distribution of the Class A, Class M-1 Principal Distribution Amount, Class M-2 Principal
Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4
Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class
M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount and

                                      S-55

Class M-8 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that distribution date, the lesser of:

          o    the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution
               Amount, Class M-1 Principal Distribution Amount, Class M-2
               Principal Distribution Amount, Class M-3 Principal Distribution
               Amount, Class M-4 Principal Distribution Amount, Class M-5
               Principal Distribution Amount, Class M-6 Principal Distribution
               Amount, Class M-7 Principal Distribution Amount and Class M-8
               Principal Distribution Amount; and

          o    the excess, if any, of (A) the sum of (1) the aggregate
               Certificate Principal Balance of the Class A, Class M-1, Class
               M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and
               Class M-8 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, Class M-1 Principal
               Distribution Amount, Class M-2 Principal Distribution Amount,
               Class M-3 Principal Distribution Amount, Class M-4 Principal
               Distribution Amount, Class M-5 Principal Distribution Amount,
               Class M-6 Principal Distribution Amount, Class M-7 Principal
               Distribution Amount and Class M-8 Principal Distribution Amount
               for that distribution date) and (2) the Certificate Principal
               Balance of the Class M-9 Certificates immediately prior to that distribution date over (B) the lesser of (x) the product of (1)
               the applicable Subordination Percentage and (2) the aggregate
               Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date and
               (y) the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that
               distribution date, less the Overcollateralization Floor.

          ELIGIBLE MASTER SERVICING COMPENSATION--For any distribution date, an amount equal to the lesser of (a) one-twelfth of 0.125% of the Stated Principal
Balance of the mortgage loans immediately preceding that distribution date and
(b) the sum of the master servicing fee payable to the master servicer in respect of its master servicing activities and reinvestment income received by the master servicer on amounts payable with respect to that distribution date.

          EXCESS CASH FLOW--With respect to any distribution date, an amount equal to the sum of (x) the excess of (i) the Available Distribution Amount for that distribution date over (ii) the sum of (a) the Interest Distribution Amount for that distribution date and (b) the Principal Remittance Amount for that distribution date and (y) the Overcollateralization Reduction Amount, if any,
for that distribution date.

          EXCESS OVERCOLLATERALIZATION AMOUNT--With respect to any distribution date, the excess, if any, of the Overcollateralization Amount on that distribution date over the Required Overcollateralization Amount on that distribution date.

          EXPENSE FEE RATE--With respect to any mortgage loan, the sum of the rates at which the master servicing and subservicing fees are paid.

          FIXED SWAP PAYMENT--With respect to any distribution date on or prior to the distribution date in October 2008, an amount equal to the product of (x)
a fixed rate equal to 4.055% per annum, (y) the Swap Agreement Notional Balance for that distribution date and (z) a fraction, the numerator of which is 30 and the denominator of which is 360.

          FLOATING SWAP PAYMENT--With respect to any distribution date on or prior to the distribution date in October 2008, an amount equal to the product of (x) one-month LIBOR as determined pursuant to the swap agreement, (y) the
Swap Agreement Notional Balance for that distribution date and (z) a

                                      S-56

fraction, the numerator of which is equal to the number of days in the related calculation period as provided in the swap agreement and the denominator of which is 360.

          INTEREST ACCRUAL PERIOD--With respect to any distribution date and the
Class A, Class M and Class B Certificates, (i) with respect to the distribution date in July 2005, the period commencing on the closing date and ending on the day preceding the distribution date in July 2005, and (ii) with respect to any distribution date after the distribution date in July 2005, the period commencing on the distribution date in the month immediately preceding the month in which that distribution date occurs and ending on the day preceding that distribution date.

          INTEREST DISTRIBUTION AMOUNT--For any distribution date, the aggregate amount of Accrued Certificate Interest to be distributed to the holders of the
Class A, Class M and Class B Certificates for that distribution date, to the extent of the Available Distribution Amount for that distribution date, plus any
Accrued Certificate Interest remaining unpaid from any prior distribution date, less any Prepayment Interest Shortfalls for that distribution date not covered by Eligible Master Servicing Compensation and any Relief Act Shortfalls for that distribution date.

          MARGIN--With respect to each class of Class A, Class M and Class B
Certificates, the related margin set forth in the table below:

        RELATED MARGINS
        ---------------
CLASS    (1)       (2)
-----   -----    -----
 A-1    0.100%   0.100%
 A-2    0.160%   0.160%
 A-3    0.270%   0.540%
 A-4    0.370%   0.740%
 M-1    0.480%   0.720%
 M-2    0.510%   0.765%
 M-3    0.520%   0.780%
 M-4    0.650%   0.975%
 M-5    0.700%   1.050%
 M-6    0.750%   1.125%
 M-7    1.280%   1.920%
 M-8    1.400%   2.100%
 M-9    1.800%   2.700%
  B     2.500%   3.750%

(1) Initially.

(2) On and after the second distribution date after the first possible Optional
Termination Date.

          MOODY'S-- Moody's Investors Service, Inc.

          NET MORTGAGE RATE--With respect to any mortgage loan, the mortgage rate thereon minus the Expense Fee Rate.

          NET WAC CAP RATE--With respect to any distribution date, a per annum rate equal to the weighted average of the Net Mortgage Rates of the mortgage loans using the Net Mortgage Rates in effect for the scheduled payments due on such mortgage loans during the related due period, multiplied by a fraction equal to 30 divided by the actual number of days in the related Interest Accrual
Period minus

                                      S-57

any net swap payments or Swap Termination Payment not due to a Swap Counterparty
Trigger Event owed to the swap counterparty divided by the aggregate Stated
Principal Balance of the mortgage loans, multiplied by a fraction equal to 30 divided by the actual number of days in the related Interest Accrual Period.

          ONE-MONTH LIBOR--The London interbank offered rate for one-month
United States Dollar deposits determined as described in this prospectus supplement.

          OPTIONAL TERMINATION DATE--The first distribution date on which the master servicer can exercise its right to purchase the mortgage loans and other remaining assets from the trust as described in "Pooling and Servicing
Agreement--Termination" in this prospectus supplement.

          OVERCOLLATERALIZATION AMOUNT--With respect to any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans before giving effect to distributions of principal to be made on that distribution date, over (b) the aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates as of such date, before taking into account distributions of principal to be made on that distribution date.

          OVERCOLLATERALIZATION FLOOR--An amount equal to 0.50% of the aggregate
Stated Principal Balance of the mortgage loans as of the cut-off date.

          OVERCOLLATERALIZATION INCREASE AMOUNT--With respect to any distribution date, an amount equal to the lesser of (i) the Excess Cash Flow for that distribution date (to the extent not used to cover the amounts described in clauses (iv) and (v) of the definition of Principal Distribution Amount as of such distribution date) and (ii) the excess, if any, of (x) the Required
Overcollateralization Amount for that distribution date over (y) the
Overcollateralization Amount for that distribution date.

          OVERCOLLATERALIZATION REDUCTION AMOUNT--With respect to any distribution date on which the Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made that distribution date, greater than zero, an amount equal to the lesser of (i) the
Excess Overcollateralization Amount prior to that distribution date and (ii) the
Principal Remittance Amount for that distribution date.

          PASS-THROUGH RATE--With respect to the Class A, Class M and Class B
Certificates, the least of (i) One-Month LIBOR plus the related Margin for any distribution date, (ii) 14.000% per annum and (iii) the Net WAC Cap Rate.

          PREPAYMENT INTEREST SHORTFALLS--With respect to any distribution date, the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments on the mortgage loans during the preceding calendar month.
These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the mortgage loans as of the due date immediately preceding the date of prepayment. No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefor. See "--Interest Distributions," "--Excess Cash Flow and
Overcollateralization" and "Pooling and Servicing Agreement--Servicing and Other
Compensation and Payment of Expenses" in this prospectus supplement.

                                      S-58

          PRINCIPAL DISTRIBUTION AMOUNT-- On any distribution date, the lesser of (a) the excess of (i) the Available Distribution Amount over (ii) the
Interest Distribution Amount and (b) the aggregate amount described below:

          (i) the principal portion of all scheduled monthly payments on the mortgage loans received or advanced with respect to the related due period;

          (ii) the principal portion of all proceeds of the repurchase of mortgage loans, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the preceding calendar month;

          (iii) the principal portion of all other unscheduled collections other than Subsequent Recoveries, received on the mortgage loans during the preceding calendar month, or deemed to be received during the preceding calendar month, including, without limitation, full and partial Principal Prepayments made by the respective mortgagors, to the extent not distributed in the preceding month;

          (iv) the lesser of (a) Subsequent Recoveries for that distribution date and (b) the principal portion of any Realized Losses allocated to any class of offered certificates on a prior distribution date and remaining unpaid;

          (v) the lesser of (a) the Excess Cash Flow for that distribution date, to the extent not used in clause (iv) above on such distribution date, and (b)
the principal portion of any Realized Losses incurred, or deemed to have been incurred, on any mortgage loans in the calendar month preceding that distribution date to the extent covered by Excess Cash Flow for that distribution date as described under "--Excess Cash Flow and
Overcollateralization" below; and

          (vi) the lesser of (a) the Excess Cash Flow for that distribution date, to the extent not used pursuant to clauses (iv) and (v) above on such distribution date, and (b) the amount of any Overcollateralization Increase
Amount for that distribution date;

          minus

          (vii) the amount of any Overcollateralization Reduction Amount for that distribution date;

          (viii) any Capitalization Reimbursement Amount; and

          (ix) any net swap payments or Swap Termination Payment not due to a
Swap Counterparty Trigger Event owed to the swap counterparty to the extent not previously paid from interest or principal collections on the mortgage loans.

          In no event will the Principal Distribution Amount on any distribution date be less than zero or greater than the aggregate outstanding Certificate
Principal Balance of the Class A, Class M and Class B Certificates.

          PRINCIPAL REMITTANCE AMOUNT--With respect to any distribution date, the sum of the amounts described in clauses (b)(i), (b)(ii) and (b)(iii) of the definition of Principal Distribution Amount for that distribution date.

          REALIZED LOSS--As to any defaulted mortgage loan that is finally liquidated the portion of the Stated Principal Balance plus accrued and unpaid interest remaining after application of all amounts recovered, net of amounts reimbursable to the master servicer for related Advances, Servicing Advances and other expenses, towards interest and principal owing on the mortgage loan. For a mortgage loan the

                                      S-59

principal balance of which has been reduced in connection with bankruptcy proceedings, the amount of the reduction. As to any mortgage loan that has been the subject of a Debt Service Reduction, the amount of the reduction. For a mortgage loan that has been modified, following a default or if a default was reasonably foreseeable, the amount of principal that has been forgiven, the amount by which a monthly payment has been reduced due to a reduction of the interest rate, and any Servicing Advances that are forgiven and reimbursable to the master servicer or servicer. To the extent the master servicer receives
Subsequent Recoveries with respect to any mortgage loan, the amount of the
Realized Loss with respect to that mortgage loan will be reduced to the extent such recoveries are received.

          RECORD DATE--With respect to the Class A, Class M and Class B
Certificates and any distribution date, the close of business on the day prior to that distribution date.

          RELIEF ACT SHORTFALLS-- Interest shortfalls on the mortgage loans resulting from the application of the Servicemembers Civil Relief Act, formerly known as the Soldiers' and Sailors' Civil Relief Act of 1940, or any similar legislation or regulations.

          REQUIRED OVERCOLLATERALIZATION AMOUNT--With respect to any distribution date, (a) prior to the Stepdown Date, an amount equal to 3.35% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 6.70% of the aggregate outstanding Stated Principal Balance of the mortgage loans after giving effect to distributions made on that distribution date and
(ii) the Overcollateralization Floor; provided, however, that if a Trigger Event is in effect, the Required Overcollateralization Amount will be an amount equal to the Required Overcollateralization Amount from the immediately preceding distribution date; provided, further, that the Required Overcollateralization
Amount may be reduced so long as written confirmation is obtained from each rating agency that the reduction will not reduce the rating assigned to any class of certificates by that rating agency below the lower of the then current rating assigned to those certificates by that rating agency or the rating assigned to those certificates as of the closing date by that rating agency.

          SENIOR ENHANCEMENT PERCENTAGE--On any distribution date, the Senior
Enhancement Percentage will be equal to a fraction, the numerator of which is the sum of (x) the aggregate Certificate Principal Balance of the Class M
Certificates and Class B Certificates immediately prior to that distribution date and (y) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such distribution date, and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date.

          SIXTY-PLUS DELINQUENCY PERCENTAGE--With respect to any distribution date, the arithmetic average, for each of the three distribution dates ending with such distribution date, of the fraction, expressed as a percentage, equal to (x) the aggregate Stated Principal Balance of the mortgage loans that are 60 or more days delinquent in payment of principal and interest for that distribution date, including mortgage loans in foreclosure and REO, over (y) the aggregate Stated Principal Balance of all of the mortgage loans immediately preceding that distribution date.

          STANDARD & POOR'S--Standard & Poor's Ratings Services, a division of
The McGraw-Hill Companies, Inc.

          STATED PRINCIPAL BALANCE--With respect to any mortgage loan as of any date of determination, (a) the sum of (i) the principal balance thereof as of the cut-off date after payment of all scheduled principal payments due during the month of the cut-off date and (ii) any amount by which the outstanding principal balance thereof has been increased pursuant to a servicing modification, minus (b) the sum of (i)

                                      S-60

the aggregate of the principal portion of the scheduled monthly payments due with respect to that mortgage loan during each due period commencing on the first due period after the cut-off date and ending with the due period related to the most recent distribution date which were received or with respect to which an advance was made, (ii) all principal prepayments with respect to such mortgage loan and all Liquidation Proceeds and Insurance Proceeds, to the extent applied by the master servicer as recoveries of principal, in each case which were distributed on any previous distribution date, and (iii) any Realized Loss allocated to the trust with respect to that mortgage loan for any previous distribution date.

          STEPDOWN DATE--The earlier to occur of (i) the distribution date immediately succeeding the distribution date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero or (ii)
the latest to occur of (x) the distribution date in July 2008 and (y) the first distribution date on which the Senior Enhancement Percentage is greater than or equal to 44.00%.

          SUBORDINATION PERCENTAGE--As to any class of Class A, Class M or Class
B Certificates, the respective approximate percentage set forth below.

CLASS   PERCENTAGE   CLASS   PERCENTAGE
-----   ----------   -----   ----------
  A       56.00%      M-6      83.80%
 M-1      63.30%      M-7      86.70%
 M-2      69.90%      M-8      89.30%
 M-3      73.90%      M-9      91.30%
 M-4      77.40%       B       93.30%
 M-5      80.70%

                                      S-61

          SWAP AGREEMENT NOTIONAL BALANCE--With respect to the swap agreement and each calculation period specified below, the related notional balance specified in the table below for such calculation period. The first calculation period will end on the day before the distribution date in July 2005 and the fortieth calculation period will end on the day before the distribution date in
October 2008.

CALCULATION PERIOD   NOTIONAL BALANCE ($)
------------------   --------------------
         1              620,445,000.00
         2              613,098,414.80
         3              591,008,202.61
         4              569,232,863.48
         5              547,746,512.06
         6              526,529,425.84
         7              505,568,076.83
         8              484,855,103.70
         9              464,981,936.76
        10              445,914,659.56
        11              427,619,999.57
        12              410,067,061.47
        13              393,225,689.59
        14              377,066,957.80
        15              361,563,119.30
        16              346,687,558.34
        17              332,414,744.01
        18              318,720,185.91
        19              305,580,391.59
        20              292,972,825.79
        21              280,875,871.34
        22              269,268,791.63
        23              258,142,133.67
        24              247,465,478.17
        25              237,220,577.42
        26              227,389,925.77
        27              217,956,729.39
        28              208,904,877.22
        29              200,218,913.15
        30              191,884,009.30
        31              183,885,940.43
        32              176,211,059.35
        33              168,846,299.08
        34              161,778,111.89
        35              154,996,872.81
        36              148,489,509.87
        37              142,244,934.59
        38              139,462,283.76
        39              133,711,800.85
        40              128,193,468.83

          SWAP COUNTERPARTY TRIGGER EVENT--An event of default under the swap agreement with respect to which the swap counterparty is a defaulting party (as defined in the swap agreement), a termination event under the swap agreement with respect to which the swap counterparty is the sole affected party (as defined in the swap agreement) or an additional termination event under the swap agreement with respect to which the swap counterparty is the sole affected party.

                                      S-62

          TRIGGER EVENT--A Trigger Event is in effect with respect to any distribution date on or after the Stepdown Date if either (a) the product of
2.44 and the Sixty-Plus Delinquency Percentage, as determined on that distribution date, exceeds the Senior Enhancement Percentage for that distribution date or (b) on or after the distribution date in July 2007, the aggregate amount of Realized Losses on the mortgage loans as a percentage of the initial aggregate Stated Principal Balance as of the cut-off date exceeds the applicable amount set forth below:

July 2007 to June 2008:     1.50% with respect to July 2007, plus an additional
                            1/12th of 1.90% for each month thereafter.

July 2008 to June 2009:     3.40% with respect to July 2008, plus an additional
                            1/12th of 2.00% for each month thereafter.

July 2009 to June 2010:     5.40% with respect to July 2009, plus an additional
                            1/12th of 1.60% for each month thereafter.

July 2010 to June 2011:     7.00% with respect to July 2010, plus an additional
                            1/12th of 1.00% for each month thereafter.

July 2011 and thereafter:   8.00%.

                                      S-63

DISTRIBUTIONS ON THE OFFERED CERTIFICATES

          Distributions on the offered certificates will be made by the trustee beginning in July 2005 on the 25th day of each month or the following business day if the 25th is not a business day. Each of these dates is referred to as a distribution date. Payments on the certificates will be made to the persons in the names of which such certificates are registered at the close of business on the related Record Date. Payments will be made by check or money order mailed to the address of the person which appears on the certificate register, or upon the request of a holder owning certificates having denominations aggregating at least $1,000,000, by wire transfer or otherwise. In the case of book-entry certificates, payments will be made by wire transfer to DTC or its nominee in amounts calculated on the determination date as described in this prospectus supplement. However, the final payment relating to the certificates will be made only upon presentation and surrender of the certificates at the office or the agency of the trustee specified in the notice to holders of the final payment. A business day is any day other than a Saturday or Sunday or a day on which banking institutions in the States of California, Minnesota, Texas, New York or
Illinois are required or authorized by law to be closed.

          With respect to any distribution date, the due period is the calendar month in which the distribution date occurs and the determination date is the
20th day of the month in which the distribution date occurs or, if the 20th day is not a business day, the immediately succeeding business day. The due date with respect to each mortgage loan is the date on which the scheduled monthly payment is due.

INTEREST DISTRIBUTIONS

          On each distribution date, holders of the Class A Certificates will be entitled to receive interest distributions in an amount equal to the related
Accrued Certificate Interest thereon for that distribution date plus any Accrued
Certificate Interest remaining unpaid from any prior distribution date.

          On each distribution date, holders of each class of the Class M
Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on such class plus any Accrued
Certificate Interest remaining unpaid from any prior distribution date, to the extent of the Available Distribution Amount remaining after distributions of interest to the Class A Certificates and distributions of interest to any class of Class M Certificates with a higher payment priority. On each distribution date, holders of the Class B Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on such class plus any Accrued Certificate Interest remaining unpaid from any prior distribution date, to the extent of the Available Distribution Amount remaining after distributions of interest to the Class A Certificates and Class M
Certificates.

          With respect to any distribution date, any Prepayment Interest
Shortfalls during the preceding calendar month will be offset by the master servicer, but only to the extent these Prepayment Interest Shortfalls do not exceed Eligible Master Servicing Compensation. On any distribution date,
Eligible Master Servicing Compensation will be applied to cover Prepayment
Interest Shortfalls.

          Any Prepayment Interest Shortfalls not covered by Eligible Master
Servicing Compensation or Excess Cash Flow and allocated to a class of certificates will accrue interest at the then-applicable Pass-Through Rate on that class of certificates, and will be paid, together with interest thereon, on future distribution dates only to the extent of any Excess Cash Flow available therefor on that distribution date, as described in clauses third and fourth of
"--Excess Cash Flow and Overcollateralization" below or any amounts available under the swap agreement in the manner described under "--The Swap
Agreement--Payments under the Swap Agreement" below. Relief Act Shortfalls will not be covered by any source, except that Relief Act Shortfalls arising in an
Interest Accrual Period may be covered by Excess Cash Flow in that Interest
Accrual Period in the manner described under "--Excess Cash Flow and

                                      S-64

Overcollateralization" below or any amounts available under the swap agreement in the manner described under "--The Swap Agreement--Payments under the Swap
Agreement" below.

          If the Pass-Through Rate on the Class A, Class M or Class B
Certificates is limited to the Net WAC Cap Rate, Basis Risk Shortfalls will occur and will be reimbursed from Excess Cash Flow and payments under the swap agreement as and to the extent described in this prospectus supplement.

          The ratings assigned to any class of offered certificates do not address the likelihood of the receipt of any amounts in respect of any
Prepayment Interest Shortfalls, Basis Risk Shortfalls or Relief Act Shortfalls.

DETERMINATION OF ONE-MONTH LIBOR

          With respect to each Interest Accrual Period, One-Month LIBOR will equal the rate for one month United States Dollar deposits that appears on the
Dow Jones Telerate Screen Page 3750 as of 11:00 a.m., London time, on the second
LIBOR business day immediately prior to the commencement of such Interest
Accrual Period. That date of determination is referred to in this prospectus supplement as the LIBOR rate adjustment date. Dow Jones Telerate Screen Page
3750 means the display designated as page 3750 on the Bridge Telerate Service, or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks. If the rate for One
Month LIBOR does not appear on Dow Jones Telerate Screen Page 3750, or any other page as may replace that page on that service, or if the service is no longer offered, on any other service for displaying One-Month LIBOR or comparable rates as may be selected by the trustee after consultation with the master servicer, the rate will be the reference bank rate as described below.

          The reference bank rate will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks, which shall be three major banks that are engaged in transactions in the London interbank market, selected by the trustee after consultation with the master servicer, as of 11:00 a.m., London time, on the LIBOR rate adjustment date, to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class
A, Class M and Class B Certificates. The trustee will request the principal
London office of each of the reference banks to provide a quotation of its rate.
If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the trustee after consultation with the master servicer, as of 11:00 a.m., New York City time, on such date, for loans in U.S. Dollars to leading European banks for a period of one month in an amount approximately equal to the aggregate Certificate Principal Balance of the Class A, Class M and Class B Certificates. If no such quotations can be obtained, the rate will be One-Month LIBOR for the prior distribution date;
provided, however, if, under the priorities described above, One-Month LIBOR for a distribution date would be based on One-Month LIBOR for the previous distribution date for the third consecutive distribution date, the trustee shall select an alternative comparable index over which the trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party. LIBOR business day means any day other than a Saturday or a Sunday or a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

          For any Interest Accrual Period, the trustee will determine One-Month
LIBOR for that Interest Accrual Period on the related LIBOR rate adjustment date
(or if the LIBOR rate adjustment date is not a business day, then on the next succeeding business day). The establishment of One-Month LIBOR by the trustee and the trustee's subsequent calculation of the Pass-Through Rates applicable to the Class A,

                                      S-65

Class M and Class B Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

PRINCIPAL DISTRIBUTIONS

          Holders of each class of Class A Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available
Distribution Amount remaining after the Interest Distribution Amount is distributed, the Class A Principal Distribution Amount sequentially to the Class
A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, in reduction of the Certificate Principal Balance of each such class, until the
Certificate Principal Balance of each such class has been reduced to zero.

          Holders of the Class M-1 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available
Distribution Amount remaining after the sum of the Interest Distribution Amount and the Class A Principal Distribution Amount have been distributed, the Class
M-1 Principal Distribution Amount, in reduction of the Certificate Principal
Balance thereof, until the Certificate Principal Balance of the Class M-1
Certificates has been reduced to zero.

          Holders of the Class M-2 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available
Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A Principal Distribution Amount and the Class M-1 Principal
Distribution Amount have been distributed, the Class M-2 Principal Distribution
Amount, in reduction of the Certificate Principal Balance thereof, until the
Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero.

          Holders of the Class M-3 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available
Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A Principal Distribution Amount, the Class M-1 Principal Distribution
Amount and the Class M-2 Principal Distribution Amount have been distributed, the Class M-3 Principal Distribution Amount, in reduction of the Certificate
Principal Balance thereof, until the Certificate Principal Balance of the Class
M-3 Certificates has been reduced to zero.

          Holders of the Class M-4 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available
Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A Principal Distribution Amount, the Class M-1 Principal Distribution
Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal
Distribution Amount have been distributed, the Class M-4 Principal Distribution
Amount, in reduction of the Certificate Principal Balance thereof, until the
Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero.

          Holders of the Class M-5 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available
Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A Principal Distribution Amount, the Class M-1 Principal Distribution
Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal
Distribution Amount and the Class M-4 Principal Distribution Amount have been distributed, the Class M-5 Principal Distribution Amount, in reduction of the
Certificate Principal Balance thereof, until the Certificate Principal Balance of the Class M-5 Certificates has been reduced to zero.

          Holders of the Class M-6 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available
Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A Principal Distribution Amount, the Class M-1 Principal Distribution
Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal
Distribution Amount, the

                                      S-66

Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution
Amount have been distributed, the Class M-6 Principal Distribution Amount, in reduction of the Certificate Principal Balance thereof, until the Certificate
Principal Balance of the Class M-6 Certificates has been reduced to zero.

          Holders of the Class M-7 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available
Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A Principal Distribution Amount, Class M-1 Principal Distribution
Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal
Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5
Principal Distribution Amount and Class M-6 Principal Distribution Amount have been distributed, the Class M-7 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal
Balance of that class has been reduced to zero.

          Holders of the Class M-8 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available
Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A Principal Distribution Amount, Class M-1 Principal Distribution
Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal
Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5
Principal Distribution Amount, Class M-6 Principal Distribution Amount and Class
M-7 Principal Distribution Amounts have been distributed, the Class M-8
Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

          Holders of the Class M-9 Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available
Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A Principal Distribution Amount, Class M-1 Principal Distribution
Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal
Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5
Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class
M-7 Principal Distribution Amount and Class M-8 Principal Distribution Amount
have been distributed, the Class M-9 Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate
Principal Balance of that class has been reduced to zero.

          Holders of the Class B Certificates will be entitled to receive on each distribution date, to the extent of the portion of the Available
Distribution Amount remaining after the sum of the Interest Distribution Amount, the Class A Principal Distribution Amount, Class M-1 Principal Distribution
Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal
Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5
Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class
M-7 Principal Distribution Amount, Class M-8 Principal Distribution Amount and
Class M-9 Principal Distribution Amount have been distributed, the Class B
Principal Distribution Amount, in reduction of the Certificate Principal Balance of that class, until the Certificate Principal Balance of that class has been reduced to zero.

EXCESS CASH FLOW AND OVERCOLLATERALIZATION

          Excess Cash Flow will be applied on any distribution date as follows:

               o    first, as part of the Principal Distribution Amount, to pay to the holders of the Class A, Class M and Class B
                    Certificates in reduction of their Certificate Principal
                    Balances, the principal portion of Realized Losses
                    previously allocated to reduce the Certificate Principal
                    Balance of any class of Class A, Class M or Class B
                    Certificates and remaining unreimbursed, but only to the
                    extent of Subsequent Recoveries for that distribution date;

                                      S-67

               o    second, as part of the Principal Distribution Amount, to pay to the holders of the Class A, Class M and Class B
                    Certificates in reduction of their Certificate Principal
                    Balances, the principal portion of Realized Losses incurred on the mortgage loans for the preceding calendar month;

               o    third, to pay the holders of the Class A, Class M and Class
                    B Certificates as part of the Principal Distribution Amount, any Overcollateralization Increase Amount;

               o    fourth, to pay the holders of Class A, Class M and Class B
                    Certificates, the amount of any Prepayment Interest
                    Shortfalls allocated thereto for that distribution date, on a pro rata basis based on Prepayment Interest Shortfalls
                    allocated thereto, to the extent not covered by the Eligible
                    Master Servicing Compensation on that distribution date;

               o    fifth, to pay to the holders of the Class A, Class M and
                    Class B Certificates, any Prepayment Interest Shortfalls
                    remaining unpaid from prior distribution dates together with interest thereon, on a pro rata basis based on unpaid
                    Prepayment Interest Shortfalls previously allocated thereto;

               o    sixth, to pay to the holders of the Class A Certificates,
                    pro rata, then the Class M Certificates, in order of
                    priority, and then to the Class B Certificates, the amount of any Basis Risk Shortfall Carryforward Amount, remaining unpaid as of that distribution date;

               o    seventh, to pay to the holders of the Class A, Class M and
                    Class B Certificates, the amount of any Relief Act
                    Shortfalls allocated thereto, on a pro rata basis based on
                    Relief Act Shortfalls allocated thereto for that
                    distribution date;

               o    eighth, to pay to the holders of the Class A Certificates, pro rata, then to the Class M Certificates, in order of
                    priority, and then to the Class B Certificates, the
                    principal portion of any Realized Losses previously
                    allocated thereto that remain unreimbursed;

               o    ninth, to pay any Swap Termination Payments owed to the swap counterparty due to a Swap Counterparty Trigger Event; and

               o    tenth, to pay to the holders of the Class SB and Class R
                    Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

          On any distribution date, any amounts payable pursuant to clauses first, second and third above shall be included in the Principal Distribution
Amount and shall be paid as described in "Principal Distributions" above. On any distribution date, any amounts payable pursuant to clauses first through eighth above shall be made to the extent not covered by amounts paid pursuant to the
Swap Agreement. Any amounts payable pursuant to clause eighth above shall not accrue interest or reduce the Certificate Principal Balance of the Class A,
Class M and Class B Certificates.

          In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Certificate Principal Balance of a class of certificates has been reduced to zero, that class of certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Prepayment Interest Shortfalls and any Basis Risk
Shortfall Carry-Forward Amount, or reimbursement of the principal portion of any
Realized Losses previously allocated thereto that remain unreimbursed.

          The pooling and servicing agreement requires that the Excess Cash
Flow, to the extent available as described above, will be applied as an accelerated payment of principal on the Class A, Class M and

                                      S-68

Class B Certificates, to the extent that the Required Overcollateralization
Amount exceeds the Overcollateralization Amount as of that distribution date and in the order of priority set forth in this prospectus supplement. The application of Excess Cash Flow to the payment of principal on the Class A,
Class M and Class B Certificates has the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans.

          In the event that the Required Overcollateralization Amount is permitted to decrease or "step down" on a distribution date, a portion of the principal which would otherwise be distributed to the holders of the Class A,
Class M and Class B Certificates on that distribution date shall not be distributed to the holders of those certificates. This has the effect of decelerating the amortization of the Class A, Class M and Class B Certificates
relative to the amortization of the related mortgage loans, and of reducing the
Overcollateralization Amount.

THE SWAP AGREEMENT

          The trust will enter into an interest rate swap agreement with the swap counterparty. On each distribution date, the trustee will deposit into a swap account amounts, if any, received from the swap counterparty. From amounts on deposit in the swap account, to the extent such amounts constitute net swap payments (as described below), distributions to cover Realized Losses, distributions of amounts necessary to maintain the required level of overcollateralization, distributions in respect of Prepayment Interest
Shortfalls, Basis Risk Shortfall Carry-Forward Amounts and Relief Act
Shortfalls, and distributions in respect of the principal portion of Realized
Losses previously allocated to the certificates that remain unreimbursed, will be made as described in this prospectus supplement. The swap account will not be an asset of any REMIC.

          Under the swap agreement, on each distribution date, the trust will be obligated to pay to the swap counterparty the Fixed Swap Payment and the swap counterparty will be obligated to pay to the trust the Floating Swap Payment. A net swap payment will be required to be made on each distribution date (a) by the trustee to the swap counterparty, to the extent that the Fixed Swap Payment for such distribution date exceeds the Floating Swap Payment payable to the trust for such distribution date, or (b) by the swap counterparty to the trustee, to the extent that the Floating Swap Payment payable to the trust exceeds the Fixed Swap Payment for such distribution date.

          The swap agreement will terminate immediately following the distribution date in October 2008, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination
Event.

          The respective obligations of the swap counterparty and the trust to pay specified amounts due under the swap agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing with respect to the swap agreement and (2) no "early termination date" (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the swap agreement.

          "Events of Default" under the swap agreement (each a "Swap Default")
include the following standard events of default under the ISDA Master
Agreement:

               o    "Failure to Pay or Deliver" (which generally relates to the failure of either party to the swap agreement to perform its payment obligations under the swap agreement),

                                      S-69

               o    "Bankruptcy" which generally relates to the insolvency of, or inability to pay debts as they become due, by either
                    party to the swap agreement (as amended in the swap
                    agreement), and

               o    "Merger without Assumption" which generally relates to the merger, consolidation or transfer of substantially all of
                    the assets of the swap counterparty without the assumption of obligations under the swap agreement by the surviving
                    entity,

as further described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA
Master Agreement.

          "Early Termination Events" under the swap agreement (each an "Early
Termination Event") consist of the following standard events under the ISDA
Master Agreement:

               o    "Illegality" (which generally relates to changes in law
                    causing it to become unlawful for either party to perform
                    its obligations under the swap agreement),

               o    "Tax Event" (which generally relates to either party to the swap agreement receiving a payment under the swap agreement from which an amount has been deducted or withheld for or on account of taxes), and

               o    "Tax Event Upon Merger" (solely with respect to the swap
                    counterparty) (which generally relates to the swap
                    counterparty's receiving a payment under the swap agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger),

as further described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA
Master Agreement. In addition, there are "Additional Termination Events" (as defined in the swap agreement) including if the swap counterparty fails to comply with the Downgrade Provisions (as defined below).

          Upon the occurrence of any Swap Default under the swap agreement, the non-defaulting party will have the right to designate an Early Termination Date.
With respect to Termination Events (including Additional Termination Events), an
Early Termination Date may be designated by one of the parties (as specified in the swap agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the swap agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the swap agreement. The occurrence of an Early Termination Date under the swap agreement will constitute a "Swap Early Termination."

          Upon any Swap Early Termination, the trust or the swap counterparty may be liable to make a swap termination payment (the "Swap Termination
Payment") to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the swap agreement computed in accordance with the procedures set forth in the swap agreement taking into account the present value of the unpaid amounts that would have been owed to and by the swap counterparty under the remaining scheduled term of the swap agreement. In the event that the trust is required to make a Swap Termination Payment to the swap counterparty, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to certificateholders, other than in the case of a Swap Termination Payment triggered upon a Swap Counterparty
Trigger Event. The trust's obligation to pay amounts in respect of a Swap
Termination Payment resulting from a Swap Counterparty Trigger Event will be subordinated to distributions to the holders of the Class A, Class M and Class B
Certificates.

                                      S-70

          If the swap counterparty's credit ratings fall below the levels specified in the swap agreement, then, unless (x) within 30 days thereafter, each rating agency has reconfirmed the rating of each offered certificate which was in effect immediately prior to such withdrawal or downgrade, and (y) certain other conditions are met, the swap counterparty will be required to either (1)
obtain a substitute swap counterparty with credit ratings at least equal to the specified levels that will assume the obligations of the swap counterparty under the swap agreement, (2) obtain a guaranty of, or a contingent agreement of another person to honor, the obligations of the swap counterparty under the swap agreement, in each case from a person with credit ratings at least equal to the specified levels, all as provided in the swap agreement or (3) post collateral which will be sufficient to maintain or restore the rating of each offered certificate which was in effect immediately prior to such withdrawal or downgrade (such provisions, the "Downgrade Provisions").

Payments under the Swap Agreement

          Amounts payable by the trust in respect of net swap payments and Swap
Termination Payments (other than Swap Termination Payments resulting from a Swap
Counterparty Trigger Event) will be deducted from available funds before distributions to the holders of the Class A, Class M and Class B Certificates.
On each distribution date, such amounts will be distributed by the trust to the swap counterparty, first to make any net swap payment owed to the swap counterparty pursuant to the swap agreement for such distribution date, and second to make any Swap Termination Payment not due to a Swap Counterparty
Trigger Event owed to the swap counterparty pursuant to the swap agreement.
Payments by the trust to the swap counterparty in respect of any Swap
Termination Payment triggered by a Swap Counterparty Trigger Event pursuant to the swap agreement will be subordinated to distributions to the holders of the
Class A, Class M and Class B Certificates and will be paid by the trust to the swap counterparty as set forth in the pooling and servicing agreement.

          Amounts payable by the swap counterparty to the trust will be deposited by the trustee into the swap account. On each distribution date, to the extent required, the trustee will withdraw the following amounts from the swap account to the extent of net swap payments on deposit therein for distribution to the certificates in the following order of priority:

               o    first, as part of the Principal Distribution Amount, to pay to the holders of the Class A, Class M and Class B
                    Certificates in reduction of their Certificate Principal
                    Balances, the principal portion of Realized Losses incurred on the mortgage loans for the preceding calendar month;

               o    second, to pay the holders of the Class A, Class M and Class
                    B Certificates as part of the Principal Distribution Amount, any Overcollateralization Increase Amount;

               o    third, to pay the holders of Class A, Class M and Class B
                    Certificates, the amount of any Prepayment Interest
                    Shortfalls allocated thereto for that distribution date, on a pro rata basis based on Prepayment Interest Shortfalls
                    allocated thereto, to the extent not covered by the Eligible
                    Master Servicing Compensation on that distribution date;

               o    fourth, to pay to the holders of the Class A, Class M and
                    Class B Certificates, any Prepayment Interest Shortfalls
                    remaining unpaid from prior distribution dates together with interest thereon, on a pro rata basis based on unpaid
                    Prepayment Interest Shortfalls previously allocated thereto;

                                      S-71

               o    fifth, to pay to the holders of the Class A Certificates,
                    pro rata, then the Class M Certificates, in order of
                    priority, and then to the Class B Certificates, the amount of any Basis Risk Shortfall Carryforward Amount, remaining unpaid as of that distribution date;

               o    sixth, to pay to the holders of the Class A, Class M and
                    Class B Certificates, the amount of any Relief Act
                    Shortfalls allocated thereto, on a pro rata basis based on
                    Relief Act Shortfalls allocated thereto for that
                    distribution date;

               o    seventh, to pay to the holders of the Class A Certificates, pro rata, then to the Class M Certificates, in order of
                    priority, and then to the Class B Certificates, the
                    principal portion of any Realized Losses previously
                    allocated thereto that remain unreimbursed; and

               o    eighth, to pay to the holders of the Class SB and Class R
                    Certificates any balance remaining, in accordance with the terms of the pooling and servicing agreement.

ALLOCATION OF LOSSES

          Realized Losses on the mortgage loans will be allocated or covered as follows: first, to the Excess Cash Flow for that distribution date; second, by a reduction in the Overcollateralization Amount until reduced to zero; third, to the Class B Certificates, fourth, to the Class M-9 Certificates, fifth, to the
Class M-8 Certificates, sixth, to the Class M-7 Certificates; seventh, to the
Class M-6 Certificates; eighth, to the Class M-5 Certificates; ninth, to the
Class M-4 Certificates; tenth, to the Class M-3 Certificates; eleventh, to the
Class M-2 Certificates, twelfth, to the Class M-1 Certificates; and thirteenth, to the Class A Certificates on a pro rata basis, in each case until the
Certificate Principal Balance thereof has been reduced to zero.

          An allocation of a Realized Loss on a "pro rata basis" among two or more classes of certificates means an allocation to each of those classes of certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on that distribution date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in respect of that distribution date in the case of an allocation of the interest portion of a Realized Loss.

          With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus interest thereon through the date of liquidation, after application of all amounts recovered, net of amounts reimbursable to the master servicer or the subservicer for Advances and expenses, including attorneys' fees, towards interest and principal owing on the mortgage loan. This amount of loss realized is referred to in this prospectus supplement as Realized Losses.

          The principal portion of any Realized Loss, other than a Debt Service
Reduction, allocated to any class of Class A, Class M or Class B Certificates will be allocated in reduction of its Certificate Principal Balance, until the
Certificate Principal Balance of that certificate has been reduced to zero. The interest portion of any Realized Loss, other than a Debt Service Reduction, allocated to any class of Class A, Class M or Class B Certificates will be allocated in reduction of its Accrued Certificate Interest for the related distribution date. In addition, any allocation of Realized Losses may be made by operation of the payment priority for the certificates set forth in this prospectus supplement.

          In order to maximize the likelihood of distribution in full of amounts of interest and principal to be distributed to holders of the Class A
Certificates, on each distribution date, holders of each class of

                                      S-72

Class A Certificates have a right to distributions of interest before distributions of interest to other classes of certificates and distributions of principal before distributions of principal to other classes of certificates. In addition, overcollateralization, the application of Excess Cash Flow and payments received from the swap agreement will also increase the likelihood of distribution in full of amounts of interest and principal to the Class A
Certificates on each distribution date.

          The priority of distributions among the Class M Certificates, as described in this prospectus supplement, also has the effect during certain periods, in the absence of losses, of decreasing the percentage interest evidenced by any class of Class M Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal Balance, the subordination afforded to such class of the Class M Certificates by overcollateralization and any class of Class M Certificates with a lower payment priority.

          In addition, in instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interest of the certificateholders, the master servicer or subservicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure, as described under "Description of the
Certificates--Servicing and Administration of Mortgage Collateral" in the
prospectus. However the master servicer's and subservicer's ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the term of the mortgage loan. All capitalizations are to be implemented in accordance with Residential Funding's program guide and may be implemented only by subservicers that have been approved by the master servicer for that purpose. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below the lesser of (i) one-half of the mortgage rate as in effect on the cut-off date and (ii) the Expense Fee Rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the cut-off date, but this limit may increase from time to time, so long as written confirmation is obtained from each rating agency that the increase will not reduce the ratings assigned to any class of offered certificates by that rating agency below the lower of the then-current ratings assigned to those certificates by that rating agency or the ratings assigned to those certificates as of the closing date by that rating agency.

ADVANCES

          Prior to each distribution date, the master servicer is required to make Advances out of its own funds, advances made by a subservicer, or funds held in the Custodial Account, with respect to any distributions of principal and interest, net of the related servicing fees, that were due on the mortgage loans during the related due period and not received on the business day next preceding the related determination date.

          Advances are required to be made only to the extent they are deemed by the master servicer to be recoverable from related late collections, Insurance
Proceeds, or Liquidation Proceeds. The purpose of making Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The master servicer will not be required to make any
Advances with respect to reductions in the amount of the scheduled monthly payments on the mortgage loans due to Debt Service Reductions or the application of the Relief Act or similar legislation or regulations. In connection with the failure by the related mortgagor to make a balloon payment, to the extent deemed recoverable, the master servicer will Advance an amount equal to the monthly payment for such balloon loan due prior to

                                      S-73

the balloon payment. Any failure by the master servicer to make an Advance as required under the pooling and servicing agreement will constitute an event of default under the pooling and servicing agreement, in which case the trustee, as successor master servicer, will be obligated to make any such Advance, in accordance with the terms of the pooling and servicing agreement.

          All Advances will be reimbursable to the master servicer on a first priority basis from late collections, Insurance Proceeds and Liquidation
Proceeds from the mortgage loan as to which the unreimbursed Advance was made.
In addition, any Advances previously made which are deemed by the master servicer to be nonrecoverable from related late collections, Insurance Proceeds and Liquidation Proceeds may be reimbursed to the master servicer out of any funds in the Custodial Account prior to distributions on the offered certificates.

          The pooling and servicing agreement provides that the master servicer may enter into a facility with any person which provides that such person, or the advancing person, may directly or indirectly fund Advances and/or Servicing
Advances, although no such facility will reduce or otherwise affect the master servicer's obligation to fund these Advances and/or Servicing Advances. No facility will require the consent of the certificateholders or the trustee. Any
Advances and/or Servicing Advances made by an advancing person would be reimbursed to the advancing person under the same provisions pursuant to which reimbursements would be made to the master servicer if those advances were funded by the master servicer, but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor master servicer, and without being subject to any right of offset that the trustee or the trust might have against the master servicer or any successor master servicer.

          In addition, see "Description of the Certificates--Withdrawals from the Custodial Account" and "--Advances" in the prospectus.

REPORTS TO CERTIFICATEHOLDERS

          The trustee will make the reports referred to in the prospectus under
"Description of the Certificates--Reports to Certificateholders" (and, at its
option, any additional files containing the same information in an alternative format) available each month to the certificateholders and other parties referred to in the pooling and servicing agreement via the trustee's website, which can be obtained by calling the trustee at (800) 934-6802. Persons that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the trustee at (800) 934-6802. The trustee shall have the right to change the way the reports are distributed in order to make such distribution more convenient and/or more accessible to the other parties referred to in the pooling and servicing agreement and to the certificateholders. The trustee shall provide timely and adequate notification to all parties referred to in the pooling and servicing agreement and to the certificateholders regarding any such change.

LIMITED MORTGAGE LOAN PURCHASE RIGHT

          The pooling and servicing agreement will provide that Residential
Funding, through an affiliate, will have the option at any time to purchase any of the mortgage loans from the trust at a purchase price equal to the greater of par plus accrued interest or the fair market value of each mortgage loan so purchased, up to a maximum of five mortgage loans. In the event that this option is exercised as to any five mortgage loans in the aggregate, this option will thereupon terminate.

                                      S-74

                       YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

          The yield to maturity on each class of offered certificates will be primarily affected by the following factors:

               o    The rate and timing of principal payments on the mortgage
                    loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations and
                    warranties;

               o    The allocation of principal distributions among the various classes of certificates;

               o    The rate and timing of Realized Losses and interest
                    shortfalls on the mortgage loans;

               o    The pass-through rate on that class of offered certificates;

               o    The purchase price paid for that class of offered
                    certificates; and

               o    The timing of the exercise of the optional termination by
                    the master servicer.

          For additional considerations relating to the yields on the offered certificates, see "Yield Considerations" and "Maturity and Prepayment
Considerations" in the prospectus.

          As of the cut-off date, approximately 18.6% of the mortgage loans by cut-off date principal balance require the related borrowers to make monthly payments of accrued interest, but not principal, for up to ten years following origination. After the interest-only period, the related borrower's monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will be paid in full by its final payment date. As a result, if the monthly payment increases, the related borrower may not be able to pay the increased amount and may default or may refinance the loan to avoid the higher payment. In addition, because no scheduled principal payments are required to be made on these mortgage loans for a period of time, the related offered certificates will receive smaller scheduled principal distributions during that period than they would have received if the related borrowers were required to make monthly payments of interest and principal from origination of these mortgage loans.

PREPAYMENT CONSIDERATIONS

          The yield to maturity and the aggregate amount of distributions on each class of offered certificates will be affected by the rate and timing of principal payments on the related mortgage loans and the amount and timing of mortgagor defaults resulting in Realized Losses on the related mortgage loans.
These yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, the rate and timing of principal prepayments thereon by the mortgagors, liquidations or modifications of defaulted mortgage loans and purchases of mortgage loans due to breaches of representations and warranties.
The timing of changes in the rate of prepayments, liquidations and purchases of the mortgage loans may, and the timing of Realized Losses on the mortgage loans will, significantly affect the yield to an investor in the offered certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the mortgage loans will depend on future events and on a variety of factors, as described in this prospectus supplement, no assurance can be given

                                      S-75

as to the rate or the timing of principal payments on the offered certificates entitled to distributions in respect of principal.

          The mortgage loans may be prepaid by the mortgagors at any time in full or in part, although approximately 65.8% of the mortgage loans provide for payment of a prepayment charge. Prepayment charges may reduce the rate of prepayment on the mortgage loans until the end of the period during which these prepayment charges apply. See "Description of the Mortgage Pool" in this prospectus supplement Some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.
In any case, these amounts will not be available for distribution on the offered certificates. See "Certain Legal Aspects of Mortgage Loans and
Contracts--Default Interest and Limitations on Prepayments" in the prospectus.
The Class SB Certificateholders shall receive the amount of any payments or collections in the nature of prepayment charges on the mortgage loans received by the master servicer in respect of the related due period.

          Investors in the offered certificates should be aware that some of the mortgage loans will be junior loans, which are secured by junior liens on the related mortgaged properties. Generally, junior mortgage loans are not viewed by mortgagors as permanent financing. Accordingly, junior loans may experience a higher rate of prepayment than first lien mortgage loans.

          The fixed-rate loans typically contain due-on-sale clauses. The terms of the pooling and servicing agreement generally require the master servicer or any subservicer, as the case may be, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property and to the extent permitted by applicable law, except that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted.
The adjustable-rate loans typically are assumable under some circumstances if, in the sole judgment of the master servicer or subservicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

          Prepayments, liquidations and purchases of the mortgage loans will result in distributions to holders of the related offered certificates of principal amounts which would otherwise be distributed over the remaining terms of those mortgage loans. Factors affecting prepayment, including defaults and liquidations, of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

          The rate of defaults on the mortgage loans will also affect the rate and timing of principal distributions on the related offered certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. In addition, the rate of default of mortgage loans secured by junior liens is likely to be greater than that of mortgage loans secured by first liens on comparable properties. Also, because borrowers of balloon loans

                                      S-76

are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with balloon loans is greater than that associated with fully-amortizing mortgage loans. See "Risk Factors" in this prospectus supplement.

          A subservicer may allow the refinancing of a mortgage loan by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the trust fund and, therefore, the refinancing would have the same effect as a prepayment in full of the related mortgage loan. A subservicer or the master servicer may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property.

          The rate of default on mortgage loans that are refinances by the borrower, were originated with limited documentation, or are mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans. As a result of the underwriting standards applicable to the mortgage loans, the mortgage loans are likely to experience rates of delinquency, foreclosure, bankruptcy and loss that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with the standards applied by Fannie Mae and Freddie Mac first and junior lien mortgage loan purchase programs. See "Description of the Mortgage Pool--Underwriting
Standards." In addition, because of these underwriting criteria and their likely effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans, the mortgage loans will generally be serviced in a manner intended to result in a faster exercise of remedies, which may include foreclosure, in the event mortgage loan delinquencies and defaults occur, than would be the case if the mortgage loans were serviced in accordance with those other programs. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater, and prepayments are less likely, in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. The master servicer has a limited right, but not an obligation, to repurchase some defaulted mortgage loans at a price equal to the unpaid principal balance thereof plus accrued and unpaid interest, resulting in a payment of principal on the related offered certificates earlier than might have been the case if foreclosure proceedings had been commenced. See "Maturity and
Prepayment Considerations" in the prospectus.

ALLOCATION OF PRINCIPAL DISTRIBUTIONS

          The yields to maturity of the offered certificates will be affected by the allocation of principal distributions among the offered certificates and the extent of any Overcollateralization Reduction Amount. The offered certificates are subject to priorities for payment of principal as described in this prospectus supplement. Distributions of principal and the weighted average lives of classes having an earlier priority of payment will be affected by the rates of prepayment of the related mortgage loans early in the life of those mortgage loans. The timing of commencement of principal distributions and the weighted average lives of the offered certificates with a later priority of payment will be affected by the rates of prepayment of the related mortgage loans both before and after the commencement of principal distributions on those classes. In addition, the rate and timing of principal distributions on and the weighted average lives of the offered certificates will be affected primarily by the rate and timing of principal payments, including prepayments, defaults, losses, liquidations and purchases, on the mortgage loans.

                                      S-77

          As described in this prospectus supplement, during certain periods all or a disproportionately large percentage of principal payments on the mortgage loans will be allocated among the Class A Certificates and, during certain periods, no principal distributions will be distributed to each class of Class M
Certificates. Unless the Certificate Principal Balances of the Class A
Certificates have been reduced to zero, the Class M Certificates will not be entitled to receive distributions of principal until the Stepdown Date.
Furthermore, if a Trigger Event is in effect, the Class M Certificates will not be entitled to receive distributions in respect of principal until the aggregate
Certificate Principal Balance of the Class A Certificates has been reduced to zero. To the extent that no principal distributions are distributed on the Class
M Certificates, the subordination afforded the Class A Certificates by the Class
M Certificates, together with overcollateralization, in the absence of offsetting Realized Losses allocated thereto, will be increased, and the weighted average lives of the Class M Certificates will be extended.

          As described under "Description of the Certificates--Allocation of
Losses" and "--Advances," amounts otherwise distributable to holders of one or more classes of the Class M Certificates may be made available to protect the holders of the Class A Certificates and holders of any Class M Certificates with a higher payment priority against interruptions in distributions due to certain mortgagor delinquencies, to the extent not covered by Advances.

          Such delinquencies may affect the yields to investors on such classes of the Class M Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of such classes of Class M
Certificates. In addition, a higher than expected rate of delinquencies or losses will also affect the rate of principal distributions on one or more classes of the Class M Certificates if delinquencies or losses cause a Trigger
Event.

          The yields to maturity of the offered certificates may also be affected to the extent any Excess Cash Flow is used to accelerate distributions of principal on the offered certificates and to the extent any
Overcollateralization Reduction Amount is used to decelerate principal on the offered certificates. In addition, the amount of the Overcollateralization
Increase Amount paid to the offered certificates on any payment date will be affected by, among other things, the level of delinquencies and losses on the mortgage loans, and the level of One-Month LIBOR and Six-Month LIBOR. See
"Description of the Certificates--Excess Cash Flow and Overcollateralization" in
this prospectus supplement.

REALIZED LOSSES AND INTEREST SHORTFALLS

          The yield to maturity and the aggregate amount of distributions on each class of offered certificates will be affected by the timing of borrower defaults resulting in Realized Losses on the mortgage loans, to the extent such losses are not covered by credit support in the form of the Excess Cash Flow, overcollateralization, the swap agreement or subordination provided by any Class
M Certificates with a lower payment priority and the Class B Certificates.
Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the offered certificates may be adversely affected by losses or delinquencies on the related mortgage loans if those losses or delinquencies result in a change in the Required Overcollateralization Amount.

          The amount of interest otherwise payable to holders of each class of offered certificates will be reduced by any interest shortfalls, including
Prepayment Interest Shortfalls, on the mortgage loans to the extent not covered by the Excess Cash Flow or by the master servicer in each case as described in this prospectus supplement. These shortfalls will not be offset by a reduction in the servicing fees payable to the master servicer or otherwise, except as described in this prospectus supplement with respect to Prepayment Interest
Shortfalls. Prepayment Interest Shortfalls, Relief Act Shortfalls and Basis Risk
Shortfall Carry-Forward Amounts will only be covered by Excess Cash Flow and amounts on deposit in the swap account in respect of the swap agreement, in each case as and to the extent described in this

                                      S-78

prospectus supplement. See "Description of the Certificates--Interest
Distributions" in this prospectus supplement for a discussion of possible shortfalls in the collection of interest.

          The recording of mortgages in the name of MERS is a relatively new practice in the mortgage lending industry. While the depositor expects that the master servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others in the mortgage industry, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the related certificateholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS(R) System, it becomes necessary to remove any mortgage loan from registration on the MERS(R) System and to arrange for the assignment of the related mortgages to the trustee, then any related expenses shall be reimbursable by the trust to the master servicer, which will reduce the amount available to pay principal of and interest on the outstanding class or classes of related certificates with the lowest payment priorities. For additional information regarding the recording of mortgages in the name of MERS see "Description of the Mortgage Pool--General" in this prospectus supplement and "Description of the Certificates--Assignment of
Mortgage Loans" in the prospectus.

PASS-THROUGH RATES

          The yields to maturity on the offered certificates will be affected by their Pass-Through Rates.

          The Class A Certificates and Class M Certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related Margin. If the Net WAC Cap Rate is less than the lesser of One-Month LIBOR plus the related
Margin and 14.000% per annum, the Pass-Through Rate on the Class A Certificates or Class M Certificates, as applicable, will be limited to the Net WAC Cap Rate.
Thus, the yields to investors in the Class A Certificates and Class M
Certificates will be sensitive to fluctuations in the level of One-Month LIBOR and will be adversely affected by the application of the Net WAC Cap Rate.
Therefore, the prepayment of the mortgage loans with higher mortgage rates may result in lower Pass-Through Rates on the Class A Certificates and Class M
Certificates. In addition, if prepayments on the mortgage loans occur at a rate slower than anticipated, the swap agreement may not provide sufficient funds to cover such shortfalls with respect to the Class A Certificates and Class M
Certificates because the Swap Agreement Notional Balance may be lower than the outstanding principal balance of the mortgage loans. If on any distribution date the application of the Net WAC Cap Rate results in an interest payment lower than the lesser of One-Month LIBOR plus the related Margin and 14.000% per annum on the Class A Certificates or Class M Certificates during the related Interest
Accrual Period, the value of the Class A Certificates or Class M Certificates may be temporarily or permanently reduced.

          Investors in the Class A Certificates and Class M Certificates should be aware that some of the mortgage loans have adjustable interest rates.
Consequently, the interest that becomes due on these mortgage loans during the related due period will be sensitive to changes in the related indices and may be less than interest that would accrue on the Class A Certificates and Class M
Certificates at the rate of the lesser of One-Month LIBOR plus the related
Margin and 14.000% per annum. In a rising interest rate environment, the Class A
Certificates and Class M Certificates may receive interest at the Net WAC Cap
Rate or at 14.000% per annum for a protracted period of time. In addition, in this situation, there would be little or no Excess Cash Flow to cover losses and to restore overcollateralization.

                                      S-79

          To the extent the Net WAC Cap Rate is paid on the Class A Certificates or Class M Certificates, the difference between the Net WAC Cap Rate and the lesser of One-Month LIBOR plus the related Margin and 14.000% per annum will create a shortfall that will carry forward with interest thereon. This shortfall will only be payable from amounts in respect of the swap agreement or Excess
Cash Flow. These shortfalls may remain unpaid on the Optional Termination Date and final distribution date. In the event of a decrease in One-Month LIBOR, the amount of Excess Cash Flow available to the Class A, Class M and Class B
Certificates will be reduced by any net swap payments and Swap Termination
Payments (to the extent not due to a Swap Counterparty Trigger Event) paid to the swap counterparty as described in this prospectus supplement. In addition, the Net WAC Cap Rate and therefore the Pass-Through Rate on the Class A
Certificates and Class M Certificates may be reduced by the requirement of the trust to pay any net swap payments and Swap Termination Payments (to the extent not due to a Swap Counterparty Trigger Event) to the swap counterparty as described in this prospectus supplement.

PURCHASE PRICE

          The yield to maturity on a class of offered certificates will depend on the price paid by the holders of those certificates. The extent to which the yield to maturity of an offered certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if an offered certificate is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if an offered certificate is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase.

FINAL SCHEDULED DISTRIBUTION DATES

          The final scheduled distribution date with respect to the Class A-1
Certificates, Class A-2 Certificates and Class A-3 Certificates will be the distribution dates in June 2024, March 2028 and October 2033, respectively, assuming (i) the fixed-rate mortgage loans prepay at a constant rate of 0% HEP,
(ii) the adjustable-rate mortgage loans prepay at a constant rate of 0% CPR,
(iii) the structuring assumptions described under "--Weighted Average Life"
below, except the optional termination is not exercised, and (iv) a required
Overcollateralization Amount of zero. The final scheduled distribution date with respect to the Class A-4 Certificates, Class M Certificates and Class B
Certificates will be the distribution date in July 2035, which is the distribution date occurring in the month following the last scheduled monthly payment on any mortgage loan.

          Due to losses and prepayments on the mortgage loans, the actual final distribution date on any class of offered certificates may be substantially earlier. In addition, the actual final distribution date on any class of offered certificates may be later than the final scheduled distribution date therefor.
No event of default under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire
Certificate Principal Balance of any class of offered certificates on or before its final scheduled distribution date.

WEIGHTED AVERAGE LIFE

          Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution of net reduction of principal balance of the security. The weighted average life of each class of offered certificates will be influenced by, among other things, the rate at which principal of the related mortgage loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

                                      S-80

          The prepayment model used in this prospectus supplement with respect to the fixed-rate mortgage loans included in the mortgage pool is the Home
Equity Prepayment assumption, or HEP, which assumes a rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. The offered certificates were structured on the basis of, among other things, a HEP of 23% for the fixed-rate mortgage loans, which is the related
Prepayment Assumption for the fixed-rate mortgage loans. 23% HEP assumes a constant prepayment rate or CPR, of one-tenth of 23% per annum of the then outstanding principal balance of those mortgage loans in the first month of the life of the mortgage loans and an additional one-tenth of 23% per annum in each month thereafter until the tenth month. Beginning in the tenth month and in each month thereafter during the life of the mortgage loans, a 23% HEP assumes a CPR of 23% per annum each month. HEP does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the fixed-rate mortgage loans. No representation is made that the fixed-rate mortgage loans will prepay at that or any other rate.

          The prepayment model used in this prospectus supplement with respect to the adjustable-rate mortgage loans included in the mortgage pool, referred to in this prospectus supplement as PPC, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. The offered certificates were structured on the basis of, among other things, a PPC of 100% for the adjustable-rate mortgage loans. 100% PPC prepayment assumption assumes (i) a per annum prepayment rate of 2% of the then outstanding principal balance of the adjustable-rate mortgage loans in the first month of the life of the mortgage loans, (ii) an additional 28/11% per annum in each month thereafter through the eleventh month, (iii) a constant prepayment rate of 30% per annum beginning in the twelfth month through the twenty-second month, (iv) a constant prepayment rate of 50% per annum beginning in the twenty-third month through the twenty-seventh month and (v) a constant prepayment rate of 35% per annum beginning in the twenty-eighth month and thereafter during the life of the adjustable-rate mortgage loans. No representation is made that the adjustable-rate mortgage loans will prepay at that or any other rate.

          The tables set forth below have been prepared on the basis of assumptions as described below regarding the characteristics of the mortgage loans that are expected to be included in the trust as described under
"Description of the Mortgage Pool" in this prospectus supplement and their performance. The tables assume, among other things, the following structuring assumptions:

               o as of the date of issuance of the offered certificates, the mortgage loans have the following characteristics:

                                      S-81



                                                   ORIGINAL   REMAINING     REMAINING     MONTHS TO      MONTHS
                                                    TERM TO    TERM TO    AMORTIZATION      NEXT      BETWEEN RATE
 LOAN        AGGREGATE       MORTGAGE    EXPENSE   MATURITY    MATURITY       TERM       ADJUSTMENT    ADJUSTMENT
NUMBER   PRINCIPAL BALANCE     RATE     FEE RATE   (MONTHS)    (MONTHS)     (MONTHS)        DATE          DATES
------   -----------------   --------   --------   --------   ---------   ------------   ----------   ------------

  I-1     $ 15,228,296.95     7.735%     0.550%       172        170           170           NA            NA
  I-2     $110,789,638.40     7.614%     0.550%       342        339           339           NA            NA
  I-3     $ 36,093,557.64     9.818%     0.550%       180        177           357           NA            NA
  I-4     $328,128,112.49     7.042%     0.550%       360        358           358           22             6
  I-5     $    163,799.99     7.450%     0.550%       360        358           358           22             6
  I-6     $ 16,743,888.27     6.528%     0.550%       360        357           357           21             6
  I-7     $ 90,623,198.56     6.428%     0.550%       360        358           358           22             6
  I-8     $ 32,034,771.45     6.670%     0.550%       360        357           357           33             6
  I-9     $  3,056,135.96     6.332%     0.550%       360        356           356           32             6
 I-10     $  9,093,756.64     6.445%     0.550%       360        357           357           33             6




                                                                                  ORIGINAL
                                                                     LIFETIME     INTEREST
 LOAN                   INITIAL PERIODIC   PERIODIC     LIFETIME      MAXIMUM   ONLY PERIOD
NUMBER   GROSS MARGIN       RATE CAP       RATE CAP   MINIMUM RATE     RATE       (MONTHS)
------   ------------   ----------------   --------   ------------   --------   -----------

  I-1         NA               NA              NA          NA           NA           NA
  I-2         NA               NA              NA          NA           NA           NA
  I-3         NA               NA              NA          NA           NA           NA
  I-4       4.530%           3.002%          1.000%      7.032%       13.042%         0
  I-5       5.050%           3.000%          1.000%      7.450%       13.450%       120
  I-6       4.050%           3.000%          1.000%      6.528%       12.536%        24
  I-7       3.883%           3.000%          1.000%      6.428%       12.428%        60
  I-8       4.198%           3.000%          1.000%      6.670%       12.670%         0
  I-9       4.072%           3.000%          1.000%      6.213%       12.332%        36
 I-10       3.930%           3.000%          1.000%      6.445%       12.445%        60


          o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance, interest rate and remaining term to maturity so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity, except for loan number I-3, which is a balloon mortgage loans;

          o the mortgage rate on each adjustable-rate loan will be adjusted on each adjustment date to a rate equal to the related index plus the applicable note margin, subject to a lifetime maximum mortgage rate, lifetime minimum mortgage rate and periodic rate caps, as applicable, with the scheduled monthly payment adjusted accordingly to fully amortize the mortgage loan;

          o none of Residential Funding, the master servicer or the depositor will repurchase any mortgage loan, except that the master servicer exercises its option to purchase the mortgage loans on the first distribution date when the aggregate stated principal balance of the mortgage loans is less than 10% of the aggregate stated principal balance as of the cut-off date, except where indicated;

          o all delinquencies of payments due on or prior to the cut-off date are brought current, and thereafter there are no delinquencies or
          Realized Losses on the mortgage loans, and principal payments on the mortgage loans will be timely received together with prepayments, if any, at the constant percentages of HEP and PPC set forth in the tables;

          o there is no Prepayment Interest Shortfall, Relief Act Shortfall,
          Basis Risk Shortfall or any other interest shortfall in any month;

                                      S-82

          o distributions on the Certificates will be received on the 25th day of each month, commencing in July 2005;

          o payments on the mortgage loans earn no reinvestment return;

          o the expenses described under "Description of the
          Certificates--Interest Distributions" will be paid from trust assets, and there are no additional ongoing trust expenses payable out of the trust;

          o One-Month LIBOR and Six-Month LIBOR remain constant at 3.300000% per annum and 3.653130% per annum, respectively;

          o the interest rate on the performance mortgage loans is not reduced;
          and

          o the certificates will be purchased on June 29, 2005.

          The actual characteristics and performance of the mortgage loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the mortgage loans will prepay at a constant percentage of HEP and PPC until maturity or that all of the mortgage loans will prepay at the same rate of prepayment. Moreover, the diverse remaining terms to stated maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of HEP and PPC specified. Any difference between the assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment experience, will affect the percentages of initial
Certificate Principal Balance of the certificates outstanding over time and the weighted average lives of the offered certificates.

          Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the offered certificates and set forth the percentages of the initial Certificate Principal Balance of those offered certificates that would be outstanding after each of the distribution dates shown at various constant percentages of HEP and PPC.

                                      S-83

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC



                                                                      CLASS A-1 CERTIFICATES
                                                        --------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)          0%    11.50%   17.25%   23.00%   28.75%   34.50%
                                                        -----   ------   ------   ------   ------   ------
PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)     0%      50%      75%     100%     125%     150%
                                                        -----   ------   ------   ------   ------   ------
DISTRIBUTION DATE
-----------------

Initial Percentage...................................     100%    100%     100%     100%     100%     100%
June 2006............................................      98      74       62       49       37       24
June 2007............................................      96      37       10        0        0        0
June 2008............................................      93       7        0        0        0        0
June 2009............................................      91       0        0        0        0        0
June 2010............................................      88       0        0        0        0        0
June 2011............................................      85       0        0        0        0        0
June 2012............................................      81       0        0        0        0        0
June 2013............................................      77       0        0        0        0        0
June 2014............................................      73       0        0        0        0        0
June 2015............................................      68       0        0        0        0        0
June 2016............................................      63       0        0        0        0        0
June 2017............................................      58       0        0        0        0        0
June 2018............................................      52       0        0        0        0        0
June 2019............................................      46       0        0        0        0        0
June 2020............................................      29       0        0        0        0        0
June 2021............................................      22       0        0        0        0        0
June 2022............................................      15       0        0        0        0        0
June 2023............................................       8       0        0        0        0        0
June 2024............................................       0       0        0        0        0        0
June 2025............................................       0       0        0        0        0        0
June 2026............................................       0       0        0        0        0        0
June 2027............................................       0       0        0        0        0        0
June 2028............................................       0       0        0        0        0        0
June 2029............................................       0       0        0        0        0        0
June 2030............................................       0       0        0        0        0        0
June 2031............................................       0       0        0        0        0        0
June 2032............................................       0       0        0        0        0        0
June 2033............................................       0       0        0        0        0        0
June 2034............................................       0       0        0        0        0        0
June 2035............................................       0       0        0        0        0        0

WEIGHTED AVERAGE LIFE (TO CALL)(1)...................   12.00    1.70     1.26     1.03     0.86     0.75
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2)............   12.00    1.70     1.26     1.03     0.86     0.75


----------
(1)  The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
     dividing the sum by the aggregate of the net reductions of the Certificate
     Principal Balance described in (i) above.

(2)  The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-84

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC



                                                                      CLASS A-2 CERTIFICATES
                                                        --------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)          0%    11.50%   17.25%   23.00%   28.75%   34.50%
                                                        -----   ------   ------   ------   ------   ------
PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)     0%      50%      75%     100%     125%     150%
                                                        -----   ------   ------   ------   ------   ------
DISTRIBUTION DATE
-----------------

Initial Percentage...................................     100%    100%     100%     100%     100%     100%
June 2006............................................     100     100      100      100      100      100
June 2007............................................     100     100      100       47        0        0
June 2008............................................     100     100        5        0        0        0
June 2009............................................     100      39        0        0        0        0
June 2010............................................     100       0        0        0        0        0
June 2011............................................     100       0        0        0        0        0
June 2012............................................     100       0        0        0        0        0
June 2013............................................     100       0        0        0        0        0
June 2014............................................     100       0        0        0        0        0
June 2015............................................     100       0        0        0        0        0
June 2016............................................     100       0        0        0        0        0
June 2017............................................     100       0        0        0        0        0
June 2018............................................     100       0        0        0        0        0
June 2019............................................     100       0        0        0        0        0
June 2020............................................     100       0        0        0        0        0
June 2021............................................     100       0        0        0        0        0
June 2022............................................     100       0        0        0        0        0
June 2023............................................     100       0        0        0        0        0
June 2024............................................      99       0        0        0        0        0
June 2025............................................      69       0        0        0        0        0
June 2026............................................      36       0        0        0        0        0
June 2027............................................      15       0        0        0        0        0
June 2028............................................       0       0        0        0        0        0
June 2029............................................       0       0        0        0        0        0
June 2030............................................       0       0        0        0        0        0
June 2031............................................       0       0        0        0        0        0
June 2032............................................       0       0        0        0        0        0
June 2033............................................       0       0        0        0        0        0
June 2034............................................       0       0        0        0        0        0
June 2035............................................       0       0        0        0        0        0

WEIGHTED AVERAGE LIFE (TO CALL)(1)...................   20.71    3.97     2.65     2.03     1.75     1.52
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2)............   20.71    3.97     2.65     2.03     1.75     1.52


----------
(1)  The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
     dividing the sum by the aggregate of the net reductions of the Certificate
     Principal Balance described in (i) above.

(2)  The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-85

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC



                                                                      CLASS A-3 CERTIFICATES
                                                        --------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)          0%    11.50%   17.25%   23.00%   28.75%   34.50%
                                                        -----   ------   ------   ------   ------   ------
PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)     0%      50%      75%     100%     125%     150%
                                                        -----   ------   ------   ------   ------   ------
DISTRIBUTION DATE
-----------------

Initial Percentage...................................     100%    100%     100%     100%     100%     100%
June 2006............................................     100     100      100      100      100      100
June 2007............................................     100     100      100      100       77       27
June 2008............................................     100     100      100       38        0        0
June 2009............................................     100     100       77       38        0        0
June 2010............................................     100      99       51       20        0        0
June 2011............................................     100      77       32        4        0        0
June 2012............................................     100      59       17        0        0        0
June 2013............................................     100      44        6        0        0        0
June 2014............................................     100      31        0        0        0        0
June 2015............................................     100      21        0        0        0        0
June 2016............................................     100      12        0        0        0        0
June 2017............................................     100       4        0        0        0        0
June 2018............................................     100       0        0        0        0        0
June 2019............................................     100       0        0        0        0        0
June 2020............................................     100       0        0        0        0        0
June 2021............................................     100       0        0        0        0        0
June 2022............................................     100       0        0        0        0        0
June 2023............................................     100       0        0        0        0        0
June 2024............................................     100       0        0        0        0        0
June 2025............................................     100       0        0        0        0        0
June 2026............................................     100       0        0        0        0        0
June 2027............................................     100       0        0        0        0        0
June 2028............................................      96       0        0        0        0        0
June 2029............................................      81       0        0        0        0        0
June 2030............................................      64       0        0        0        0        0
June 2031............................................      46       0        0        0        0        0
June 2032............................................      27       0        0        0        0        0
June 2033............................................       6       0        0        0        0        0
June 2034............................................       0       0        0        0        0        0
June 2035............................................       0       0        0        0        0        0

WEIGHTED AVERAGE LIFE (TO CALL)(1)...................   25.72    7.97     5.36     3.60     2.29     1.93
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2)............   25.72    7.97     5.36     3.60     2.29     1.93


----------
(1)  The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
     dividing the sum by the aggregate of the net reductions of the Certificate
     Principal Balance described in (i) above.

(2)  The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-86

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC



                                                                      CLASS A-4 CERTIFICATES
                                                        --------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)          0%    11.50%   17.25%   23.00%   28.75%   34.50%
                                                        -----   ------   ------   ------   ------   ------
PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)     0%      50%      75%     100%     125%     150%
                                                        -----   ------   ------   ------   ------   ------
DISTRIBUTION DATE
-----------------

Initial Percentage...................................     100%    100%     100%     100%     100%     100%
June 2006............................................     100     100      100      100      100      100
June 2007............................................     100     100      100      100      100      100
June 2008............................................     100     100      100      100       50        0
June 2009............................................     100     100      100      100       50        0
June 2010............................................     100     100      100      100       50        0
June 2011............................................     100     100      100      100       50        0
June 2012............................................     100     100      100       79       38        0
June 2013............................................     100     100      100       55       24        0
June 2014............................................     100     100       90       38       16        0
June 2015............................................     100     100       69       27        9        0
June 2016............................................     100     100       52       19        3        0
June 2017............................................     100     100       40       13        0        0
June 2018............................................     100      95       30        7        0        0
June 2019............................................     100      77       23        3        0        0
June 2020............................................     100      56       14        0        0        0
June 2021............................................     100      45       10        0        0        0
June 2022............................................     100      37        5        0        0        0
June 2023............................................     100      30        2        0        0        0
June 2024............................................     100      24        0        0        0        0
June 2025............................................     100      19        0        0        0        0
June 2026............................................     100      15        0        0        0        0
June 2027............................................     100      11        0        0        0        0
June 2028............................................     100       6        0        0        0        0
June 2029............................................     100       2        0        0        0        0
June 2030............................................     100       0        0        0        0        0
June 2031............................................     100       0        0        0        0        0
June 2032............................................     100       0        0        0        0        0
June 2033............................................     100       0        0        0        0        0
June 2034............................................      54       0        0        0        0        0
June 2035............................................       0       0        0        0        0        0

WEIGHTED AVERAGE LIFE (TO CALL)(1)...................   28.24   12.66     8.57     6.32     3.91     2.42
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2)............   29.08   16.71    11.90     8.95     5.63     2.42


----------
(1)  The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
     dividing the sum by the aggregate of the net reductions of the Certificate
     Principal Balance described in (i) above.

(2)  The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-87

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC



                                                                      CLASS M-1 CERTIFICATES
                                                        --------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)          0%    11.50%   17.25%   23.00%   28.75%   34.50%
                                                        -----   ------   ------   ------   ------   ------
PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)     0%      50%      75%     100%     125%     150%
                                                        -----   ------   ------   ------   ------   ------
DISTRIBUTION DATE
-----------------

Initial Percentage...................................     100%    100%     100%     100%     100%     100%
June 2006............................................     100     100      100      100      100      100
June 2007............................................     100     100      100      100      100      100
June 2008............................................     100     100      100      100      100       95
June 2009............................................     100     100       70       65      100       95
June 2010............................................     100      84       53       32       88       90
June 2011............................................     100      70       40       22       27       51
June 2012............................................     100      58       31       15        7       30
June 2013............................................     100      48       23       11        5       14
June 2014............................................     100      40       18        7        3        3
June 2015............................................     100      33       13        5        0        0
June 2016............................................     100      27       10        4        0        0
June 2017............................................     100      22        8        2        0        0
June 2018............................................     100      18        6        0        0        0
June 2019............................................     100      15        4        0        0        0
June 2020............................................     100      11        3        0        0        0
June 2021............................................     100       9        0        0        0        0
June 2022............................................     100       7        0        0        0        0
June 2023............................................     100       6        0        0        0        0
June 2024............................................     100       5        0        0        0        0
June 2025............................................     100       4        0        0        0        0
June 2026............................................     100       3        0        0        0        0
June 2027............................................      92       0        0        0        0        0
June 2028............................................      83       0        0        0        0        0
June 2029............................................      73       0        0        0        0        0
June 2030............................................      62       0        0        0        0        0
June 2031............................................      50       0        0        0        0        0
June 2032............................................      37       0        0        0        0        0
June 2033............................................      23       0        0        0        0        0
June 2034............................................      11       0        0        0        0        0
June 2035............................................       0       0        0        0        0        0

WEIGHTED AVERAGE LIFE (TO CALL)(1)...................   25.66    8.38     5.68     4.73     4.91     3.84
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2)............   25.82    9.13     6.29     5.21     5.80     6.29


----------
(1)  The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
     dividing the sum by the aggregate of the net reductions of the Certificate
     Principal Balance described in (i) above.

(2)  The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-88

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC



                                                                      CLASS M-2 CERTIFICATES
                                                        --------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)          0%    11.50%   17.25%   23.00%   28.75%   34.50%
                                                        -----   ------   ------   ------   ------   ------
PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)     0%      50%      75%     100%     125%     150%
                                                        -----   ------   ------   ------   ------   ------
DISTRIBUTION DATE
-----------------

Initial Percentage...................................     100%    100%     100%     100%     100%     100%
June 2006............................................     100     100      100      100      100      100
June 2007............................................     100     100      100      100      100      100
June 2008............................................     100     100      100      100      100      100
June 2009............................................     100     100       70       47      100       91
June 2010............................................     100      84       53       32       19       10
June 2011............................................     100      70       40       22       12        6
June 2012............................................     100      58       31       15        7        3
June 2013............................................     100      48       23       11        5        0
June 2014............................................     100      40       18        7        2        0
June 2015............................................     100      33       13        5        0        0
June 2016............................................     100      27       10        4        0        0
June 2017............................................     100      22        8        0        0        0
June 2018............................................     100      18        6        0        0        0
June 2019............................................     100      15        4        0        0        0
June 2020............................................     100      11        1        0        0        0
June 2021............................................     100       9        0        0        0        0
June 2022............................................     100       7        0        0        0        0
June 2023............................................     100       6        0        0        0        0
June 2024............................................     100       5        0        0        0        0
June 2025............................................     100       4        0        0        0        0
June 2026............................................     100       1        0        0        0        0
June 2027............................................      92       0        0        0        0        0
June 2028............................................      83       0        0        0        0        0
June 2029............................................      73       0        0        0        0        0
June 2030............................................      62       0        0        0        0        0
June 2031............................................      50       0        0        0        0        0
June 2032............................................      37       0        0        0        0        0
June 2033............................................      23       0        0        0        0        0
June 2034............................................      11       0        0        0        0        0
June 2035............................................       0       0        0        0        0        0

WEIGHTED AVERAGE LIFE (TO CALL)(1)...................   25.66    8.38     5.67     4.59     4.60     3.91
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2)............   25.82    9.11     6.27     5.06     4.97     4.59


----------
(1)  The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
     dividing the sum by the aggregate of the net reductions of the Certificate
     Principal Balance described in (i) above.

(2)  The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-89

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC



                                                                      CLASS M-3 CERTIFICATES
                                                        --------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)          0%    11.50%   17.25%   23.00%   28.75%   34.50%
                                                        -----   ------   ------   ------   ------   ------
PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)     0%      50%      75%     100%     125%     150%
                                                        -----   ------   ------   ------   ------   ------
DISTRIBUTION DATE
-----------------

Initial Percentage...................................     100%    100%     100%     100%     100%     100%
June 2006............................................     100     100      100      100      100      100
June 2007............................................     100     100      100      100      100      100
June 2008............................................     100     100      100      100      100      100
June 2009............................................     100     100       70       47       75       18
June 2010............................................     100      84       53       32       19       10
June 2011............................................     100      70       40       22       12        6
June 2012............................................     100      58       31       15        7        1
June 2013............................................     100      48       23       11        5        0
June 2014............................................     100      40       18        7        0        0
June 2015............................................     100      33       13        5        0        0
June 2016............................................     100      27       10        3        0        0
June 2017............................................     100      22        8        0        0        0
June 2018............................................     100      18        6        0        0        0
June 2019............................................     100      15        4        0        0        0
June 2020............................................     100      11        0        0        0        0
June 2021............................................     100       9        0        0        0        0
June 2022............................................     100       7        0        0        0        0
June 2023............................................     100       6        0        0        0        0
June 2024............................................     100       5        0        0        0        0
June 2025............................................     100       3        0        0        0        0
June 2026............................................     100       0        0        0        0        0
June 2027............................................      92       0        0        0        0        0
June 2028............................................      83       0        0        0        0        0
June 2029............................................      73       0        0        0        0        0
June 2030............................................      62       0        0        0        0        0
June 2031............................................      50       0        0        0        0        0
June 2032............................................      37       0        0        0        0        0
June 2033............................................      23       0        0        0        0        0
June 2034............................................      11       0        0        0        0        0
June 2035............................................       0       0        0        0        0        0

WEIGHTED AVERAGE LIFE (TO CALL)(1)...................   25.66    8.38     5.67     4.51     4.28     3.80
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2)............   25.82    9.09     6.26     4.97     4.63     4.09


----------
(1)  The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
     dividing the sum by the aggregate of the net reductions of the Certificate
     Principal Balance described in (i) above.

(2)  The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-90

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC



                                                                      CLASS M-4 CERTIFICATES
                                                        --------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)          0%    11.50%   17.25%   23.00%   28.75%   34.50%
                                                        -----   ------   ------   ------   ------   ------
PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)     0%      50%      75%     100%     125%     150%
                                                        -----   ------   ------   ------   ------   ------
DISTRIBUTION DATE
-----------------

Initial Percentage...................................     100%    100%     100%     100%     100%     100%
June 2006............................................     100     100      100      100      100      100
June 2007............................................     100     100      100      100      100      100
June 2008............................................     100     100      100      100      100      100
June 2009............................................     100     100       70       47       30       18
June 2010............................................     100      84       53       32       19       10
June 2011............................................     100      70       40       22       12        6
June 2012............................................     100      58       31       15        7        0
June 2013............................................     100      48       23       11        5        0
June 2014............................................     100      40       18        7        0        0
June 2015............................................     100      33       13        5        0        0
June 2016............................................     100      27       10        0        0        0
June 2017............................................     100      22        8        0        0        0
June 2018............................................     100      18        6        0        0        0
June 2019............................................     100      15        4        0        0        0
June 2020............................................     100      11        0        0        0        0
June 2021............................................     100       9        0        0        0        0
June 2022............................................     100       7        0        0        0        0
June 2023............................................     100       6        0        0        0        0
June 2024............................................     100       5        0        0        0        0
June 2025............................................     100       0        0        0        0        0
June 2026............................................     100       0        0        0        0        0
June 2027............................................      92       0        0        0        0        0
June 2028............................................      83       0        0        0        0        0
June 2029............................................      73       0        0        0        0        0
June 2030............................................      62       0        0        0        0        0
June 2031............................................      50       0        0        0        0        0
June 2032............................................      37       0        0        0        0        0
June 2033............................................      23       0        0        0        0        0
June 2034............................................      11       0        0        0        0        0
June 2035............................................       0       0        0        0        0        0

WEIGHTED AVERAGE LIFE (TO CALL)(1)...................   25.66    8.38     5.67     4.47     4.12     3.58
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2)............   25.82    9.07     6.24     4.91     4.46     3.86


----------
(1)  The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
     dividing the sum by the aggregate of the net reductions of the Certificate
     Principal Balance described in (i) above.

(2)  The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-91

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC



                                                                      CLASS M-5 CERTIFICATES
                                                        --------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)          0%    11.50%   17.25%   23.00%   28.75%   34.50%
                                                        -----   ------   ------   ------   ------   ------
PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)     0%      50%      75%     100%     125%     150%
                                                        -----   ------   ------   ------   ------   ------
DISTRIBUTION DATE
-----------------

Initial Percentage...................................     100%    100%     100%     100%     100%     100%
June 2006............................................     100     100      100      100      100      100
June 2007............................................     100     100      100      100      100      100
June 2008............................................     100     100      100      100      100      100
June 2009............................................     100     100       70       47       30       18
June 2010............................................     100      84       53       32       19       10
June 2011............................................     100      70       40       22       12        6
June 2012............................................     100      58       31       15        7        0
June 2013............................................     100      48       23       11        2        0
June 2014............................................     100      40       18        7        0        0
June 2015............................................     100      33       13        5        0        0
June 2016............................................     100      27       10        0        0        0
June 2017............................................     100      22        8        0        0        0
June 2018............................................     100      18        6        0        0        0
June 2019............................................     100      15        *        0        0        0
June 2020............................................     100      11        0        0        0        0
June 2021............................................     100       9        0        0        0        0
June 2022............................................     100       7        0        0        0        0
June 2023............................................     100       6        0        0        0        0
June 2024............................................     100       1        0        0        0        0
June 2025............................................     100       0        0        0        0        0
June 2026............................................     100       0        0        0        0        0
June 2027............................................      92       0        0        0        0        0
June 2028............................................      83       0        0        0        0        0
June 2029............................................      73       0        0        0        0        0
June 2030............................................      62       0        0        0        0        0
June 2031............................................      50       0        0        0        0        0
June 2032............................................      37       0        0        0        0        0
June 2033............................................      23       0        0        0        0        0
June 2034............................................      11       0        0        0        0        0
June 2035............................................       0       0        0        0        0        0

WEIGHTED AVERAGE LIFE (TO CALL)(1)...................   25.66    8.38     5.66     4.44     4.01     3.44
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2)............   25.81    9.04     6.21     4.86     4.33     3.71


----------
(1)  The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
     dividing the sum by the aggregate of the net reductions of the Certificate
     Principal Balance described in (i) above.

(2)  The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-92

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC



                                                                      CLASS M-6 CERTIFICATES
                                                        --------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)          0%    11.50%   17.25%   23.00%   28.75%   34.50%
                                                        -----   ------   ------   ------   ------   ------
PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)     0%      50%      75%     100%     125%     150%
                                                        -----   ------   ------   ------   ------   ------
DISTRIBUTION DATE
-----------------

Initial Percentage...................................     100%    100%     100%     100%     100%     100%
June 2006............................................     100     100      100      100      100      100
June 2007............................................     100     100      100      100      100      100
June 2008............................................     100     100      100      100      100      100
June 2009............................................     100     100       70       47       30       18
June 2010............................................     100      84       53       32       19       10
June 2011............................................     100      70       40       22       12        5
June 2012............................................     100      58       31       15        7        0
June 2013............................................     100      48       23       11        0        0
June 2014............................................     100      40       18        7        0        0
June 2015............................................     100      33       13        *        0        0
June 2016............................................     100      27       10        0        0        0
June 2017............................................     100      22        8        0        0        0
June 2018............................................     100      18        4        0        0        0
June 2019............................................     100      15        0        0        0        0
June 2020............................................     100      11        0        0        0        0
June 2021............................................     100       9        0        0        0        0
June 2022............................................     100       7        0        0        0        0
June 2023............................................     100       4        0        0        0        0
June 2024............................................     100       0        0        0        0        0
June 2025............................................     100       0        0        0        0        0
June 2026............................................     100       0        0        0        0        0
June 2027............................................      92       0        0        0        0        0
June 2028............................................      83       0        0        0        0        0
June 2029............................................      73       0        0        0        0        0
June 2030............................................      62       0        0        0        0        0
June 2031............................................      50       0        0        0        0        0
June 2032............................................      37       0        0        0        0        0
June 2033............................................      23       0        0        0        0        0
June 2034............................................      11       0        0        0        0        0
June 2035............................................       0       0        0        0        0        0

WEIGHTED AVERAGE LIFE (TO CALL)(1)...................   25.66    8.38     5.66     4.42     3.92     3.33
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2)............   25.81    9.00     6.18     4.82     4.23     3.58


----------
(1)  The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
     dividing the sum by the aggregate of the net reductions of the Certificate
     Principal Balance described in (i) above.

(2)  The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-93

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                  AT THE FOLLOWING PERCENTAGES OF HEP AND PPC



                                                                      CLASS M-7 CERTIFICATES
                                                        --------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)          0%    11.50%   17.25%   23.00%   28.75%   34.50%
                                                        -----   ------   ------   ------   ------   ------
PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)     0%      50%      75%     100%     125%     150%
                                                        -----   ------   ------   ------   ------   ------
DISTRIBUTION DATE
-----------------

Initial Percentage...................................     100%    100%     100%     100%     100%     100%
June 2006............................................     100     100      100      100      100      100
June 2007............................................     100     100      100      100      100      100
June 2008............................................     100     100      100      100      100       62
June 2009............................................     100     100       70       47       30       18
June 2010............................................     100      84       53       32       19       10
June 2011............................................     100      70       40       22       12        0
June 2012............................................     100      58       31       15        7        0
June 2013............................................     100      48       23       11        0        0
June 2014............................................     100      40       18        7        0        0
June 2015............................................     100      33       13        0        0        0
June 2016............................................     100      27       10        0        0        0
June 2017............................................     100      22        8        0        0        0
June 2018............................................     100      18        0        0        0        0
June 2019............................................     100      15        0        0        0        0
June 2020............................................     100      11        0        0        0        0
June 2021............................................     100       9        0        0        0        0
June 2022............................................     100       6        0        0        0        0
June 2023............................................     100       0        0        0        0        0
June 2024............................................     100       0        0        0        0        0
June 2025............................................     100       0        0        0        0        0
June 2026............................................     100       0        0        0        0        0
June 2027............................................      92       0        0        0        0        0
June 2028............................................      83       0        0        0        0        0
June 2029............................................      73       0        0        0        0        0
June 2030............................................      62       0        0        0        0        0
June 2031............................................      50       0        0        0        0        0
June 2032............................................      37       0        0        0        0        0
June 2033............................................      23       0        0        0        0        0
June 2034............................................      11       0        0        0        0        0
June 2035............................................       0       0        0        0        0        0

WEIGHTED AVERAGE LIFE (TO CALL)(1)...................   25.66    8.38     5.66     4.40     3.86     3.26
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2)............   25.80    8.94     6.14     4.76     4.14     3.48


----------
(1)  The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
     dividing the sum by the aggregate of the net reductions of the Certificate
     Principal Balance described in (i) above.

(2)  The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-94

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                  AT THE FOLLOWING PERCENTAGES OF HEP AND PPC



                                                                      CLASS M-8 CERTIFICATES
                                                        --------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)          0%    11.50%   17.25%   23.00%   28.75%   34.50%
                                                        -----   ------   ------   ------   ------   ------
PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)     0%      50%      75%     100%     125%     150%
                                                        -----   ------   ------   ------   ------   ------
DISTRIBUTION DATE
-----------------

Initial Percentage...................................     100%    100%     100%     100%     100%     100%
June 2006............................................     100     100      100      100      100      100
June 2007............................................     100     100      100      100      100      100
June 2008............................................     100     100      100      100      100       34
June 2009............................................     100     100       70       47       30       18
June 2010............................................     100      84       53       32       19       10
June 2011............................................     100      70       40       22       12        0
June 2012............................................     100      58       31       15        0        0
June 2013............................................     100      48       23       11        0        0
June 2014............................................     100      40       18        0        0        0
June 2015............................................     100      33       13        0        0        0
June 2016............................................     100      27       10        0        0        0
June 2017............................................     100      22        1        0        0        0
June 2018............................................     100      18        0        0        0        0
June 2019............................................     100      15        0        0        0        0
June 2020............................................     100      11        0        0        0        0
June 2021............................................     100       7        0        0        0        0
June 2022............................................     100       0        0        0        0        0
June 2023............................................     100       0        0        0        0        0
June 2024............................................     100       0        0        0        0        0
June 2025............................................     100       0        0        0        0        0
June 2026............................................     100       0        0        0        0        0
June 2027............................................      92       0        0        0        0        0
June 2028............................................      83       0        0        0        0        0
June 2029............................................      73       0        0        0        0        0
June 2030............................................      62       0        0        0        0        0
June 2031............................................      50       0        0        0        0        0
June 2032............................................      37       0        0        0        0        0
June 2033............................................      23       0        0        0        0        0
June 2034............................................      11       0        0        0        0        0
June 2035............................................       0       0        0        0        0        0

WEIGHTED AVERAGE LIFE (TO CALL)(1)...................   25.66    8.38     5.66     4.38     3.80     3.19
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2)............   25.79    8.87     6.08     4.70     4.05     3.39


----------
(1)  The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
     dividing the sum by the aggregate of the net reductions of the Certificate
     Principal Balance described in (i) above.

(2)  The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-95

          PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING
                   AT THE FOLLOWING PERCENTAGES OF HEP AND PPC



                                                                      CLASS M-9 CERTIFICATES
                                                        --------------------------------------------------
PREPAYMENT ASSUMPTION FOR FIXED-RATE LOANS (HEP)          0%    11.50%   17.25%   23.00%   28.75%   34.50%
                                                        -----   ------   ------   ------   ------   ------
PREPAYMENT ASSUMPTION FOR ADJUSTABLE-RATE LOANS (PPC)     0%      50%      75%     100%     125%     150%
                                                        -----   ------   ------   ------   ------   ------
DISTRIBUTION DATE
-----------------

Initial Percentage...................................     100%    100%     100%     100%     100%     100%
June 2006............................................     100     100      100      100      100      100
June 2007............................................     100     100      100      100      100      100
June 2008............................................     100     100      100      100      100       34
June 2009............................................     100     100       70       47       30       18
June 2010............................................     100      84       53       32       19        5
June 2011............................................     100      70       40       22       12        0
June 2012............................................     100      58       31       15        0        0
June 2013............................................     100      48       23        7        0        0
June 2014............................................     100      40       18        0        0        0
June 2015............................................     100      33       13        0        0        0
June 2016............................................     100      27        4        0        0        0
June 2017............................................     100      22        0        0        0        0
June 2018............................................     100      18        0        0        0        0
June 2019............................................     100      15        0        0        0        0
June 2020............................................     100       8        0        0        0        0
June 2021............................................     100       0        0        0        0        0
June 2022............................................     100       0        0        0        0        0
June 2023............................................     100       0        0        0        0        0
June 2024............................................     100       0        0        0        0        0
June 2025............................................     100       0        0        0        0        0
June 2026............................................     100       0        0        0        0        0
June 2027............................................      92       0        0        0        0        0
June 2028............................................      83       0        0        0        0        0
June 2029............................................      73       0        0        0        0        0
June 2030............................................      62       0        0        0        0        0
June 2031............................................      50       0        0        0        0        0
June 2032............................................      37       0        0        0        0        0
June 2033............................................      23       0        0        0        0        0
June 2034............................................       6       0        0        0        0        0
June 2035............................................       0       0        0        0        0        0

WEIGHTED AVERAGE LIFE (TO CALL)(1)...................   25.66    8.38     5.66     4.37     3.76     3.14
WEIGHTED AVERAGE LIFE (TO MATURITY)(1)(2)............   25.78    8.78     6.01     4.63     3.96     3.31


----------
(1)  The weighted average life of an offered certificate is determined by (i)
     multiplying the net reduction, if any, of the Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related distribution date, (ii) adding the results, and (iii)
     dividing the sum by the aggregate of the net reductions of the Certificate
     Principal Balance described in (i) above.

(2)  The weighted average life to maturity assumes that the optional termination is not exercised.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS, INCLUDING THE
ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS
WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD
BE READ IN CONJUNCTION THEREWITH.

                                      S-96

                         POOLING AND SERVICING AGREEMENT

GENERAL

          The certificates will be issued pursuant to the pooling and servicing agreement dated as of June 1, 2005, among the depositor, the master servicer and the trustee. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms and conditions of the pooling and servicing agreement and the offered certificates.
The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of certificates with the same rights as it would have if it were not trustee. The trustee will be directed to appoint Wells Fargo
Bank, N.A., to serve as custodian for the mortgage loans. The offered certificates will be transferable and exchangeable at the corporate trust office of the trustee. The depositor will provide a prospective or actual certificateholder, without charge, on written request, a copy, without exhibits, of the pooling and servicing agreement. Requests should be addressed to the
President, Residential Asset Securities Corporation, 8400 Normandale Lake
Boulevard, Suite 250, Minneapolis, Minnesota 55437. In addition to the circumstances described in the prospectus, the depositor may terminate the trustee for cause under some circumstances. See "The Pooling and Servicing
Agreement--The Trustee" in the prospectus.

THE MASTER SERVICER

          Residential Funding, an indirect wholly-owned subsidiary of GMAC
Mortgage Group, Inc. and an affiliate of the depositor, will act as master servicer for the certificates under the pooling and servicing agreement. For a general description of Residential Funding and its activities, see "Residential
Funding Corporation" in the prospectus and "Description of the Mortgage
Pool--Residential Funding" in this prospectus supplement.

          The following table sets forth information concerning the delinquency experience, including pending foreclosures, on one- to four- family residential mortgage loans that generally complied with Residential Funding's AlterNet
Mortgage Program at the time of purchase by Residential Funding and were being master serviced by Residential Funding on December 31, 2002, December 31, 2003,
December 31, 2004 and March 31, 2005. Because the A1terNet Program is relatively new, the loss experience with respect to these mortgage loans is limited and is not sufficient to provide meaningful disclosure with respect to losses.

          As used in this prospectus supplement, a mortgage loan is categorized as "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a mortgage loan falls into this category is made as of the close of business on the last business day of each month, a loan with a payment due on July 1 that remained unpaid as of the close of business on July 31 would still be considered current as of July
31. If that payment remained unpaid as of the close of business on August 31, the mortgage loan would be considered to be 30 to 59 days delinquent.
Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

          The following information has been supplied by Residential Funding for inclusion in the prospectus supplement:

                                      S-97

                ALTERNET MORTGAGE PROGRAM DELINQUENCY EXPERIENCE



                                AT DECEMBER 31, 2002     AT DECEMBER 31, 2003     AT DECEMBER 31, 2004       AT MARCH 31, 2005
                               ----------------------   ----------------------   ----------------------   ----------------------
                                  BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                                NUMBER      AMOUNT       NUMBER       AMOUNT      NUMBER       AMOUNT      NUMBER       AMOUNT
                               OF LOANS     OF LOANS    OF LOANS     OF LOANS    OF LOANS     OF LOANS    OF LOANS     OF LOANS
                               --------   -----------   --------   -----------   --------   -----------   --------   -----------
                                 (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                                     THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)

Total Loan Portfolio .......   227,890    $21,245,572   267,340    $26,747,416    260,602   $27,021,236   250,817    $26,276,927
   Period of Delinquency:
30 to 59 days ..............     6,499        575,607    10,318        917,157     10,005       916,535     7,779        749,499
60 to 89 days ..............     2,430        202,309     3,662        313,734      3,376       293,570     2,554        227,786
90 days or more ............     8,350        670,422    10,796        888,971     10,849       884,033    10,444        854,528
Foreclosures Pending .......    13,489      1,223,250    14,941      1,342,756     14,441     1,301,306    13,994      1,262,091
Total Delinquent Loans .....    30,768    $ 2,671,588    39,717    $ 3,462,618     38,671   $ 3,395,443    34,771    $ 3,093,904
Percent of Loan Portfolio ..    13.501%        12.575%   14.856%        12.946%    14.839%       12.566%   13.863%        11.774%


          The following table sets forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding as of December
31, 2002, December 31, 2003, December 31, 2004 and March 31, 2005, with respect to the mortgage loans referred to above. For purposes of the following table,
Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed
Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the
Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or
Net Loss respectively during the period indicated by the Average Portfolio
Balance during that period.

                                      S-98

               ALTERNET MORTGAGE PROGRAM FORECLOSURE EXPERIENCE(1)



                                         AT OR FOR THE        AT OR FOR THE        AT OR FOR THE           AT OR FOR THE
                                          YEAR ENDED           YEAR ENDED           YEAR ENDED       NINE-MONTH PERIOD ENDED
                                       DECEMBER 31, 2002    DECEMBER 31, 2003    DECEMBER 31, 2004        MARCH 31, 2005
                                      ------------------   ------------------   ------------------   -----------------------
                                      (DOLLAR AMOUNTS IN   (DOLLAR AMOUNTS IN   (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                          THOUSANDS)           THOUSANDS)           THOUSANDS)              THOUSANDS)

Total Loan Portfolio ..............      $21,245,572          $26,747,416          $27,021,236             $26,276,927
Average Portfolio Balance .........      $18,695,294          $23,815,494          $27,486,562             $26,619,111
Foreclosed Loans (2) ..............      $   298,019          $   403,857          $   337,739             $   335,635
Liquidated Foreclosed Loans (3) ...      $   603,716          $   788,665          $ 1,062,158             $   238,582
Foreclosed Loans Ratio ............            1.403%               1.510%               1.250%                  1.277%
Gross Loss (4) ....................      $   260,334          $   328,137          $   427,803             $    86,545
Gross Loss Ratio ..................            1.393%               1.378%               1.556%                  0.325%
Covered Loss (5) ..................      $   257,153          $   320,261          $   400,757             $    85,242
Net Loss (6) ......................      $     3,181          $     7,876          $    27,046             $     1,303
Net Loss Ratio ....................            0.017%               0.033%               0.098%                  0.005%
Excess Recovery (7) ...............      $        31          $       114          $       927             $       378


----------
(1)  The tables relate only to the mortgage loans referred to above.

(2)  For purposes of these tables, Foreclosed Loans includes the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Residential Funding, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure and which had not been liquidated by the end of the period indicated.

(3)  Liquidated Foreclosed Loans is the sum of the principal balances of the foreclosed loans liquidated during the period indicated.

(4)  Gross Loss is the sum of gross losses less net gains (Excess Recoveries) on all mortgage loans liquidated during the period indicated. Gross Loss for any mortgage loan is equal to the difference between (a) the principal balance plus accrued interest plus all liquidation expenses related to such mortgage loan and (b) all amounts received in connection with the liquidation of the related mortgaged property, excluding amounts received from mortgage pool or special hazard insurance or other forms of credit enhancement, as described in footnote (5) below. Net gains from the liquidation of mortgage loans are identified in footnote (7) below.

(5)  Covered Loss, for the period indicated, is equal to the aggregate of all proceeds received in connection with liquidated mortgage loans from mortgage pool insurance, special hazard insurance (but not including primary mortgage insurance, hazard insurance or other insurance available for specific mortgaged properties) or other insurance as well as all proceeds received from or losses borne by other credit enhancement, including subordinate certificates.

(6)  Net Loss is determined by subtracting Covered Loss from Gross Loss. As is the case in footnote (4) above, Net Loss indicated here may reflect Excess
     Recovery (see footnote (7) below). Net Loss includes losses on mortgage loan pools which do not have the benefit of credit enhancement.

(7)  Excess Recovery is calculated only with respect to defaulted mortgage loans as to which the liquidation of the related mortgaged property resulted in recoveries in excess of the principal balance plus accrued interest thereon plus all liquidation expenses related to such mortgage loan. Excess recoveries are not applied to reinstate any credit enhancement, and generally are not allocated to holders of Certificates.

                                      S-99

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

          The servicing fee consists of (a) servicing compensation payable to the master servicer for its master servicing activities, and (b) subservicing and other related compensation payable to the subservicer, including compensation paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer. The servicing fee rate in respect of each mortgage loan will be 0.55% per annum of the outstanding principal balance of that mortgage loan. The primary compensation to be paid to the master servicer for its master servicing activities will be 0.05% per annum of the outstanding principal balance of each mortgage loan. The master servicer is obligated to pay specified ongoing expenses associated with the trust and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement. See "Description of the
Certificates--Spread" and "--Withdrawals from the Custodial Account" in the prospectus for information regarding other possible compensation to the master servicer and the subservicer and for information regarding expenses payable by the master servicer.

VOTING RIGHTS

          Some actions specified in the prospectus that may be taken by holders of certificates evidencing a specified percentage of all undivided interests in the trust may be taken by holders of certificates entitled in the aggregate to such percentage of the voting rights. 98% of all voting rights will be allocated among all holders of the Class A, Class M and Class B Certificates in proportion to their then outstanding Certificate Principal Balances, 1% of all voting rights will be allocated to the holders of the Class SB Certificates and 1% of all voting rights will be allocated to holders of the Class R Certificates. The percentage interest of an offered certificate is equal to the percentage obtained by dividing the initial Certificate Principal Balance of that certificate by the aggregate initial Certificate Principal Balance of all of the certificates of that class.

TERMINATION

          The circumstances under which the obligations created by the pooling and servicing agreement will terminate in respect of the certificates are described in "The Pooling and Servicing Agreement--Termination; Retirement of
Certificates" in the prospectus. The master servicer will have the option on any distribution date when the aggregate Stated Principal Balance of the mortgage loans after giving effect to distributions to be made on that distribution date is less than 10% of the initial aggregate principal balance of the mortgage loans as of the cut-off date, (i) to purchase all remaining mortgage loans and other assets in the trust related thereto, thereby effecting early retirement of the certificates, or (ii) to purchase in whole, but not in part, the certificates.

          Any such purchase of the mortgage loans and other assets of the trust related thereto, shall be made at a price equal to the sum of (a) 100% of the unpaid principal balance of each mortgage loan or, if less than such unpaid principal balance, the fair market value of the related underlying mortgaged properties with respect to the mortgage loans, as to which title to such underlying mortgaged properties has been acquired, net of any unreimbursed
Advance attributable to principal, as of the date of repurchase, (b) accrued interest thereon at the Net Mortgage Rate, to, but not including, the first day of the month in which the repurchase price is distributed and (c) any Swap
Termination Payment payable to the swap counterparty then remaining unpaid or which is due as a result of the exercise of such option. The optional termination price paid by the master servicer will also include certain amounts owed by Residential Funding as seller of the mortgage loans, under the terms of the agreement pursuant to which Residential Funding sold the mortgage loans to the depositor, that remain unpaid on the date of the optional termination.

                                     S-100

          Distributions on the certificates in respect of any optional termination related to the mortgage loans will be paid, first, payment of any accrued and unpaid servicing fees and reimbursement for all unreimbursed advances and servicing advances, in each case through the date of such optional termination, to the Master Servicer, second, to the Class A Certificates on a pro rata basis, the outstanding Certificate Principal Balance thereof, plus
Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest, third, to the Class M
Certificates in their order of payment priority, the outstanding Certificate
Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate
Interest, fourth, to the Class B Certificates, the outstanding Certificate
Principal Balance thereof, plus Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate
Interest, fifth, to the Class A Certificates, Class M Certificates, the amount of any Prepayment Interest Shortfalls allocated thereto for such distribution date or remaining unpaid from prior distribution dates and accrued interest thereon at the applicable Pass-Through Rate, on a pro rata basis based on
Prepayment Interest Shortfalls allocated thereto for such distribution date or remaining unpaid from prior distribution dates and sixth, to the Class SB
Certificates and Class R Certificates. The proceeds of any such distribution may not be sufficient to distribute the full amount to the certificates if the purchase price is based in part on the fair market value of any underlying mortgaged property and such fair market value is less than 100% of the unpaid principal balance of the related mortgage loan.

          Any such purchase of the certificates as discussed above will be made at a price equal to 100% of the Certificate Principal Balance of each class of certificates plus one month's interest accrued thereon at the applicable
Pass-Through Rate, including any unpaid Prepayment Interest Shortfalls and accrued interest thereon, and any previously accrued and unpaid interest, but not including any current Relief Act Shortfalls or Basis Risk Shortfalls, or reimbursement of the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed. Promptly upon the purchase of the certificates, the master servicer or the holder of the Class SB Certificates, as applicable, will retire the REMICs in accordance with the terms of the pooling and servicing agreement. Upon presentation and surrender of the certificates in connection with their purchase, the holders of the offered certificates will receive an amount equal to the Certificate Principal Balance of their class plus one month's interest at the related Pass-Through Rate accrued thereon plus any
Prepayment Interest Shortfalls and previously accrued and unpaid interest, but not including any current Relief Act Shortfalls or Basis Risk Shortfalls, or reimbursement of the principal portion of any Realized Losses previously allocated thereto that remain unreimbursed.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates offered under this prospectus.

          Upon issuance of the certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement, for federal income tax purposes, the trust, excluding the swap account and the swap agreement, will qualify as two REMICs under the Internal Revenue Code.

          For federal income tax purposes:

               o    the Class R Certificates will constitute the "residual
                    interests" in the REMICs; and

               o    each class of offered certificates and the Class B
                    Certificates and Class SB Certificates

                                     S-101

                    will represent ownership of "regular interests" in a REMIC which will generally be treated as debt instruments of a
                    REMIC, and the Class A, Class M and Class B Certificates,
                    collectively referred to in this prospectus supplement as
                    the Carry-Forward Certificates, will also represent the
                    right to receive payments in respect of the Basis Risk
                    Shortfall Carry-Forward Amounts, which will not be an
                    entitlement from any REMIC.

          See "Material Federal Income Tax Consequences--REMICs" in the
prospectus.

          Depending on the portion of the overall purchase price of a Class A
Certificate and Class M Certificate, referred to in this prospectus supplement as the Regular Certificates, attributable to the REMIC regular interest component of a Regular Certificate, such REMIC regular interest component may be issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to
20% HEP for fixed rate mortgage loans and 100% PPC for adjustable rate mortgage loans. No representation is made that the mortgage loans will prepay at those rates or at any other rate. See "Material Federal Income Tax
Consequences--REMICs" in the prospectus.

          The holders of the offered certificates will be required to include in income interest on their certificates in accordance with the accrual method of accounting.

          The IRS has issued the OID Regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class A Certificates and Class M
Certificates should be aware that Section 1272(a)(6) of the Code and the OID
Regulations do not adequately address some issues relevant to, or applicable to, prepayable securities bearing an adjustable-rate of interest such as the Class A
Certificates and Class M Certificates. In the absence of other authority, the master servicer intends to be guided by certain principles of the OID
Regulations applicable to adjustable-rate debt instruments in determining whether such Certificates should be treated as issued with original issue discount and in adapting the provisions of Section 1272(a)(6) of the Code to such Certificates for the purpose of preparing reports furnished to certificateholders and the IRS. Because of the uncertainties concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class A Certificates and Class M Certificates should be governed by some other method not yet set forth in regulations or should be treated as having been issued with original issue discount. Prospective purchasers of the Class A Certificates and Class M Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

CHARACTERIZATION OF THE OFFERED CERTIFICATES

          For federal income tax purposes, a beneficial owner of an offered certificate will be treated as holding an undivided interest in a REMIC regular interest corresponding to that certificate. In addition, the trustee will treat the beneficial owner of a Regular Certificate as having entered into a limited recourse notional principal contract. The REMIC regular interest corresponding to each Regular Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of each
Regular Certificate for each distribution date will be equal to the weighted average of the net mortgage rates of the mortgage loans at the beginning of the related due period, minus a per annum rate equal to (x) the net swap payment, if any, which would be payable to the swap counterparty pursuant to the swap agreement on such distribution date, assuming for this purpose that the notional balance of the swap agreement is not

                                     S-102

greater than the aggregate stated principal balance of the mortgage loans at the beginning of the related due period, multiplied by 360 divided by the actual number of days in the related swap accrual period, divided by (y) the aggregate stated principal balance of the mortgage loans at the beginning of the related due period, and (ii) any Swap Termination Payment will be treated as being payable solely from Excess Cash Flow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a Regular
Certificate may differ from the actual amount of distributions on the Regular
Certificate.

          Any amount payable on a Regular Certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that Regular Certificate pursuant to the notional principal contract. Alternatively, any amount payable on the REMIC regular interest corresponding to a Regular Certificate in excess of the amount payable on the Regular Certificate will be treated as having been received by the holder of that Regular Certificate and then as having been paid by such holder pursuant to the notional principal contract. Consequently, each beneficial owner of a
Regular Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under "Material Federal Income
Tax Considerations--REMICs" in the prospectus. In addition, each beneficial owner of a Regular Certificate will be required to report net income with respect to the notional principal contract component and will be permitted to recognize a net deduction with respect to the Notional Principal Contract component, subject to the discussion under "--The Notional Principal Contract
Component" below.

          It is possible that the right to receive payments in respect of the notional principal contract could be treated as a partnership among the holders of the Regular Certificates and the Class SB Certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of payments in respect of the notional principal contract. Holders of
Regular Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the Regular Certificates and the consequences to them in light of their own particular circumstances of the separate taxation of the two components comprising each Regular Certificate.

ALLOCATION

          A beneficial owner of a Regular Certificate must allocate its purchase price for the certificate between its components--the REMIC regular interest component and the Notional Principal Contract component--in accordance with the relative fair market values thereof. Each notional principal contract component is difficult to value, and the IRS could assert that the value of a notional principal contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the notional principal contract component.

                                     S-103

THE NOTIONAL PRINCIPAL CONTRACT COMPONENT

          The trustee will treat payments made in respect of the notional principal contract component as income or expense or loss, as the case may be, based on Treasury regulations relating to notional principal contracts, referred to in this prospectus supplement as the notional principal contract regulations.
Holders of Regular Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the notional principal contract component. The balance of this discussion assumes that the notional principal contract component will be treated as a notional principal contract for federal income tax purposes.

          The portion of the overall purchase price of a Regular Certificate attributable to the notional principal contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. The notional principal contract regulations provide alternative methods for amortizing the purchase price of a notional principal contract. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the notional principal contract component of a
Regular Certificate.

          Any payments made to a beneficial owner of a Regular Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to the notional principal contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the notional principal contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Regular Certificate to which it relates will be treated as having been received by the beneficial owner of such Certificate and then paid by such owner pursuant to the notional principal contract, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the notional principal contract for such taxable year.
Although not clear, net income or a net deduction with respect to the notional principal contract should be treated as ordinary income or as an ordinary deduction.

          A beneficial owner's ability to recognize a net deduction with respect to the notional principal contract component may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a "pass-through entity"
(other than in connection with such individual's trade or business).
Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, non-grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the notional principal contract component in computing the beneficial owner's alternative minimum tax liability.

          Because a beneficial owner of a Regular Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the notional principal contract but may not be able to deduct that amount from income, a beneficial owner of a Regular Certificate may have income that exceeds cash distributions on the Regular Certificate in any period and over the term of the Regular Certificate. As a result, the Regular Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the notional principal contract would be subject to the limitations described above.

                                     S-104

SALE OR EXCHANGE OF OFFERED CERTIFICATES

          Upon the sale, exchange or other disposition of a Regular Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the notional principal contract component. Assuming that the Regular Certificate is held as a "capital asset" within the meaning of
Section 1221 of the Code, gain or loss on the disposition of an interest in the notional principal contract component should be capital gain or loss, and gain or loss on disposition of the REMIC regular interest component should generally, subject to the limitation described in the prospectus, be capital gain or loss.

STATUS OF THE OFFERED CERTIFICATES

          The REMIC regular interest component of each Regular Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as
"real estate assets" under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Regular Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The notional principal contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a
"qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates generally will not be a suitable investment for a REMIC.

          PENALTY PROTECTION

          If penalties were asserted against purchasers of the offered certificates in respect of their treatment of the offered certificates for tax purposes, the summary of tax considerations contained, and the opinions stated, herein and in the prospectus may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties.

          For further information regarding federal income tax consequences of investing in the offered certificates, see "Material Federal Income Tax
Consequences--REMICs" in the prospectus.

                                 USE OF PROCEEDS

          The net proceeds from the sale of the offered certificates will be paid to the depositor. The depositor will use the proceeds to purchase the mortgage loans or for general corporate purposes. However, the depositor will not receive any proceeds from the sale of the offered certificates in market making transactions by Residential Funding Securities Corporation, an affiliate of the depositor. See "Method of Distribution" in this prospectus supplement.

                                     S-105

                             METHOD OF DISTRIBUTION

          Subject to the terms and conditions set forth in an underwriting agreement, dated March 1 2005, the underwriters listed below have severally agreed to purchase, and the depositor has agreed to sell the respective amounts of each class of offered certificates set forth below:

             RESIDENTIAL FUNDING     BANC OF AMERICA
            SECURITIES CORPORATION    SECURITIES LLC
            ----------------------   ---------------
Class A-1        $134,755,500          $134,755,500
Class A-2        $ 38,978,000          $ 38,978,000
Class A-3        $ 59,095,500          $ 59,095,500
Class A-4        $ 17,533,000          $ 17,533,000
Class M-1        $ 11,715,500          $ 11,715,500
Class M-2        $ 10,592,000          $ 10,592,000
Class M-3        $  6,419,000          $  6,419,000
Class M-4        $  5,617,000          $  5,617,000
Class M-5        $  5,296,000          $  5,296,000
Class M-6        $  4,975,000          $  4,975,000
Class M-7        $  4,654,000          $  4,654,000
Class M-8        $  4,172,500          $  4,172,500
Class M-9        $  3,209,500          $  3,209,500

          It is expected that delivery of the offered certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC,
Clearstream and Euroclear on or about June 29, 2005, against payment therefor in immediately available funds.

          The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things, the receipt of legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the depositor's registration statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Securities and
Exchange Commission.

          The distribution of the offered certificates by the underwriters may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the offered certificates, before deducting expenses payable by the depositor, will be approximately 99.75% of the aggregate
Certificate Principal Balance of the offered certificates. The underwriters may effect these transactions by selling the offered certificates to or through dealers, and these dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters for whom they act as agent. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

          The underwriting agreement provides that the depositor will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify the depositor, against some civil liabilities under the Securities Act of 1933, or contribute to payments required to be made in respect thereof.

          There can be no assurance that a secondary market for any class of offered certificates will develop or, if it does develop, that it will continue.
The offered certificates will not be listed on any

                                      S-106

securities exchange. The primary source of information available to investors concerning the offered certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to
Certificateholders," which will include information as to the outstanding principal balance of each class of offered certificates. There can be no assurance that any additional information regarding the offered certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis. The limited nature of information regarding the offered certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates becomes available.

          Residential Funding Securities Corporation is an affiliate of the master servicer and the depositor. Residential Funding Securities Corporation is also known as GMAC RFC Securities.

          This prospectus supplement and the accompanying prospectus may be used by Residential Funding Securities Corporation, an affiliate of the depositor and the master servicer, in connection with offers and sales related to market-making transactions in the offered certificates. In these market-making transactions, Residential Funding Securities Corporation may act as a principal or an agent. The sales will be at negotiated prices determined at the time of sale.

                                 LEGAL OPINIONS

          Legal matters concerning the offered certificates will be passed upon for the depositor and Residential Funding Securities Corporation by Orrick,
Herrington & Sutcliffe LLP, New York, New York and for the other underwriters by
Mayer, Brown, Rowe & Maw LLP, New York, New York.

                                     RATINGS

          It is a condition of the issuance of the offered certificates that they be rated as indicated on page S-6 of this prospectus supplement by Standard
& Poor's and Moody's.

          The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events. A securities rating addresses the likelihood of the receipt by the holders of the offered certificates of distributions on the mortgage loans. The rating takes into consideration the structural, legal and tax aspects associated with the offered certificates. The ratings on the offered certificates do not constitute statements regarding the possibility that the holders of the offered certificates might realize a lower than anticipated yield. In addition, the ratings do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls, Relief Act Shortfalls or Basis Risk
Shortfalls. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the offered certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

          The depositor has not requested a rating on the offered certificates by any rating agency other than Standard & Poor's and Moody's. However, there can be no assurance as to whether any other rating agency will rate any class of offered certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on any class of offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to that class of offered certificates by Standard & Poor's and Moody's.

                                     S-107

                                LEGAL INVESTMENT

          The offered certificates will NOT constitute "mortgage related securities" for purposes of SMMEA. The depositor makes no representations as to the proper characterization of any class of the offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

          One or more classes of the offered certificates may be viewed as
"complex securities" under TB13a and TB73a, which applies to thrift institutions regulated by the OTS. See "Legal Investment Matters" in the prospectus.

                              ERISA CONSIDERATIONS

          Because the exemptive relief afforded by the RFC exemption as currently in effect or any similar exemption that may be available will not apply to the purchase, sale or holding of the offered certificates, no Class A
Certificates or Class M Certificate or any interest therein may be acquired or held by any ERISA plan, any trustee or other person acting on behalf of any
ERISA plan, or any other person using ERISA plan assets to effect such acquisition or holding (each, a "plan investor"). Consequently, each beneficial owner of a Class A Certificate or Class M Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that it is not a plan investor. If any
Class A Certificate or Class M Certificate or any interest therein is acquired or held in violation of these restrictions, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Class A
Certificate or Class M Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate or interest therein was effected in violation of these restrictions shall indemnify and hold harmless the depositor, the trustee, the underwriters, the master servicer, any subservicer, and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

          The summary of ERISA considerations contained herein was written to support the promotion and marketing of the certificates, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding any United States federal tax penalties that may be imposed. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                                     S-108

                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

          Except in certain limited circumstances, the globally offered
Residential Asset Securities Corporation, Home Equity Mortgage Asset-Backed
Pass-Through Certificates, Series 2005-EMX2, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC,
Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

          Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

          Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery against-payment basis through the respective depositories of
Clearstream and Euroclear, in such capacity, and other DTC participants.

          Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the depositor, the master servicer nor the trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

          Non-U.S. holders of global securities will be subject to U.S.
withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

          The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

          Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

          Investors electing to hold interests in global securities through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

I-1

SECONDARY MARKET TRADING

          Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

          Transfers between DTC Participants. Secondary market trading between
DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

          Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

          Transfers between DTC Seller and Clearstream or Euroclear Purchaser.
When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or
Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

          Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to
Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

          As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

          Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or
Euroclear for the benefit of Clearstream participants or Euroclear participants.
The sale proceeds will be available to the DTC seller on the settlement date.
Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

I-2

          Finally, intra-day traders that use Clearstream participants or
Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

          o borrowing interests in global securities through Clearstream or
          Euroclear for one day, until the purchase side of the infra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

          o borrowing interests in global securities in the United States from a
          DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

          o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

          Transfers between Clearstream or Euroclear Seller and DTC Purchaser.
Due to time zone differences in their favor, Clearstream participants and
Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a
Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

          A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

               o    each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the
                    beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

               o    the beneficial owner takes one of the following steps to
                    obtain an exemption or reduced tax rate:

I-3

               o    Exemption for Non-U.S. Persons-Form W-8BEN. Beneficial
                    holders of global securities that are Non-U.S. persons
                    generally can obtain a complete exemption from the
                    withholding tax by filing a signed Form W-8BEN, or
                    Certificate of Foreign Status of Beneficial Owner for United
                    States Tax Withholding. If the information shown on Form
                    W-8BEN changes, a new Form W-8BEN must be filed within 30
                    days of the change.

               o    Exemption for Non-U.S. persons with effectively connected
                    income--Form W-8ECI. A Non-U.S. person, including a non-U.S.
                    corporation or bank with a U.S. branch, for which the
                    interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an
                    exemption from the withholding tax by filing Form W-8ECI, or
                    Certificate of Foreign Person's Claim for Exemption from
                    Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

               o    Exemption or reduced rate for Non-U.S. persons resident in treaty countries--Form W-8BEN. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the
                    treaty terms, by filing Form W-8BEN. Form W-8BEN may be
                    filed by Bond Holders or their agent.

               o    Exemption for U.S. Persons--Form W-9. U.S. persons can
                    obtain a complete exemption from the withholding tax by
                    filing Form W-9, or Payer's Request for Taxpayer
                    Identification Number and Certification.

          U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security-the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed.
However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

               o    a citizen or resident of the United States;

               o    a corporation, partnership or other entity treated as a
                    corporation or a partnership for United States federal
                    income tax purposes, organized in or under the laws of the
                    United States or any state thereof, including for this
                    purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

               o    an estate that is subject to United States federal income
                    tax regardless of the source of its income; or

               o    a trust if a court within the United States is able to
                    exercise primary supervision of the administration of the
                    trust and one or more United States persons have the
                    authority to control all substantial decisions of the trust.

          Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United
States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of
U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

I-4

<MODULE>
  <NAME>         RASC050205
   <CIK>         0000932858
   <CCC>         kit#ten5
</MODULE>

                   RESIDENTIAL ASSET SECURITIES CORPORATION

                                 $614,026,000

         HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
                               SERIES 2005-EMX2

                             PROSPECTUS SUPPLEMENT

GMAC RFC SECURITIES                              BANC OF AMERICA SECURITIES LLC

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE
IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE OFFERED CERTIFICATES IN THIS PROSPECTUS SUPPLEMENT IN
ANY STATE WHERE THE OFFER IS NOT PERMITTED.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until September 21,
2005.